As filed with the Securities and Exchange Commission on November 24, 2021.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_________________

Spree Acquisition Corp. 1 Limited
(Exact name of registrant as specified in its charter)

_________________

Cayman Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

94 Yigal Alon, Building B, 31st floor,
Tel Aviv, 6789139, Israel
Telephone: +972-50-731-0810

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_________________

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, DE 19711
Telephone: (302) 738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_________________

Copies to:

Mark Selinger, Esq. Gary Emmanuel, Esq. Ze’-ev D. Eiger, Esq. McDermott Will & Emery LLP One Vanderbilt Avenue New York, NY 10017 Tel: (212) 547-5400	J. David Chertok, Adv. Jonathan M. Nathan, Adv. Meitar Law Offices 16 Abba Hillel Road Ramat Gan, Israel 5251608 Tel: +972-3-610-3100	William B. Nelson Emily Leitch Shearman & Sterling LLP Bank of America Tower 800 Capitol Street, Suite 2200 Houston, TX 77002 Tel: (713) 354-4900	Chris Zochowski Bradley Noojin Shearman & Sterling LLP 401 9th Street, NW, Suite 800 Washington, DC 20004 Tel: (202) 508-8000

_________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered(1)	Proposed Maximum Offering Price per Security(1)		Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant(2)	20,125,000(3)	$10.00		$201,250,000	$18,655.88
Class A ordinary shares included as part of the units	20,125,000(3)	—		—	—	(4)
Redeemable warrants included as part of the units	10,062,500(3)			—	—	(4)
Class A ordinary shares underlying the redeemable warrants	10,062,500(3)	$11.50	(5)	115,718,750	10,727.13
Total				$316,968,750	$29,383.01

____________

(1)      Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(2)      Includes 2,625,000 units, consisting of 2,625,000 Class A ordinary shares and 1,312,500 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)      Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share sub-divisions, share capitalizations or similar transactions.

(4)      No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act.

(5)      Constitutes the exercise price of the redeemable warrants pursuant to which these underlying Class A ordinary shares may be issued, in accordance with Rule 457(g) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Preliminary Prospectus	Subject to Completion, dated November 24, 2021

$175,000,000

Spree Acquisition Corp. 1 Limited

17,500,000 Units

Spree Acquisition Corp. 1 Limited is a newly incorporated Cayman Islands exempted company whose purpose is to enter into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities, which we refer to as a “target business.” Our efforts to identify a prospective target business will not be limited to a particular industry or geographical region although we intend to focus our search on mobility-related technology businesses. We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf), directly or indirectly, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. If we are unable to consummate an initial business combination within 15 months from the closing of this offering (such 15-month period extended (a) to 18 months if we have filed (i) a Form 8-K including a definitive merger or acquisition agreement or (ii) a proxy statement, registration statement or similar filing for an initial business combination but have not completed the initial business combination within such 15-month period or (b) two instances by an additional three months, each instance for a total of up to 18 months or 21 months, respectively, by depositing into the trust account for each three month extension an amount equal to $0.10 per unit) or during any shareholder-approved extension period, we will redeem 100% of the public shares for a pro rata portion of the trust account, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less up to $100,000 of interest to pay dissolution expenses) divided by the number of then outstanding public shares, subject to applicable law and as further described herein.

This is an initial public offering of our securities. Each unit that we are offering has a price of $10.00 and consists of one Class A ordinary share and one-half (1/2) of one redeemable warrant. Each whole warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share. Each warrant will become exercisable 30 days after the completion of an initial business combination, and will expire on the fifth anniversary of our completion of an initial business combination or earlier upon redemption or liquidation. We have granted the underwriters a 45-day option to purchase up to an additional 2,625,000 units to cover over-allotments, if any.

Spree Operandi, LP, a Cayman Islands exempted limited partnership, which we refer to throughout this prospectus as our “sponsor”, has agreed that it and/or its designees will purchase, in the aggregate, 860,000 units, or private units, at a price of $10.00 per unit, for a total purchase price of $8,600,000, in a private placement that will occur simultaneously with the consummation of this offering. Each private unit will consist of one Class A ordinary share, or private share, and one-half (1/2) of one warrant, or a private warrant. Our sponsor has also agreed that if the over-allotment option is exercised by the underwriters in part or in full, it and/or its designees will purchase from us additional private units on a pro rata basis (up to a maximum of 90,000 additional private units at a price of $10.00 per unit, for up to an additional $900,000) in an amount that is necessary to maintain in the trust account $10.20 per unit sold to the public in this offering. The private units are identical to the units sold in this offering, subject to certain limited exceptions as described in this prospectus.

Meteora Capital Partners, LP, or Meteora, has expressed an interest to purchase up to 14.9% of the units to be sold in this offering (excluding any units sold if the underwriters exercise the over-allotment option) at the public offering price of the units offered hereby, which units contain ordinary shares that represent up to 11.5% of the outstanding ordinary shares following the offering (or 10.0% of the outstanding ordinary shares following the offering if the underwriters exercise the overallotment option in full). However, because expressions of interest are not binding agreements or commitments to purchase, Meteora may determine not to purchase, and the underwriters may determine not to sell, any such units to Meteora.

Our sponsor currently holds 5,031,250 Class B ordinary shares (which we refer to as “founders shares”, as further described herein), up to 656,250 of which are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is not exercised. Holders of Class A ordinary shares and Class B ordinary shares are entitled to one vote for each share held on all matters to be voted on by our shareholders, except as required by law; provided that, prior to our initial business combination, only holders of our Class B ordinary shares will have the right to vote on the appointment of directors. With respect to any other matter submitted to a vote of our shareholders, including any vote in connection with our initial business combination, except as required by law, holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class. The Class B ordinary shares held by our initial shareholders will convert into Class A ordinary shares on a one-for-one basis, subject to adjustment as provided herein, at any time and from time to time at the option of the holder, or automatically on the day of completion of our initial business combination.

There is presently no public market for our units, ordinary shares or warrants. We intend to apply to list our units on the New York Stock Exchange, or NYSE, under the symbol “SHAPU” on or promptly after the date of this prospectus. We cannot guarantee that our securities will be approved for listing on the NYSE. We expect that the Class A ordinary shares and warrants comprising the public units will begin separate trading on the 52nd day following the date of this prospectus unless Stifel, Nicolaus & Company, Incorporated informs us of its decision to allow earlier separate trading, subject to our filing a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin; provided that no fractional warrants will be issued upon separation of the units and only whole warrants will trade. We cannot guarantee that our securities will be approved for listing. Once the securities comprising the units begin separate trading, we expect that the Class A ordinary shares and warrants will be traded on NYSE under the symbols “SHAP” and “SHAPW,” respectively.

We are an “emerging growth company” and “smaller reporting company” under applicable federal securities laws and will therefore be subject to reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 32 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for our securities.

	Per Unit	Total
Public offering price	$10.00	$175,000,000
Underwriting discounts and commissions(1)	$0.20	$3,500,000
Proceeds, before expenses, to us	$9.80	$171,500,000

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(1)        The underwriters have received and will receive compensation in addition to the underwriting discount. See “Underwriting” for further information relating to the underwriting compensation we will pay in this offering.

Upon consummation of the offering, an aggregate of $178,500,000 (or $205,275,000, if the over-allotment option is exercised in full) or $10.20 per unit sold to the public in this offering will be deposited into a United States-based trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee, and, acting as investment manager. Except as described in this prospectus, those funds will not be released to us until the earlier of the completion of a business combination and our redemption of our public shares.

The underwriters are offering the units on a firm commitment basis. The underwriters expect to deliver the units to purchasers on or about            2021.

Book-Running Manager

Stifel
___________, 2021

We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus. We and the underwriter take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the units offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Until             , 2021, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

i

TRADEMARKS

This prospectus contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

ii

Summary

This summary only highlights the more detailed information appearing elsewhere in this prospectus. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing.

Unless otherwise stated in this prospectus or the context otherwise requires, references to:

•        “we,” “us,” “our,” “company” or “our company” are to Spree Acquisition Corp. 1 Limited, a Cayman Islands exempted company;

•        “amended and restated memorandum and articles of association” are to our amended and restated memorandum and articles of association to be in effect upon completion of this offering;

•        “Class A ordinary shares” are to our Class A ordinary shares, par value $0.0001 per share;

•        “Class B ordinary shares” are to our Class B ordinary shares, par value $0.0001 per share;

•        “Companies Act” are to the Companies Act (As Revised) of the Cayman Islands as the same may be amended from time to time;

•        “directors” are to our current directors and director nominees;

•        “equity-linked securities” are to any securities of our company that are convertible into or exchangeable or exercisable for, Class A ordinary shares of our company;

•        “founders shares” are to our 5,031,250 Class B ordinary shares initially purchased in a private placement, and not previously surrendered, by our sponsor (of which up to 656,250 shares are subject to forfeiture upon the consummation of this offering) and the Class A ordinary shares that will be issued upon the automatic conversion of the founders shares on a one-for-one basis, at any time and from to time at the option of the holder, or on the day of our initial business combination (for the avoidance of doubt, such Class A ordinary shares will not be “public shares”);

•        “initial shareholders” are to our sponsor’s wholly-owned subsidiary, Spree Operandi U.S. LP, a Delaware limited partnership, and other holders (if any) of our founders shares prior to this offering;

•        “letter agreement” refers to the letter agreement entered into between us and our initial shareholders, directors and officers on or prior to the date of this prospectus, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part;

•        “management” or our “management team” are to our officers and directors;

•        “Meteora” are to Meteora Capital Partners, LP, which has indicated an interest in purchasing up to 14.9% of the public units sold in this offering (excluding any of the additional units sold if the underwriters exercise the over-allotment option). For more information, see “The Offering — Expression of Interest”;

•        “NYSE” are to the New York Stock Exchange;

•        “ordinary shares” are to Class A ordinary shares and/or Class B ordinary shares.

•        “private shares” are to the Class A ordinary shares included in the private units to be issued and sold to our sponsor in a private placement simultaneously with the closing of this offering;

•        “private units” are to the 860,000 units (consisting of 860,000 private shares and 430,000 private warrants) to be issued and sold to our sponsor in a private placement simultaneously with the closing of this offering;

•        “private warrants” are to the warrants contained within the private units to be issued and sold to our sponsor in a private placement simultaneously with the closing of this offering, as well as any warrants that may be issued upon conversion of working capital loans;

•        “public shareholders” are to the holders of our public shares, including our sponsor, officers and directors to the extent our sponsor, officers or directors purchase public shares, provided their status as a “public shareholder” shall only exist with respect to such public shares;

•        “public shares” are to our Class A ordinary shares sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market);

•        “public units” are to the units (consisting of public shares and warrants) being sold in this offering;

•        “sponsor” are to Spree Operandi, LP, a Cayman Islands exempted limited partnership, including, where applicable, its affiliates (including our initial shareholder, Spree Operandi U.S. LP, a Delaware limited partnership, which is a wholly-owned subsidiary of our sponsor);

•        “Stifel” are to Stifel, Nicolaus & Company, Incorporated, the representative of the underwriters in this offering;

•        “warrants” are to our redeemable warrants sold as part of the public units in this offering (whether they are purchased in this offering or thereafter in the open market) and the private warrants; and

•        “$,” “US$” and “U.S. dollar” each refer to the United States dollar.

Any conversion of the Class B ordinary shares described in this prospectus will take effect as a redemption of Class B ordinary shares and an issuance of Class A ordinary shares as a matter of Cayman Islands law. All references in this prospectus to shares of the Company being forfeited shall take effect as surrenders for no consideration of such shares as a matter of Cayman Islands law. Any share dividends described in this prospectus will take effect as a share capitalization as a matter of Cayman Islands law. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least two units, you will not be able to receive or trade a whole warrant. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise the over-allotment option and the resulting forfeiture by our sponsor of 656,250 founders shares.

General

We are a newly incorporated Cayman Islands exempted company incorporated for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. To date, our efforts have been limited to incorporation and organizational activities and activities related to this offering. We have not identified or selected any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, formal or otherwise, with any business combination target.

While we may pursue a business combination target in any business or industry and across any geographical region, we intend to focus our search on mobility-related technology businesses.

Our Sponsor, Management Team and Board, and Competitive Advantages

Our sponsor is a newly formed entity that is comprised of individuals and entities that are heavily immersed in the vibrant mobility sector both as investors and technological business entrepreneurs. Our sponsor’s participants possess significant experience, expertise and deep industry relationships which we believe uniquely position us to learn about the “next big thing” and guide a company from its inception through the chasm to market acceptance.

Our management team consists of Eran (Rani) Plaut, our Chairman of the Board and Chief Executive Officer, Nir Sasson, our Chief Operating Officer, and Shay Kronfeld, our Chief Financial Officer and VP Business. The team consists of professionals and senior operating executives of various companies and entities with decades of experience and industry exposure across numerous mobility sectors. Based on our management team’s extensive experience and industry exposure, we believe we will be able to identify, evaluate the risk and reward of, and execute on attractive acquisition opportunities.

Biographical information for each of our management team members is provided below:

Rani Plaut — Chairman of the Board, Director and Chief Executive Officer — an angel investor and an executive chairman in mobility-related companies, Rani specializes in creating and spearheading new categories that are rooted in deep technological disruption. Rani is the CEO and co-founder of AIR which creates personal flying vehicles, unlocking exciting and safe flying experiences at scale. Since 2016, Rani has worked closely with startups to fulfill their promise, deploying an “all-in” immersive approach. For over 15 years prior to his role as a startup mentor, Rani was involved as a business leader and technological innovator at Pulsed Power Technology, an electrical energy venture, during which time it become the world leader in magnetic pulse welding. Rani co-founded Bmax of the iPulse group, a $1.3 billion private company, and was involved, mostly as co-founder, in the formation of several technology-based ventures ranging from material sciences to computer vision & AI in the automotive and energy sectors.

Nir Sasson — Chief Operating Officer — served, from November 2016 to December 2019, as a co-founder and the Chief Executive Officer of Spatial Logic LTD, which is developing an AI-based Visual Positioning System (VPS). Previously, Nir established and acted as the CEO of Autotalks, a fabless semiconductor company enabling the vehicle-to-vehicle and vehicle-to-infrastructure communication revolution, with strong financial backing by leading venture capital funds from Israel, Japan and the US. Prior to founding Autotalks, Nir held executive business and R&D positions at Texas Instruments Inc. Nir began his career in an elite R&D unit of the Israeli Defense Forces. He holds a B.Sc. and M.Sc. in Electrical Engineering and an Executive MBA from Tel Aviv University.

Shay Kronfeld — Chief Financial Officer and VP Business — has over 13 years of experience on Wall Street with a proven track record in investment banking. Shay spent a decade at Maxim Group and three years at H.C. Wainwright. He was previously based in NYC where he worked in capital markets. Shay possesses exclusive expertise in SPAC formation having personally been involved in over 30 SPACs that have raised over $4 billion. Shay has successfully conducted IPOs, PIPEs and M&A deals.

Our board of directors is comprised of individuals with deep experience in and knowledge of the mobility technology industry target market and who will be a driving force behind our pursuit of a value-creating business combination. Biographical information with respect to the members of the board (besides our Chairman, Mr. Plaut, whose biographical information appears above) is provided below:

Joachim Drees — Director — has held managerial positions in the Daimler Truck Group and at Mercedes-Benz Trucks from 1996 onward, including as Commercial Director of the Gaggenau Transmissions Unit and as Head of Commercial Vehicle Controlling. In 2006, Mr. Drees joined the British investment company Hg Capital LLP as Partner for Portfolio Management. From 2012 onward, he was the Chief Financial Officer of Drees & Sommer AG with responsibility for Finance & Controlling, M&A, Human Resources, Administration, and Internationalization Support. He has served as CEO of MAN SE and of MAN Truck & Bus SE (formerly MAN Truck & Bus AG) since 2015. He also served as a member of the Executive Board of TRATON SE (formerly Volkswagen Truck & Bus GmbH) from 2015 to July 2020.

Steven Greenfield — Director — founded a venture capital fund that focuses on early-state auto tech startups. He also manages a consulting business that works with auto tech participants, as well as private equity and venture capital participants who are targeting the auto tech industry. He has also in the past served as TrueCar’s SVP of Strategy and Business Development and AutoTrader.com’s VP of Product Management and VP of Business Development, overseeing the acquisitions of vAuto, Kelley Blue Book, HomeNet Automotive, VinSolutions, and DealerScience.

David Riemenschneider — Director — has experienced the automotive technology sector from all sides, including senior leadership roles at Ford Motor Company in the Detroit area and heading-up the aftersales operation in Ford Europe. Mr. Riemenschneider was also the CEO of Clifford Thames, a leading automotive data and software provider to the global automotive market and transformed the business to an industry leader. He has extensive private equity and M&A experience in the automotive technology sector and currently chairs businesses re-shaping the digital vehicle acquisition journey for consumers, dealers and OEMs. He is also a board member of an Austin based AI company working in the fintech, automotive and telecom sectors.

Philipp Von Hagen — Director — is a seasoned investment executive having advised on and executed transactions for over 25 years. He is manager of the pan-European Future Industry Ventures fund and operator adviser to mobility focused Assembly Ventures. Philipp was formerly one of three Executive Board members of listed investment holding Porsche Automobil Holding SE (Porsche SE), the majority voting shareholder of Volkswagen Group, where he established its investment management activities with a focus on emerging technologies. He was also Chairman of the Supervisory Board of PTV Group, a market leader in mobility simulation software. Prior to joining Porsche SE, Philipp was investment banker at Rothschild & Co. in London and in addition Chief Operating Officer in Frankfurt. He worked on transactions in a variety of sectors, including transportation and logistics. Philipp holds an M.Phil. in Economics from the University of Oxford and a B.Sc. (Econ.) from the London School of Economics (LSE).

Michael Granoff — Senior Advisor — is the founder and Managing Partner of Maniv Mobility, a venture capital fund based in Tel Aviv which invests exclusively in the new mobility future, and which he founded in 2015. Maniv has a portfolio of over 25 mobility startups, in Israel, the US and beyond. They include, among other things, companies developing sensors, software, simulation, localization, data monetization, autonomous systems, over-the-air updates, automotive cyber-security, micromobility, and new mobility business models. In addition to serving on the boards of directors of several startup companies, Mr. Granoff serves on the board of Securing America’s Future Energy (SAFE), a Washington, DC-based policy and advocacy organization he helped establish in 2004. In the past, Mr. Granoff served on the board of Better Place, an electric car network developer.

The past performance of our management team and the companies in which our sponsor’s affiliates and partners have been involved is not a guarantee either:

(i)     that we will be able to identify a suitable candidate for our initial business combination; or

(ii)    of success with respect to any business combination we may consummate.

With the exception of our CFO/VP Business, neither our management team nor sponsor nor any of their respective officers, directors, employees or affiliates, have had management experience with special purpose acquisition corporations in the past. Therefore, you should not rely on their respective historical records or performance as indicative of our future performance. In addition, members of our management team may have conflicts of interest with other entities to which they owe fiduciary or contractual obligations concerning initial business combination opportunities. Please see “Management — Conflicts of Interest.”

Industry Opportunity

Mobility is getting increasingly intelligent. Cars, cities, roads etc. have all started to increasingly deploy technology and data in order to achieve better products, services and utilization.

These trends are propelling tectonic shifts and the formation of new and exciting trends in the industry, including flexible insurance models for vehicles, new types of vehicle manufacturers, sensor technology that mimics and surpasses human capabilities, and much more. Automotive tech start-ups have catapulted onto the US stock markets through SPACs, amassing a market capitalization approaching $60 billion.

According to McKinsey, since 2010, investors have poured nearly $330 billion into more than 2,000 companies focused on mobility — specifically, connectivity, automation, smart mobility and electrification (CASE) with over $80 billion of this amount invested since the beginning of 2019 alone. About two-thirds of the total investment, or $206 billion, went to autonomous-vehicle (AV) technologies and smart mobility. A smaller amount — about $123 billion — went to connectivity and electric vehicles (EVs), suggesting that companies prefer to develop these technologies in-house, rather than by pursuing inorganic growth.

McKinsey further reports that non-incumbents have made over 90% of investments in future-mobility companies since 2010, with 65% coming from venture-capital and private-equity (VC/PE) companies and 28% from tech players. Traditional automotive companies only accounted for 7%, or roughly $20 billion to $25 billion, of the total amount invested.

Key industry trends and development focus include:

•        Autonomous driving technology — This has always been one of the most promising areas within the mobility industry and it continues to grow. This top mobility trend aims to minimize human negligence and errors to create safer roads. Comprehensive AI algorithms now take over the task of driving with advanced driver assistance systems (ADAS) to push the industry towards level-5 autonomous vehicles. Fleets of AVs expand the scope of first- and last-mile commute and make public transportation safer and more efficient. Artificial intelligence, combined with smart sensors, accelerate advancements in the mobility industry.

•        Internet of Things — Vehicles exchange data with a central hub, as well as each other, through cellular, WiFi, and satellite communications. Previously, Internet of Things, or IoT, was mostly used for entertainment and convenience but recently the focus is shifting to maintenance and safety functionalities. There are various ways to enable connectivity in mobility, for example, “built-in” with embedded original equipment manufacturer, or OEM, solutions or “brought-in” with smartphone-based apps. IoT connectivity enables easy tracking of vehicular data for various use cases such as insurance, driver safety, predictive maintenance, and fleet management. Sharing vehicular data helps not just the individual customer, but overhauls the entire mobility ecosystem.

•        Electric Mobility — To accelerate the growth of e-mobility and promote sustainable mobility, advances have to be spurred in electric drive solutions, electric vehicle, or EV, charging, and infrastructure, as well as data analytics and security. Despite the numerous benefits of electric vehicles to the environment, there still remain many hurdles for their adoption. Startups globally develop solutions to enable the widespread adoption of EVs by providing efficient batteries and charging infrastructure. At the same time, emerging companies are manufacturing electric vehicles of all sizes to streamline the logistics sector and reduce harmful emissions.

•        Mobility as a Service — Integrating various modes of transportation into a single mobility service presents a user-centric approach to mobility. Mobility-as-a-Service, or MaaS, offers value-added services through the use of a single application to adopt and maintain a user-centric approach. Customers use a sole payment channel instead of multiple ticketing and payment operations, allowing for convenience and efficient planning. MaaS also introduces new business models to operate different transport options, reduce congestion and remove capacity constraints. Among the multiple benefits that MaaS offers, easy route planning and simplified payments are the keys that make this an emerging mobility trend.

•        Micromobility — This is gradually gaining in popularity across the world for its convenience and environmental benefits. It is a powerful tool to tackle vehicular greenhouse gas (GHG) emissions and increase access to cheap transportation. Micromobility solutions are also fuel-efficient and do not use fossil fuel-based energy. Bicycles, which are conventionally popular for urban commuting, also help solve the first and last-mile commute and delivery challenges by providing a low cost, easily accessible means of short distance transport. Furthermore, e-bikes, which are lightweight and faster than bicycles, are attracting more city-dwellers to switch to a more convenient form of transportation for their daily commute.

•        Artificial Intelligence (AI) — AI is gaining in functionality and applicability with the refinement of machine learning (ML) algorithms. AI creates new applications in the mobility industry with robotic automation and advanced data analytics. Particularly, AI is the base for level-4 and level-5 autonomous driving, image recognition, predictive maintenance, and in-vehicle experiences. These solutions guide self-driving cars, manage fleets, assist drivers to improve safety and improve services such as vehicle inspection or insurance. AI also finds applications in automotive manufacturing, where it accelerates the rate of production and helps reduce costs. As in many other industries, AI is also part of the top mobility industry trends.

•        Smart Infrastructure — This is widely acknowledged as the foundation for building smart cities. It extends not only to smart roads, automated parking, and IoT but also to all the various signals and signs along the roadside that provide information to drivers and AVs. AI-based driving systems utilize a broad range of advanced sensors to understand their environment and make data-driven decisions. For example, sensors factor in road signs and other visual information to make an optimal driving decision. Startups develop many solutions for smart infrastructure and smart roads to enable vehicles to communicate with their environment and reduce the burden on drivers.

•        Big Data & Analytics — The mobility sector continuously generates a significant amount of data. Curating, comprehending, and generating insights from such unstructured data is critical to succeeding in the fast-paced mobility industry. Big data analytics and AI enable startups to develop data processing and analysis solutions to manage and understand large volumes of data. This helps mobility startups with fleet management, predictive maintenance, as well as monitoring and tracking of vehicle data. For example, big data provides the necessary real-time data and support to companies providing a platform for road safety and management.

•        Augmented & Virtual Reality — A big challenge for the mobility industry is reducing road accidents due to human negligence. Startups develop AR solutions to restrict the number of distractions for a driver. For example, heads-up displays (HUDs) limit the attention of drivers from their dashboards to their windshields by providing the required information on their windshields. AR-based applications also allow automotive companies to provide simulations when the customers or cars are not present in a showroom. These applications improve customer experiences by allowing car owners to remotely inspect their cars. Startups also work on AR/VR solutions to ease the complications encountered by a technician during maintenance.

•        3D Printing — Startups and emerging companies are providing 3D printing services for creating various automotive parts. Additive manufacturing with different materials also allows for designing versatile components and spare parts. These include materials that possess a variety of properties like elasticity, conductivity, and heat resistance, all of which have automotive applications. Automotive companies use prototyping of parts or full-scale designs for multiple purposes, including for testing forms and shapes. 3D printing of such prototypes involves considerably lower costs than actually fabricating the design. This opens new opportunities for startups to test new material combinations with low-cost multiple iterations, thus enabling rapid prototyping.

Analysts are forecasting substantial growth in key sectors of the mobility industry, for example:

a)      Electric Vehicle — According to Meticulous Research®, the EV market is expected to grow at a CAGR of 33.6% from 2020 to reach $2,495.4 billion by 2027. By volume, it is expected to reach 233.9 million units by 2027 (CAGR of 21.7%). Growth of the EV market is mainly attributed to factors such as supportive government policies and regulations promoting the adoption of EVs, increasing investments by leading automotive OEMs, rising environmental concerns regarding automotive emissions, and the decreasing prices of batteries. However, the lack of charging infrastructure and standardization remains a challenge. The increasing adoption of electric mobility in emerging economies and the growing adoption of autonomous driving vehicles are projected to provide significant growth opportunities for vendors operating in this market. Some of the major trends that may support the growth of this market are the growing deployment of charging stations by retail multinational corporations, or MNCs, increasing adoption of shared mobility, and increasing deployment of smart charging systems. The market research firm IDTechEx estimates EVs will constitute up to 80% of the global market by 2040 (Electric Vehicles, Land, Sea & Air, 2021-2024, IDTech Master Report).

b)      Mobility as a Service — According to Emergen Research, the Global Mobility as a Service Market will reach $523.61 billion by 2027, driven by the convergence and the growth of the telecom sector and the transportation industry. Transport authorities, governments, customers, and businesses have started understanding the ample potential for unlocking various opportunities. There has been a surge in the awareness for the adoption of a user-centric approach to look at the mobility opportunities provided to customers as a part of a wider, integrated system.

c)      Advanced Driver Assistance — ADAS are electronic systems in a vehicle that use advanced technologies to assist drivers and increase car and road safety. These technologies work to mitigate accidents due to human error and are among the fastest-growing segments in automotive electronics. The ADAS sensor market is predicted to grow to $40.8 billion in 2030 from $11.5 billion in 2019 (CAGR of 11.7%).

Almost all mobility sectors are expecting strong growth.

Automakers including Ford, BMW, Volkswagen and Hyundai have invested in new mobile technologies. So have suppliers such as Bosch, Denso and Continental. Among technology giants, Intel and Google have made the acquisition of startups part of their strategies to bolster their automotive and mobility investments.

Young companies are at the center of advanced automotive developments as well as cloud computing, 3D printing, predictive sensing, the Internet of Things, augmented and virtual reality and a host of other Industry 4.0 technologies that are helping multinational corporations improve their performance.

Venture capital has quickly flooded into this area and the scene is now well developed. Many of the research intensive technologies (such as radar/lidar/sonar, autonomous systems, opto-electric systems, big data etc.) have over the past few years dramatically increased in importance for the mobility industry as it readies itself for a highly connected, electric, shared and autonomous future.

Global strategic and financial investors that have invested in mobility start-ups include Amazon, Ford, General Motors, NVIDIA, Volkswagen Group, Daimler, Kleiner Perkins, Bessemer Venture Partners, Google, BMWi Ventures, Skoda, MizMaa Ventures and Sumitomo, among others.

There have also been several acquisitions and SPAC mergers, including:

a)      Gogoro — Entered into an agreement to merge with Poema Global at a $2.4 billion valuation. Gogoro is a developer of electric scooters and battery exchange stations utilizing clean energy for smart cities

b)      Veoneer — Entered into definitive agreement to be acquired by Qualcomm and SSW partners for $4.5 billion. At closing, SSW will retain Veoneer’s Active Safety and Restraint Control Systems businesses, while Qualcomm will retain Veoneer’s Arriver business consisting of computer vision and Advanced Driver Assistance Systems platforms

c)      Wallbox — Merged with Kensington Capital Acquisition Corp. II at a $1.5 billion valuation. Wallbox develops and provides charging and energy management systems for electric vehicles and homes, allowing users to send energy back to the grid

d)      Li-Cycle — Merged with Peridot Acquisition Corp. at a $1.7 billion valuation. Li-Cycle is a lithium-ion battery resource recovery and lithium-ion battery recycler focused on the recovery of batteries, black mass and other intermediate materials

e)      CCC Information Services — Merged with Dragoneer Growth Opportunities Corp. at a $6.5 billion valuation. CCC Information Services provides data and information services to automotive insurance companies

f)      indie Semiconductor — Merged with Thunder Bridge Acquisition II in June 2021 at a valuation of $1.4 billion. indie Semiconductor provides next generation semi-conductor and software solutions for the semiconductor space

g)      Arrival — Merged with CIIG Merger Corp. at a $5.4 billion valuation. Arrival utilizes a new approach to the manufacturing of clean energy vehicles and is engaged in the production of commercial electric vehicles and vans for the European market

h)      Metromile — Merged with INSU Acquisition Corp. II in February 2021 at a $1.3 billion market capitalization. Metromile offers pay-per-mile insurance to individuals and corporations

i)       Moovit — Acquired by Intel in May 2020 for approximately $900 million. Moovit is known for its urban mobility application that offers travelers around the world the best multimodal trip planning

j)       Zoox — Acquired by Amazon in July of 2019 for $1.2 billion. Zoox is developing an autonomous ride-on-demand service leveraging a vehicle purpose-built for the ride-on-demand sector

k)      MobileEye — Acquired by Intel in May 2017 for $15.3 billion. This deal enhanced Intel’s vital capabilities in autonomous driving systems and relationships with automakers

l)       Waze — A leading navigation service provider acquired by Google for approximately $1 billion in June 2013.

Acquisition Strategy and Criteria

Our acquisition strategy is to identify an untapped opportunity within our target mobility industry and offer a public-ready business, a facility through which to enter the public sphere, access capital markets, and advance its priorities.

We intend to focus on mid-size mobility companies that have a solid technological foundation and promising market opportunities which have so far refrained from becoming public for a variety of reasons. We hope to serve as an attractive partner for those companies, enabling them to go public in an alternate, more easily accessible manner — a business combination transaction — and to thereby benefit from the capital-raising options available for a publicly traded company in the U.S.

Our sponsor’s participants and their affiliates have extensive experience and expertise in strategic investments in public and private companies where they have a strong investment conviction driven by clearly identifiable growth opportunities. We will apply a similar investment philosophy and approach to analyze prospective targets and identify an attractive business combination.

The experience and networks of the members of our team is the key element in our acquisition strategy. We believe that we can provide target companies with significant added value. This may represent a decisive competitive advantage when compared to other SPACS.

The team members have formidable knowledge of the mobility industry. We all have developed, built and are actively involved in companies building solutions for the automotive and mobility sectors. We recognize that often company founders who conceive and develop outstanding technologies do not have the necessary market knowledge and business experience to build a strong team and successfully convert their technology into commercial products. We believe we can provide that or help founders achieve it.

Our team has the ability to evaluate businesses comprehensively – 360 degrees, including technology, IP, competition and management — in order to assess whether the subject has the potential to be a truly good business.

Equally important is the team’s well developed positioning in the mobility sector. With the team spread across North America, Europe and the Middle East (Israel), team members are already familiar with a substantial percentage of the likely potential acquisition targets that will be part of the evaluation process.

We are confident of our ability to bring significant added value to acquisition targets, including:

•        Giving them access to our networks. We have well established contacts at senior level with executives in automotive and other relevant sectors. These could be used to open doors and facilitate business development opportunities, receive feedback on the attractiveness and potential of the products and so on.

•        Generally advising and participating in management discussions, giving the benefit of our experience and technological knowledge.

•        Considering and implementing corporate finance activities, including identifying and executing merger opportunities between companies in the mobility sector with strong synergies where the pooling of resources could well bring about economies of scale and significant increases in enterprise value.

It must be emphasized that we intend to take a highly proactive approach. The selection will be made following an in depth process that will comprise the following:

a)      Utilizing mobility industry expertise to identify about 100 potential targets.

b)      Carry out detailed evaluation in order to create a short list of between six and 12 potential targets.

c)      Monitor the six to 12 selected companies for up to four months, in order to assess their activities under regular operating conditions.

d)      Initiate contact with management and start the due diligence process. The due diligence will include close involvement in the target company including participation in management meetings, attending meetings with customers, suppliers and other relevant parties.

e)      Negotiate and execute acquisition.

f)      Post-acquisition monitoring and possible active participation in company management as appropriate.

We have identified the following general, non-exclusive criteria and guidelines that we believe are important in evaluating prospective targets for our initial business combination. We will use these criteria and guidelines in evaluating acquisition opportunities, but we may decide to enter into our initial business combination with a target that does not meet one or more of these criteria and guidelines.

Essentially we will seek good companies, with strong growth potential, having a management team that demonstrates openness to accept advice and to reassess objectives in light of changing market circumstances.

We intend to focus on target businesses or assets with the following attributes:

•        Large Markets — we intend to target companies that operate or will operate in a large addressable market in the mobility sector and related technologies.

•        Middle-Market Businesses.    We believe that the middle-market segment provides the greatest number of opportunities for investment and is consistent with our sponsor’s participants’ investment history across the various mobility segments. These segments are where our management team has the strongest capability to identify attractive opportunities. We will seek to acquire potential target businesses which can use the funding we bring to achieve value-creating milestones.

•        Established Platform at Inflection Point of Growth.    Collectively, our management team and board has meaningful experience operating and investing in a broad range of businesses participating in future mobility. We believe that our broad understanding of companies operating in the mobility ecosystem, including connected, autonomous, shared and electric focused mobility businesses, uniquely positions us to identify companies at the center of mobility trends and identify opportunities where capital deployment can be most impactful.

•        Benefit from Being a Public Company.    We will seek potential target businesses with technological or other competitive advantages in the markets in which they operate that can benefit from a broader access to capital, and the heightened public profile associated with being a publicly traded company. It is likely that companies will have been planning a public issue as its preferred medium-long term financing strategy.

•        Technology-Driven Business Model.    We will seek to acquire potential target businesses with pioneering technologies in the mobility sector, where we are able to utilize our industry knowledge and contacts to validate the value proposition and provide added value.

•        Competitive Edge.    We aim to target companies that are set up for long term growth and as such, have a competitive edge. This may include first to market, network effects, lead in technology or access to the key customers.

•        Experienced Management Team — A target company’s management team and engineering/technical teams will be a key part of our evaluation. The right combination of management and technical expertise at a target company will be the key to long term success for these types of companies. Our management team and our board have significant experience in understanding such companies and evaluating a company’s management and technical expertise. The team must be suitable as a candidate for a public listing.

•        Significant Growth Prospects.    We will look to select a target business expected to have significant embedded and/or underexploited growth opportunities; with near- and longer-term valuation inflection points that will allow them to reap the advantages and acceleration of having access to public capital markets. It will be important to see that the availability of investment will accelerate the growth path.

We may use other criteria and guidelines as well. Any evaluation relating to the merits of a particular initial business combination may be based on these general criteria and guidelines as well as other considerations, factors, and criteria that our management may deem relevant. If we decide to enter an initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that fact in our shareholder communications related to the acquisition. As discussed elsewhere in this prospectus, this would be in the form of proxy solicitation materials or tender offer documents that we would file with the SEC.

In evaluating a prospective target business, we expect to conduct a comprehensive due diligence review. That due diligence review may include, among other things, financial statement analysis, IPO readiness assessment, business practices integration analysis, document reviews, meetings with the target’s management and other employees, inspection of facilities, consultations with relevant industry experts, competitors, customers, and suppliers, as well as a review of additional information (operational, financial, legal and otherwise) that we will seek to obtain as part of our analysis of a target company.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers, or directors. In the event we seek to complete our initial business combination with a company that is affiliated with our sponsor, officers, or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm which is a member of FINRA or an independent accounting firm that our initial business combination is fair to our company from a financial point of view.

Initial Business Combination

We will have 15 months from the closing of this offering to consummate our initial business combination, which period will be extended (a) an additional three months to a total of 18 months if we have filed (i) a Form 8-K including a definitive merger or acquisition agreement or (ii) a proxy statement, registration statement or similar filing for an initial business combination but have not completed the initial business combination within such 15-month period, (b) up to two instances of an additional three months per instance for a total of up to 18 months or 21 months, respectively, by depositing into the trust account for each three month extension an amount equal to $0.10 per unit or (c) for an additional period as a result of a shareholder vote to amend our amended and restated memorandum and articles of association (in each case, an “Extension Period”). If we do not consummate our initial business combination within such time period, we will, as promptly as possible but not more than ten business days thereafter, redeem 100% of our outstanding public shares for a pro rata portion of the funds held in the trust account, including a pro rata portion of any interest earned on the funds held in the trust account and not previously released to us to pay our taxes, and then seek to dissolve and liquidate. However, we may not be able to distribute all of those amounts due to the claims of creditors, which may take priority over the claims of our public shareholders.

We will either: (1) seek shareholder approval of our initial business combination at a general meeting called for such purpose, at which shareholders may seek to convert their shares, regardless of whether they vote for or against the proposed business combination, into their pro rata share of the aggregate amount then on deposit in the trust account (net of amount required to pay our income and franchise taxes); or (2) provide our shareholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of amount required to pay our income and franchise taxes), in each case subject to the limitations described herein. The decision as to whether we will seek shareholder approval of our proposed business combination or allow shareholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek shareholder approval. If we determine to engage in a tender offer, we will file tender offer documents which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules. We will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 either immediately prior to or upon such consummation and, if we seek shareholder approval, a majority of the outstanding ordinary shares voted are voted in favor of the business combination.

The initial per public share redemption or conversion price will be $10.00 per ordinary share, regardless of whether the over-allotment option is exercised. However, we may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of our public shareholders.

NYSE listing rules require that our initial business combination occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the trust account (excluding taxes payable on the income earned on the trust account) at the time of the agreement to enter into the initial business combination. The fair market value of the target or targets will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings, cash flow and/or book value). Even though our board of directors will rely on generally accepted standards, our board of directors will have discretion to select the standards employed. In addition, the application of the standards generally involves a substantial degree of judgment. Accordingly, investors will be relying on the business judgment of the board of directors in evaluating the fair market value of the target or targets. The proxy solicitation materials or tender offer documents used by us in connection with any proposed transaction will provide public shareholders with our analysis of the fair market value of the target business, as well as the basis for our determinations. If our board is not independently able to determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions, with respect to the satisfaction of such criteria.

We currently anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination where we merge directly with the target business or a newly formed subsidiary or where we acquire less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the issued and outstanding capital stock, shares and/or other equity interests of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our issued and outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% fair market value test. If our initial business combination involves more than one target business, the 80% fair market value test will be based on the aggregate value of all of the target businesses. If our securities are not listed on the NYSE for whatever reason, we would not be required to satisfy the 80% requirement.

As an alternative to serving as the legal acquiring entity in a business combination transaction, our company may instead serve as the target company from a legal perspective. In that case, our shareholders will receive shares of the acquiring company in exchange for their ordinary shares of our company, and the acquiring company would succeed our company as a publicly traded company. There may be various tax and other ramifications to the business combination transaction being effected in accordance with that alternative structure.

Potential Conflicts

Our sponsor, members of our management team and our independent directors will directly or indirectly own ordinary shares, or other instruments, such as warrants, linked to our ordinary shares, following this offering and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Our sponsor, members of our management team and our independent directors acquired founders shares for an effective price (after surrendering certain of their founders shares for no consideration in November 2021) of approximately $0.005 per share, and we are offering units at a price of $10.00 per unit in this offering; as a result, our Sponsor, members of our management team and our independent directors could make a substantial profit after the initial business combination even if public investors experience substantial losses and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. See “Risk Factors — Our sponsor paid an aggregate of $25,000, or $0.005 per founders share (following surrender of certain founders shares in November 2021, and assuming the over-allotment option is exercised in full and thus no forfeiture by our sponsor of any additional founders shares), and, accordingly, you will experience immediate and substantial dilution upon the purchase of our Class A ordinary shares. Our sponsor could make a substantial profit on its founder shares after an initial business combination even if you experience substantial losses based on the $10.00 per unit offering price.” Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

Our officers and directors have agreed to present to us all target business opportunities that have a fair market value of at least 80% of the assets held in the trust account (excluding taxes payable on the income accrued in the trust account), subject to any pre-existing fiduciary or contractual obligations. As more fully discussed in “Management — Conflicts of Interest,” if any of our officers or directors becomes aware of an initial business combination opportunity that may be attractive to any entity to which he has pre-existing fiduciary or contractual obligations, subject to their fiduciary duties under Cayman Islands law, he will be required to present such initial business combination opportunity to such entity prior to presenting such initial business combination opportunity to us. Certain of our officers and directors currently have certain relevant pre-existing fiduciary duties or contractual obligations. Accordingly, subject to their fiduciary duties under Cayman Islands law, they will be required to present all suitable business combination opportunities to such entities prior to presenting them to our company for consideration. Our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other.

For more information on the relevant pre-existing fiduciary duties or contractual obligations of our management team, see the section titled “Management — Conflicts of Interest”.

JOBS Act and Other Corporate Information

We are a Cayman Islands exempted company incorporated on August 6, 2021. Our executive offices are located at 94 Yigal Alon, Building B, 31st floor, Tel Aviv, 6789139, Israel, and our telephone number is +972-50-731-0810.

Exempted companies are Cayman Islands companies wishing to conduct business outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Act. As an exempted company, we have applied for and received a tax exemption undertaking from the Financial Secretary of the Cayman Islands that, in accordance with Section 6 of the Tax Concessions Act (As Revised) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (i) on or in respect of our shares, debentures or other obligations or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by us to our shareholders or a payment of principal or interest or other sums due under a debenture or other obligation of us.

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (which we refer to herein as the JOBS Act) and will remain such for up to five years. However, if our annual gross revenue is $1.07 billion or more, if our non-convertible debt issued within a three-year period exceeds $1 billion or the market value of our shares that are held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, we would cease to be an emerging growth company as of the following fiscal year. As an emerging growth company, we have elected, under Section 107(b) of the JOBS Act, to take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards.

Additionally, we are a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our Class A ordinary shares held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our Class A ordinary shares held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter.

The Offering

In making your decision whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors” beginning on page 32 of this prospectus.

Securities offered	17,500,000 units, at $10.00 per unit, each unit consisting of:
• one Class A ordinary share; and
• one-half of one warrant, each whole warrant exercisable to purchase one Class A ordinary share.
Proposed NYSE symbols	Units: “SHAPU”
Class A Ordinary Shares: “SHAP”
Warrants: “SHAPW”
Trading commencement and separation of Class A ordinary shares and warrants

The units will begin trading promptly after the date of this prospectus. The Class A ordinary shares and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless Stifel informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the Class A ordinary shares and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into Class A ordinary shares and warrants. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least two units, you will not be able to receive or trade a whole warrant.

Separate trading of the Class A ordinary shares and warrants is prohibited until we have filed a Current Report on Form 8-K

In no event will the Class A ordinary shares and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K, or Form 8-K, which includes an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering. We will file the Form 8-K promptly after the closing of this offering, which is anticipated to take place approximately three business days from the date of this prospectus. If the underwriters’ over-allotment option is exercised following the initial filing of that Form 8-K, a second or amended Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option. We will also include in the Form 8-K, in an amendment thereto, or in a subsequent Form 8-K, information indicating if Stifel has allowed separate trading of the Class A ordinary shares and warrants prior to the 52nd day after the date of this prospectus.

Units:
Number issued and outstanding before this offering	0
Number to be sold in this offering	17,500,000(1)
Number of private units to be sold to our sponsor in private placement simultaneously with this offering	860,000(1)
Number to be issued and outstanding after this offering	18,360,000(1)
Ordinary shares:
Number issued and outstanding before this offering	5,031,250(2)
Number to be sold in this offering as part of the public units being sold	17,500,000(1)
Number of private shares to be sold to our sponsor as part of the private units in a private placement simultaneously with this offering	860,000
Number to be issued and outstanding after this offering	22,735,000(1)(3)
Warrants:
Number issued and outstanding before this offering	0
Number of redeemable warrants to be sold in this offering as part of the public units being sold	8,750,000(1)
Number of non-redeemable private warrants to be sold as part of the private units in a private placement simultaneously with this offering	430,000
Number of warrants to be issued and outstanding after this offering and the private placement	9,180,000(1)
Exercisability of warrants

Each whole warrant is exercisable to purchase one of our Class A ordinary shares. Only whole warrants are exercisable. Warrants are exercisable solely for cash, and are not exercisable on a cashless basis.

____________

(1)      Assumes no exercise of the underwriters’ over-allotment option.

(2)      Consists of 5,031,250 founders shares. The founders shares include up to 656,250 Class B ordinary shares that are subject to forfeiture to the extent the underwriters’ over-allotment option is not exercised in full. Except as otherwise specified, the rest of this prospectus has been drafted to give effect to the full forfeiture of these 656,250 founders shares.

(3)      Consists of 17,500,000 public shares, 4,375,000 founders shares and 860,000 private shares.

Exercise price of warrants

$11.50 per share, subject to adjustment as described herein. In addition, if (x) we issue additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by our board of directors, and in the case of any such issuance to our sponsor, initial shareholders or their affiliates, without taking into account any founders shares held by them prior to such issuance) (which we refer to as the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the volume weighted average trading price of our Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which we consummate our initial business combination (such price, the “Market Value”) is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of (i) the Market Value or (ii) the Newly Issued Price and the $18.00 per share redemption trigger price described below under “Redemption of warrants” will be adjusted (to the nearest cent) to be equal to 180% of the greater of (i) the Market Value or (ii) the Newly Issued Price.

Exercise period for warrants	The warrants will become exercisable 30 days following the completion of our initial business combination.
No warrants will be exercisable for cash unless the registration statement of which this prospectus forms a part is then in effect and this prospectus (or such other prospectus) is then current.
The warrants will expire at 5:00 p.m., New York City time, five years after the completion of our initial business combination, or earlier upon redemption.
Redemption of warrants	Once the warrants become exercisable, we may redeem the issued and outstanding warrants sold in this offering (excluding the private warrants included in the private units):
• in whole and not in part;
• at a price of $0.01 per warrant; and
• upon a minimum of 30 days’ prior written notice of redemption, which we refer to as the 30-day redemption period;

if, and only if:

(i)     the last sales price of our Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share subdivisions, share consolidations, share capitalizations, rights issuances, reorganizations, recapitalizations and the like, or as described above under “Exercise price of warrants”) for any 20 trading days within a 30-trading day period commencing once the warrants become exercisable and ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders; and

(ii)    there is a current registration statement in effect with respect to the issuance of the Class A ordinary shares underlying such warrants.

If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder can exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the Class A ordinary shares may fall below the $18.00 trigger price (as well as below the $11.50 warrant exercise price) after the redemption notice is issued.

Founders shares (Class B ordinary shares)

In August 2021, our sponsor’s wholly-owned subsidiary purchased an aggregate of 5,750,000 founders shares for an aggregate purchase price of $25,000, of which 718,750 founders shares were surrendered for no consideration in November 2021, thereby yielding 5,031,250 founders shares purchased for an effective price of approximately $0.005 per share. Up to 656,250 of these shares are subject to forfeiture depending on the extent to which the underwriter’s over-allotment option is not exercised.

The founders shares will collectively represent 25% of the number of public shares sold to our public shareholders in this offering. If we increase or decrease the size of the offering, we will effect a capitalization or share surrender or redemption or other appropriate mechanism, as applicable, with respect to our ordinary shares immediately prior to the consummation of the offering in such amount as to maintain the ownership of founders shares by our sponsor at 25% of our public shares sold in this offering.

The founders shares will convert into Class A ordinary shares on a one-for-one basis, at any time and from time to time at the option of the holder, or automatically on the day of completion of our initial business combination as described herein.

The founders shares are identical to the public shares included in the units being sold in this offering, except that until the consummation of our initial business combination transaction, only the holders of our Class B ordinary shares will have the right to participate in the appointment of our directors at our annual meetings of shareholders. In addition, prior to our initial business combination, holders of a majority of our founders shares may remove a member of the board of directors for any reason.

The founders shares are furthermore subject to certain agreements and restrictions, as described below.

Appointment of directors; voting rights.

Holders of our public shares will not be entitled to vote on the appointment of directors prior to the consummation of our initial business combination transaction. These provisions of our amended and restated memorandum and articles of association may only be amended by a special resolution passed by at least 90% of our ordinary shares voting in a general meeting. With respect to any other matter submitted to a vote of our shareholders, including any vote in connection with our initial business combination, except as required by law, holders of our founders shares, and holders of our public shares, will vote together as a single class, with each share entitling the holder to one vote.

Private units

Our sponsor has committed to purchase 860,000 private units, each comprised of one private share and one-half private warrant. These private units will be sold at a price of $10.00 per unit ($8,600,000 in the aggregate), in a private placement that will close simultaneously with the closing of this offering. If the over-allotment option is exercised by the underwriters in full or in part, our sponsor has agreed to purchase from us additional private units on a pro rata basis (up to a maximum of an additional 90,000 private units at a price of $10.00 per unit) in an amount that is necessary to maintain in the trust account $10.20 per unit sold to the public in this offering. These additional private units will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option. Each whole private warrant contained in every two private units is exercisable to purchase one Class A ordinary share at $11.50 per share, subject to adjustment as provided herein. Like the warrants included in the units being sold in this offering, the private warrants included in the private units are exercisable solely for cash, and are not exercisable on a cashless basis.

The funds from the sale of the private units will be used to maintain in the trust fund (in which this offering’s proceeds will be held) an amount equal to $10.20 per public share sold in the offering.

The purchase price of the private units will be deposited in the trust account. If we do not complete our initial business combination within 15 months from the closing of this offering or during any Extension Period, the private units will expire worthless. The private units will not be redeemable by us.

Covenants and transfer restrictions applicable to founders shares

Our sponsor, as well as our officers and directors, have agreed to vote the founders shares in favor of any proposed business combination. Additionally, our sponsor and our officers and directors, as the holders of our founders shares and as the prospective purchasers of the private units, have agreed (A) not to convert any founders shares for cash in connection with a shareholder vote to approve a proposed initial business combination, and (B) that the founders shares will not participate in any liquidating distribution from our trust account upon winding up if a business combination is not consummated.

Our sponsor, as well as our officers and directors, have furthermore agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association that would (i) modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem our public shares if we do not complete our initial business combination within 15 months from the closing of this offering or during any Extension Period or (ii) modify the other provisions relating to shareholders’ rights or pre-business combination activity, unless we provide our public shareholders with the opportunity to redeem their Class A ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable) divided by the number of then issued and outstanding public shares.

Subject to customary, minor exceptions, our sponsor, as well as our officers and directors, have agreed not to transfer, assign or sell any of their founders shares or private units, and to maintain their founders shares in escrow, until the earlier to occur of:

(i)     the one year anniversary of the date of the consummation of our initial business combination; and

(ii)    the date on which the closing price of our Class A ordinary shares equals or exceeds $12.00 per ordinary share (as adjusted for share sub-divisions, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing 150 days after our initial business combination (all founder shares will also be released from escrow and lock-up, if sooner than the above, on the date on which we consummate a liquidation, merger, amalgamation, share exchange, reorganization, or other similar transaction after our initial business combination that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property).

See “Principal Shareholders — Transfers of Founders Shares and Private Units”. Any permitted transferees will be subject to the same restrictions and other agreements of our initial shareholders with respect to any founders shares. We refer to such transfer restrictions throughout this prospectus as the lock-up.

Expression of Interest

Meteora has expressed an interest to purchase up to 14.9% of the units sold in this offering at the public offering price of the units offered hereby (excluding any units sold if the underwriters exercise the over-allotment option), which contain ordinary shares that represent, in the aggregate, up to 11.5% of the outstanding ordinary shares following the offering (or 10.0% of the outstanding ordinary shares following the offering, if the underwriters exercise the overallotment option in full). Because expressions of interest are not binding agreements or commitments to purchase, Meteora may determine not to purchase, and the underwriters may determine not to sell to Meteora, any such units.

To the extent Meteora purchases public units pursuant to its expression of interest, its units will be entitled to the same rights (including redemption rights) as all other public units.

No assurances can be given as to the amount of our securities Meteora may purchase in this offering or retain or purchase following this offering at any time prior to or upon the closing of our initial business combination. In the event that the Meteora acquires our units in this offering or thereafter and votes them in favor of our initial business combination, a smaller portion of affirmative votes from other public shareholders would be required to approve our initial business combination.

Proceeds to be held in trust account

NYSE rules provide that at least 90% of the gross proceeds from this offering and the sale of the private units be deposited in a trust account.

Of the net proceeds we will receive from this offering and from the sale of the private units described in this prospectus, $178,500,000 ($10.20 per unit), or $205,275,000 ($10.20 per unit) if the underwriters’ over-allotment option is exercised in full, will be deposited into a segregated account maintained by Continental Stock Transfer & Trust Company, acting as trustee, and approximately $3.5 million or approximately $4.0 million (if the underwriters’ over-allotment option is exercised in full) will be paid to the underwriters as underwriting discounts.

The funds in the trust account will be invested only in specified U.S. government treasury bills or in specified money market funds.

Except with respect to the exceptions described below, the proceeds from this offering and the sale of the private units will not be released from the trust account until the earliest of: (i) the completion of our initial business combination; (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association to (A) modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem our public shares if we do not complete our initial business combination within 15 months from the closing of this offering or during any Extension Period or (B) with respect to any other provision relating to shareholders’ rights or pre-business combination activity; and (iii) the redemption of all of our public shares if we are unable to complete our initial business combination within 15 months from the closing of this offering or during any Extension Period, subject to applicable law. The net proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public shareholders. Therefore, there is no guarantee that investors will receive $10.20 per share upon redemption. Notwithstanding the foregoing, there can be released to us from the trust account any interest earned on the funds in the trust account that we need to pay our income or other tax obligations.

Anticipated expenses and funding sources

Unless and until we complete our initial business combination, no proceeds held in the trust account will be available for our use, except the withdrawal of interest to pay taxes (as described above). Based upon current interest rates, we expect the trust account to generate approximately $178,500 of interest annually (assuming no exercise of the underwriters’ overallotment option and an interest rate of 0.10% per year) following the investment of such funds in specified U.S. government treasury bills or in specified money market funds.

Besides the above exception that allows us to access funds from the trust fund, we may otherwise pay our expenses only from the net proceeds of this offering not held in the trust account (initially estimated to be $1,100,000). Additionally, in order to meet our working capital needs following the consummation of this offering if the funds available to us are insufficient, our sponsor, officers, directors, initial shareholders or their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the holder’s discretion, up to $1,500,000 of the notes may be converted into warrants at a price of $1.00 per warrant. These warrants would be identical to the private warrants that are part of the private units. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no other proceeds from our trust account would be used for such repayment.

Conditions to completing our initial business combination

NYSE listing rules require that our initial business combination occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the trust account (excluding taxes payable on the income earned on the trust account) at the time of the agreement to enter into the initial business combination. The fair market value of the target or targets will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings, cash flow and/or book value).

If our board is not independently able to determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions, with respect to the satisfaction of such criteria.

We will complete our initial business combination only if the post-transaction company in which our public shareholders own shares will own or acquire 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to our initial business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in our initial business combination transaction. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test, provided that in the event that our initial business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses.

We will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 either immediately prior to or upon such consummation and, if we seek shareholder approval, a majority of the outstanding ordinary shares voted are voted in favor of the business combination.

Permitted purchases of public shares and warrants by our affiliates

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, officers, or their respective affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. Please see “Proposed Business — Comparison of redemption or purchase prices in connection with our initial business combination and if we fail to complete our initial business combination” for a description of how such persons will determine from which shareholders they will seek to acquire shares. There is no limit as to the number of shares such persons may purchase, or any restriction on the price that they may pay. Any such price per share may be different than the amount per share a public shareholder would receive if it elected to redeem its shares in connection with our initial business combination.

However, such persons have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. In the event our sponsor, directors, officers, or their respective affiliates determine to make any such purchases at the time of a shareholder vote relating to our initial business combination, such purchases could have the effect of influencing the vote necessary to approve such transaction. None of the funds in the trust account will be used to purchase shares in such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. Subsequent to the consummation of this offering, we will adopt an insider trading policy which will require insiders to: (i) refrain from purchasing shares during certain blackout periods and when they are in possession of any material non-public information and (ii) to clear all trades with our legal counsel prior to execution. We cannot currently determine whether our insiders will make such purchases pursuant to a Rule 10b5-1 plan, as that will be dependent upon several factors, including but not limited to, the timing and size of such purchases. Depending on such circumstances, our insiders may either make such purchases pursuant to a Rule 10b5-1 plan or determine that such a plan is not necessary.

We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. Our sponsor, directors, officers, or their respective affiliates will not make any purchases if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act.

Redemption rights for public shareholders upon completion of our initial business combination

We will provide to our public shareholders the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of up to ten business days prior to the consummation of our initial business combination, including interest (which interest shall be net of taxes payable) divided by the number of then issued and outstanding public shares, subject to the limitations described herein.

The amount in the trust account is initially anticipated to be $10.20 per public share. The redemption rights will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares. There will be no redemption rights upon the completion of our initial business combination with respect to our warrants. Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founders shares and any public shares they may acquire during or after this offering in connection with the completion of our initial business combination.

Manner of conducting redemptions

We will provide to our public shareholders the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination. To the extent shareholder approval is required in connection with a proposed business combination, either under the law or pursuant to stock exchange listing requirements, we will also call a general meeting to approve the business combination. Asset acquisitions and share purchases would not typically require shareholder approval, while direct mergers with our company where we do not survive and any transactions where we issue more than 20% of our issued and outstanding ordinary shares or seek to amend our amended and restated memorandum and articles of association would require shareholder approval.

For a proxy solicitation (to the extent a shareholder meeting is convened for approval of the business combination), we expect that a proxy statement would be mailed to public shareholders at least three weeks prior to the shareholder vote.

If we seek shareholder approval, we will complete our initial business combination only if we obtain an ordinary resolution under Cayman Islands law, being the affirmative vote of a majority of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at a general meeting in favor of the business combination. In such case, pursuant to the terms of a letter agreement entered into with us, our sponsor, officers and directors have agreed (and their permitted transferees will agree) to vote any founders shares held by them and any public shares purchased during or after this offering in favor of our initial business combination. We expect that at the time of any shareholder vote relating to our initial business combination, our sponsor, its affiliates, our management members and/or their permitted transferees will own approximately 20% of our issued and outstanding ordinary shares entitled to vote thereon. Each public shareholder may elect to redeem his, her or its public shares irrespective of whether voting for or against the proposed transaction.

If a shareholder vote is not required for a business combination transaction and we decide to conduct redemptions via a tender offer, we will, pursuant to our amended and restated memorandum and articles of association:

• conduct redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers; and

•   file tender offer documents with the SEC prior to completing our initial business combination which contain financial and other information about the initial business combination and the redemption rights as required under Regulation 14E of the Exchange Act.

Upon the public announcement of our initial business combination, in connection with the redemptions that we conduct pursuant to the tender offer rules, we or our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase our Class A ordinary shares in the open market, in order to comply with Rule 14e-5 under the Exchange Act.

Also in accordance with the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public shareholders not tendering more than a specified number of public shares, which number will be based on the requirement that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 either immediately prior to or upon consummation of our initial business combination (so that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. If public shareholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete the initial business combination.

In addition, our amended and restated memorandum and articles of association will provide that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 either immediately prior to or upon consummation of our initial business combination (so that we are not subject to the SEC’s “penny stock” rules). Redemptions of our public shares may also be subject to a higher net tangible asset test or cash requirement pursuant to an agreement relating to our initial business combination. For example, the proposed business combination may require: (i) cash consideration to be paid to the target or its owners, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration we would be required to pay for all Class A ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, and all Class A ordinary shares submitted for redemption will be returned to the holders thereof.

Tendering share certificates in connection with a tender offer or redemption rights

We may require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates (if any) to our transfer agent prior to the date set forth in the tender offer documents mailed to such holders, or up to two business days prior to the vote on the proposal to approve our initial business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, rather than simply voting against the initial business combination. The tender offer and/or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements.

Limitation on redemption rights of shareholders holding more than 15% of the shares sold in this offering if we hold shareholder vote

Notwithstanding the foregoing redemption rights, our amended and restated memorandum and articles of association will provide that in the event that we seek shareholder approval for a business combination transaction and do not pursue a tender offer, a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering. Absent this provision, a public shareholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights against a business combination if such holder’s shares are not purchased by us or our sponsor or its affiliates at a premium to the then-current market price or on other undesirable terms. By limiting our shareholders’ ability to redeem to no more than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our shareholders’ ability to vote all of their shares (including all shares held by those shareholders that hold more than 15% of the shares sold in this offering) for or against our initial business combination (to the extent that we seek shareholder approval for the business combination). Our sponsor, officers and directors have, pursuant to a letter agreement entered into with us, waived their right to have any founders shares, private shares or public shares held by them redeemed in connection with our initial business combination.

Redemption rights in connection with proposed amendments to our amended and restated memorandum and articles of association

Our amended and restated memorandum and articles of association will provide that any of their provisions, including those related to pre-business combination activity (including the requirement to deposit proceeds of this offering and the private units into the trust account and not release such amounts except in specified circumstances, and to provide redemption rights to public shareholders as described herein and in our amended and restated memorandum and articles of association), may be amended if approved by holders of at least two-thirds of our ordinary shares who attend and vote in a general meeting, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of 65% of our ordinary shares present (in person or by proxy) and voting at a general meeting. Should our sponsor vote all of its shares in favor of any such amendments, we would require 9,929,245 and 9,542,750, or 56.7% and 54.5%, of the public shares issued in this offering to be voted in favor of any such respective amendments for their approval (assuming no exercise of the underwriters’ overallotment option and no purchase by our sponsor or its affiliates or our officers and directors or their respective affiliates of public shares in this offering or thereafter). We may not issue additional securities that can vote on amendments to our amended and restated memorandum and articles of association or in our initial business combination. The sponsor, whose founders shares will in each case represent 25% of the number of public shares sold to our public shareholders in this offering, will participate in any vote to amend our amended and restated memorandum and articles of association and/or trust agreement and will have the discretion to vote in any manner it chooses.

Our sponsor, officers, and directors have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association that would modify (i) the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem our public shares if we do not complete our initial business combination within 15 months from the closing of this offering or during any Extension Period or (ii) other provisions relating to shareholders’ rights or pre-business combination activity, unless we provide our public shareholders with the opportunity to redeem their Class A ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable) divided by the number of then issued and outstanding public shares. Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founders shares and public shares in connection with the completion of our initial business combination.

Release of funds in trust account on closing of our initial business combination

Upon the completion of our initial business combination, all amounts held in the trust account will be released to us, other than funds the trustee will use to pay (i) amounts due to any public shareholders who exercise their redemption rights as described above under “Redemption rights for public shareholders upon completion of our initial business combination,” and (ii) Stifel the deferred underwriting fee owed to it as described under the section titled “Underwriting — Deferred Underwriting Fee.” We will use the remaining funds to pay all or a portion of the consideration payable to the target or owners of the target of our initial business combination and to pay other expenses associated with our initial business combination. If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including the maintenance or expansion of operations of post-transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, the funding of the purchase of other companies, or for working capital.

Redemption of public shares and distribution and liquidation if no initial business combination

Our sponsor, officers, and directors have agreed that we will have only 15 months from the closing of this offering to complete our initial business combination (or up to any Extension Period, if applicable). If we are unable to complete our initial business combination within such 15-month period or any Extension Period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable, and less up to $100,000 of interest to pay dissolution expenses) divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete our initial business combination within the 15-month time period or any Extension Period.

Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have waived their rights to liquidating distributions from the trust account with respect to their founders shares if we fail to complete our initial business combination within 15 months from the closing of this offering or during any Extension Period. However, if our sponsor, officers or directors acquire public shares after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the allotted 15-month time frame or any Extension Period.

Our sponsor, officers, and directors have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association that would (i) modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or amendments to our charter prior thereto, or to the redemption rights provided to our public shares if we do not complete our initial business combination within 15 months from the closing of this offering or during any Extension Period or (ii) with respect to the other provisions relating to shareholders’ rights or pre-business combination activity, unless we provide our public shareholders with the opportunity to redeem their Class A ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable) divided by the number of then issued and outstanding public shares. However, we will only redeem our public shares so long as (after such redemption) our net tangible assets will be at least $5,000,001 either immediately prior to or upon consummation of our initial business combination (so that we are not subject to the SEC’s “penny stock” rules).

Limited payments to insiders

There will be no finder’s fees, reimbursements or cash payments made to our sponsor, officers or directors, or our or their affiliates, for services rendered to us prior to or in connection with the completion of our initial business combination, other than the following payments, none of which will be made from the proceeds from this offering or the sale of the private units held in the trust account prior to the completion of our initial business combination:

•   repayment of an aggregate of up to $300,000 in loans made to us by our sponsor to cover offering-related and organizational expenses;

•   payment of $10,000 per month to our sponsor or an affiliate thereof, for office space and related services;

•   reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination, provided that no proceeds of this offering held in the trust account may be applied to the payment of such expenses prior to the consummation of a business combination;

•   repayment of loans which may be made by our sponsor or an affiliate of our sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination, the terms of which have not been determined nor have any written agreements been executed with respect thereto. Up to $1,500,000 of such loans may be converted into warrants (identical to the warrants included in the units sold in this offering, except that they will be non-redeemable) at a price of $1.00 per warrant at the option of the lender; and

•   at the closing of our initial business combination, we may pay a customary financial consulting fee to our sponsor or an affiliate of our sponsor. We may pay such financial consulting fee in the event such party or parties provide us with specific target company, industry, financial or market expertise, as well as insights, relationships, services or resources that we believe are necessary in order to assess, negotiate and consummate an initial business combination. The amount of any such financial consulting fee we pay will be based upon the prevailing market for similar services for comparable transactions at such time, and will be subject to the review of our audit committee pursuant to the audit committee’s policies and procedures relating to transactions that may present conflicts of interest.

These payments may be funded using the net proceeds of this offering and the sale of the private units not held in the trust account or, upon completion of the initial business combination, from any amounts remaining from the proceeds of the trust account released to us in connection therewith.

Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers or directors, or our or their affiliates.
Audit committee

Prior to the effectiveness of the registration statement of which this prospectus forms a part, we will have established and will maintain an audit committee (which will be composed entirely of independent directors) to, among other things, monitor compliance with the terms described above and the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to immediately take all action necessary to rectify such noncompliance or otherwise to cause compliance with the terms of this offering. For more information, see the section entitled “Management — Committees of the Board of Directors — Audit Committee.”

Indemnity

Our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent auditors) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.20 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third party claims. Because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only third parties we currently expect to engage would be vendors such as lawyers, investment bankers, computer or information and technical services providers or prospective target businesses. We have not independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company. We have not asked our sponsor to reserve for such obligations.

Conflicts of Interest

Our sponsor, members of our management team and our independent directors will directly or indirectly own founder shares and/or private placement warrants following this offering and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, certain of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

Certain of our management members and directors may manage several investment vehicles. Although we do not believe any conflict currently exists between us and those other vehicles, funds and separate accounts managed by our management members or directors or their respective affiliates may compete with us for business combination or investment opportunities. If these funds or separate accounts decide to pursue any such opportunity, we may be precluded from procuring such opportunities. In addition, investment ideas generated within Spree may be suitable for both us and for current or future funds run by Spree or its affiliates, or their separate accounts, and may be directed to such investment vehicles or separate accounts rather than to us. Spree’s affiliates have no obligation to present us with any opportunity for a potential business combination of which they become aware. Affiliates of Spree may be required to present potential business combinations to their respective affiliates or third parties, before they present such opportunities to us, and may have similar obligations to future investment vehicles or third parties.

RISKS

We are a newly incorporated Cayman Islands exempted company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.” You should carefully consider these and the other risks set forth in the section of this prospectus entitled “Risk Factors.”

Summary Financial Data

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

As of September 30, 2021
Balance Sheet Data:
Working capital deficit(1)	$(121,096)
Total assets(1)	154,288
Total liabilities	275,384
Capital deficiency	$(121,096)

____________

(1)      We will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 either immediately prior to or upon consummation of such business combination and, solely if we seek shareholder approval, a majority of the outstanding ordinary shares voted are voted in favor of the business combination.

Risk Factors

Summary of Risk Factors

An investment in our securities involves a high degree of risk. We have provided the following summary of the material risks involved:

Risks Relating to our Search for, and Consummation of or Inability to Consummate, a Business Combination

•        Our public shareholders may not be afforded an opportunity to vote on our proposed business combination, which means we may complete our initial business combination even though a majority of our public shareholders do not support such a combination.

•        Your only opportunity to affect the investment decision regarding a potential business combination may be limited to the exercise of your right to redeem your shares from us for cash, unless we seek shareholder approval of the business combination.

•        The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares could increase the probability that our initial business combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your shares.

•        As the number of special purpose acquisition companies evaluating targets increases, attractive targets may become scarcer and there may be more competition for attractive targets.

•        We may not be able to complete our initial business combination within the prescribed time frame, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate, in which case our public shareholders may receive only $10.20 per share, or less than such amount in certain circumstances, and our warrants will expire worthless.

•        If we seek shareholder approval of our initial business combination and we do not conduct redemptions pursuant to the tender offer rules, and if you or a “group” of shareholders are deemed to hold in excess of 15% of our Class A ordinary shares, you will lose the ability to redeem all such shares in excess of 15% of our Class A ordinary shares.

•        If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.20 per share.

•        Our directors may decide not to enforce the indemnification obligations of our sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public shareholders.

•        We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our shareholders’ investment in us.

•        We may seek acquisition opportunities with an early-stage company, a financially unstable business or an entity lacking an established record of revenue or earnings.

•        We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete a business combination with which a substantial majority of our shareholders do not agree.

•        In order to effectuate an initial business combination, blank check companies have, in the past, amended various provisions of their charters and modified governing instruments. We cannot assure you that we will not seek to amend our amended and restated memorandum and articles of association or governing instruments, in a manner that will make it easier for us to complete our initial business combination that some of our shareholders may not support.

•        We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination.

•        Because our sponsor, officers and directors can purchase additional shares in anticipation of the vote on our initial business combination transaction, they may disproportionately influence the outcome of that vote in a manner that benefits themselves but is averse to the interests of our public shareholders.

Risks Relating to the Post-Business Combination Company

•        Subsequent to the completion of our initial business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our share price, which could cause you to lose some or all of your investment.

•        Our management may not be able to maintain control of a target business after our initial business combination.

Risks Relating to our Management Team

•        Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

•        Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs.

•        Certain of our officers and directors are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•        Since our initial shareholders will lose their entire investment in us if our initial business combination is not completed (other than with respect to any public shares they may acquire), a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.

Risks Relating to our Securities

•        Our initial shareholders will control the appointment of our board of directors until completion of our initial business combination and will hold a substantial interest in us.

•        A provision of our warrant agreement may make it more difficult for us to consummate an initial business combination.

•        Our warrants contained in our units, together with our founders shares and private warrants, may have an adverse effect on the market price of our Class A ordinary shares and make it more difficult to effectuate our initial business combination.

•        Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal courts may be limited.

•        Our amended and restated articles of association provide that unless we consent otherwise, the courts of the Cayman Islands shall have sole and exclusive jurisdiction for all disputes between our company and our shareholders under the Companies Act.

•        An investment in this offering may result in uncertain or adverse U.S. federal income tax consequences.

•        We may issue additional Class A ordinary shares or preference shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination, thereby diluting you.

•        We may reincorporate in, migrate to or merge with and into another entity as surviving company in, another jurisdiction in connection with our initial business combination and such reincorporation, migration or merger may result in taxes imposed on shareholders.

Risk Factors

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occurs, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

Risks Relating to our Search for, and Consummation of or Inability to Consummate, a Business Combination

Our public shareholders may not be afforded an opportunity to vote on our proposed business combination, which means we may complete our initial business combination even though a majority of our public shareholders do not support such a combination.

We will either (1) seek shareholder approval of our initial business combination at a general meeting called for such purpose at which public shareholders may elect to redeem their public shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed business combination, or (2) provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination by means of a tender offer (and thereby avoid the need for a shareholder vote), in each in cash, for an amount payable in cash equal to the aggregate amount then on deposit in the trust account as of two business days prior to the completion of our initial business combination, including interest (which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares, subject to the limitations described herein. Accordingly, it is possible that we will consummate our initial business combination even if holders of a majority of our public shares do not approve of the business combination we consummate. The decision as to whether we will seek shareholder approval of a proposed business combination or will allow shareholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek shareholder approval. For instance, NYSE rules currently allow us to engage in a tender offer in lieu of a shareholder meeting but would still require us to obtain shareholder approval if we were seeking to issue more than 20% of our outstanding shares to a target business as consideration in any business combination. Therefore, if we were structuring a business combination that required us to issue more than 20% of our outstanding shares, we would seek shareholder approval of such business combination instead of conducting a tender offer.

Your only opportunity to affect the investment decision regarding a potential business combination will be limited to the exercise of your right to redeem your shares from us for cash, unless we seek shareholder approval of the business combination.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses. Since our board of directors may complete a business combination without seeking shareholder approval, public shareholders may not have the right or opportunity to vote on the business combination, unless we seek such shareholder approval. Accordingly, if we do not seek shareholder approval, your only opportunity to affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public shareholders in which we describe our initial business combination.

The ability of our public shareholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.

We may seek to enter into a business combination transaction agreement with a prospective target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public shareholders exercise their redemption rights, we would not be able to meet that closing condition and, as a result, would not be able to proceed with the business combination. The amount of the deferred underwriting commissions payable to the underwriters will not be adjusted for any shares that are redeemed in connection with a business combination and such amount of deferred underwriting discount is not available for us to use as consideration in an initial business combination. If we are able to consummate an initial business combination, the per-share value of shares held by non-redeeming shareholders will reflect our obligation to pay and the payment of the deferred underwriting commissions. Furthermore, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon completion of our initial business combination (so that we do not then become subject to the SEC’s “penny stock” rules), or any greater net tangible asset or cash requirement that may be contained in the agreement relating to our initial business combination. Consequently, if accepting all properly submitted redemption requests would cause our net tangible assets to be less than $5,000,001 upon completion of our initial business combination or less than such greater amount necessary to satisfy a closing condition as described above, we would not proceed with such redemption of our public shares and the related business combination, and we instead may search for an alternate business combination. Prospective targets will be aware of these risks and, thus, may be reluctant to enter into a business combination transaction with us.

The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares may not allow us to complete the most desirable business combination or optimize our capital structure.

At the time we enter into an agreement for our initial business combination, we will not know how many shareholders may exercise their redemption rights, and we will therefore need to structure the transaction based on our expectations as to the number of shares that will be submitted for redemption. If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, we will need to reserve a portion of the cash in the trust account to meet such requirements, or arrange for third party financing. In addition, if a larger number of shares are submitted for redemption than we initially expected, we may need to restructure the transaction to reserve a greater portion of the cash in the trust account or arrange for third party financing. Raising additional third party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. The above considerations may limit our ability to complete the most desirable business combination available to us or optimize our capital structure.

The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares could increase the probability that our initial business combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your shares.

If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, the probability that our initial business combination would be unsuccessful increases. If our initial business combination is unsuccessful, you would not receive your pro rata portion of the trust account until we liquidate the trust account. If you are in need of immediate liquidity, you could attempt to sell your shares in the open market; however, at such time our shares may trade at a discount to the pro rata amount per share in the trust account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with our redemption until we liquidate or you are able to sell your shares in the open market.

The requirement that we complete our initial business combination within the prescribed time frame may give potential target businesses leverage over us in negotiating a business combination and may limit the time we have in which to conduct due diligence on potential business combination targets, in particular as we approach our dissolution deadline, which could undermine our ability to complete our initial business combination on terms that would produce value for our shareholders.

Any potential target business with which we enter into negotiations concerning a business combination will be aware that we must complete our initial business combination within 15 months from the closing of this offering or during any Extension Period. Consequently, such target business may obtain leverage over us in negotiating a business combination, knowing that if we do not complete our initial business combination with that particular target business, we may be unable to complete our initial business combination with any target business. This risk will increase as we get closer to the end of the 15-month period or any Extension Period. Depending upon when we identify a potential target business, we may have limited time to conduct due diligence and may enter into our initial business combination on terms that we would have rejected upon a more comprehensive investigation.

As the number of special purpose acquisition companies evaluating targets increases, attractive targets may become scarcer and there may be more competition for attractive targets. This could increase the cost of our initial business combination and could even result in our inability to find a target or to consummate an initial business combination.

In recent years and in particular during the last year, the number of special purpose acquisition companies that have been formed has increased substantially. Many potential targets for special purpose acquisition companies have already entered into an initial business combination, and there are still many special purpose acquisition companies seeking targets for their initial business combination, as well as many such companies currently in registration. As a result, at times, fewer attractive targets may be available, and it may require more time, more effort and more resources to identify a suitable target and to consummate an initial business combination.

In addition, because there are more special purpose acquisition companies seeking to enter into an initial business combination with available targets, the competition for available targets with attractive fundamentals or business models may increase, which could cause targets companies to demand improved financial terms. Attractive deals could also become scarcer for other reasons, such as economic or industry sector downturns, geopolitical tensions, or increases in the cost of additional capital needed to close business combinations or operate targets post-business combination. This could increase the cost of, delay or otherwise complicate or frustrate our ability to find and consummate an initial business combination, and may result in our inability to consummate an initial business combination on terms favorable to our investors altogether.

We expect to need to comply with the rules of NYSE that require our initial business combination to occur with one or more target businesses having an aggregate fair market value equal to at least 80% of the assets held in the trust account at the time of the agreement to enter into the initial business combination.

The rules of NYSE require that our initial business combination occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the trust account (excluding taxes payable on the income earned on the trust account) at the time of the agreement to enter into the initial business combination. This restriction may limit the type and number of companies with which we may complete a business combination. If we are unable to locate a target business or businesses that satisfy this fair market value test, our public shareholders may receive only approximately $10.20 per share, or less in certain circumstances, on the liquidation of our trust account, and our warrants will expire worthless. If we are not then listed on NYSE for whatever reason, we would not be required to satisfy the foregoing 80% fair market value test and could complete a business combination with a target business having a fair market value substantially below 80% of the balance in the trust account.

Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by the coronavirus (COVID-19) pandemic.

The coronavirus (COVID-19) pandemic has adversely affected the economies and financial markets worldwide, and the business of any potential target business with which we consummate a business combination could be materially and adversely affected. Furthermore, we may be unable to complete a business combination if continued concerns relating to COVID-19 restrict travel, limit the ability to have meetings with potential investors or the target company’s personnel, vendors and services providers are unavailable to negotiate and consummate a transaction in a timely manner. The extent to which COVID-19 impacts our search for a business combination will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concern continue for a further extensive period of time, our ability to consummate a business combination, or the operations of a target business with which we ultimately consummate a business combination, may be materially adversely affected.

We may not be able to complete our initial business combination within the prescribed time frame, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate, in which case our public shareholders may receive only $10.20 per share, or less than such amount in certain circumstances, and our warrants will expire worthless.

Our sponsor, officers and directors have agreed that we must complete our initial business combination within 15 months from the closing of this offering (or up to any Extension Period, if applicable). We may not be able to find a suitable target business and complete our initial business combination within such time period. Our ability to complete our initial business combination may be negatively impacted by general market conditions, volatility in the capital and debt markets and the other risks described herein.

If we are unable to complete our initial business combination within such 15-month period or any Extension Period, we will: (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any); and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. In such case, our public shareholders may receive only $10.20 per share, or less than $10.20 per share, on the redemption of their shares, and our warrants will expire worthless. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.20 per share” and other risk factors herein.

If we seek shareholder approval of our initial business combination, our sponsor, directors, officers, advisors or any of their affiliates may elect to purchase shares or warrants from public shareholders, which may influence a vote on a proposed business combination and reduce the public “float” of our securities.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our initial shareholders, directors, officers, advisors or any of their affiliates may purchase public shares or public warrants or a combination thereof in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination, although they are under no obligation or duty to do so. Please see “Proposed Business — Comparison of redemption or purchase prices in connection with our initial business combination and if we fail to complete our initial business combination” for a description of how such persons will determine from which shareholders to seek to acquire securities. Such a purchase may include a contractual acknowledgement that such shareholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our sponsor, directors, officers, advisors or any of their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights or submitted a proxy to vote against our initial business combination, such selling shareholders would be required to revoke their prior elections to redeem their shares and any proxy to vote against our initial business combination. The price per share paid in any such transaction may be different than the amount per share a public shareholder would receive if it elected to redeem its shares in connection with our initial business combination. The purpose of such purchases could be to vote such shares in favor of our initial business combination and thereby increase the likelihood of obtaining shareholder approval of our initial business combination or to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. The purpose of any such purchases of public warrants could be to reduce the number of public warrants outstanding or to vote such warrants on any matters submitted to the warrant holders for approval in connection with our initial business combination. This may result in the completion of our initial business combination that may not otherwise have been possible. In addition, if such purchases are made, the public “float” of our Class A ordinary shares or public warrants and the number of beneficial holders of our securities may be reduced, possibly making it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

The securities in which we invest the funds held in the trust account could bear a negative rate of interest, which could reduce the value of the assets held in trust such that the per-share redemption amount received by public shareholders may be less than $10.20 per share.

The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations. While short-term U.S. government treasury obligations currently yield a positive rate of interest, they have briefly yielded negative interest rates in recent years. Central banks in Europe and Japan pursued interest rates below zero in recent years, and the Open Market Committee of the Federal Reserve has not ruled out the possibility that it may in the future adopt similar policies in the United States. In the event that we are unable to complete our initial business combination or make certain amendments to our amended and restated certificate of incorporation, our public shareholders are entitled to receive their pro-rata share of the proceeds held in the trust account, plus any interest income, net of taxes paid or payable (less, in the case we are unable to complete our initial business combination, $100,000 of interest). Negative interest rates could reduce the value of the assets held in trust such that the per-share redemption amount received by public shareholders may be less than $10.20 per share.

You will not be entitled to protections normally afforded to investors of many other blank check companies.

Since the net proceeds of this offering and the sale of the private units are intended to be used to complete an initial business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, because we will have net tangible assets in excess of $5,000,000 upon the successful completion of this offering and the sale of the private units and will file a Current Report on Form 8-K that will attach an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our units will be immediately tradable and we will have a longer period of time to complete our initial business combination than do companies subject to Rule 419. Moreover, if this offering were subject to Rule 419, that rule would prohibit the release of any interest earned on funds held in the trust account to us unless and until the funds in the trust account were released to us in connection with our completion of an initial business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

If we seek shareholder approval of our initial business combination and we do not conduct redemptions pursuant to the tender offer rules, and if you or a “group” of shareholders are deemed to hold in excess of 15% of our Class A ordinary shares, you will lose the ability to redeem all such shares in excess of 15% of our Class A ordinary shares.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering, which we refer to as the “Excess Shares,” without our prior consent. However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Your inability to redeem the Excess Shares will reduce your influence over our ability to complete our initial business combination and you could suffer a material loss on your investment in us if you sell Excess Shares in open market transactions. Additionally, you will not receive redemption distributions with respect to the Excess Shares if we complete our initial business combination. And as a result, you will continue to hold that number of shares exceeding 15% and, in order to dispose of such shares, would be required to sell your shares in open market transactions, potentially at a loss.

Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.20 per share, or less in certain circumstances, on our redemption of their shares, and our warrants will expire worthless.

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the types of businesses we intend to acquire. Many of these individuals and entities are well-established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess greater technical, human and other resources or more local industry knowledge than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous target businesses we could potentially acquire with the net proceeds of this offering and the sale of the private units, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, if we are obligated to pay cash for the Class A ordinary shares redeemed and, in the event we seek shareholder approval of our initial business combination, we make purchases of our Class A ordinary shares, potentially reducing the resources available to us for our initial business combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.20 per share (or less in certain circumstances) on the liquidation of our trust account and our warrants will expire worthless. In certain circumstances, our public shareholders may receive less than $10.20 per share on the redemption of their shares. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.20 per share” and other risk factors herein.

If the net proceeds of this offering not being held in the trust account are insufficient to allow us to operate for at least the next 15 months (or up to any Extension Period, if applicable), that could limit the amount available to fund our search for a target business or businesses and complete our initial business combination, and we will depend on loans from our sponsor or management team to fund those activities.

We believe that, upon the closing of this offering, the funds available to us outside of the trust account, will be sufficient to allow us to operate for at least the next 15 months (or up to any Extension Period, if applicable); however, we cannot assure you that our estimate is accurate. Of the net proceeds of this offering and the sale of the private units, only approximately $1,125,000 (or $1,106,250, if the over-allotment option is exercised in full) will be available to us initially outside the trust account to fund our working capital requirements. In the event that our offering expenses exceed our estimate of $1,350,000, we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $1,350,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

We expect to incur significant costs in pursuit of our acquisition plans. Management’s plans to address this need for capital through this offering and potential loans from certain of our affiliates are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” However, our affiliates are not obligated to make loans to us in the future, and we may not be able to raise additional financing from unaffiliated parties necessary to fund our expenses. Any such event in the future may negatively impact the analysis regarding our ability to continue as a going concern and our ability to consummate our initial business combination transaction.

Of the funds available to us, we could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.20 per share on the liquidation of our trust account and our warrants will expire worthless. In certain circumstances, our public shareholders may receive less than $10.20 per share on the redemption of their shares. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.20 per share” and other risk factors herein.

If we are required to seek additional capital, we would need to borrow funds from our sponsor, management team or other third parties to operate or may be forced to liquidate. Neither our sponsor, members of our management team nor any of their affiliates is under any obligation to advance funds to us in such circumstances. Any such advances would be repaid only from funds held outside the trust account or from funds released to us upon completion of our initial business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. Consequently, our public shareholders may only receive approximately $10.20 per share (or less in certain circumstances) on our redemption of our public shares, and our warrants will expire worthless. In such case, our public shareholders may only receive $10.20 per share, and our warrants will expire worthless. In certain circumstances, our public shareholders may receive less than $10.20 per share on the redemption of their shares. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.20 per share” and other risk factors herein.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.20 per share.

Our placing of funds in the trust account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, service providers (other than our independent auditors), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we are unable to complete our initial business combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Accordingly, the per-share redemption amount received by public shareholders could be less than the $10.20 per share initially held in the trust account, due to claims of such creditors.

Our sponsor has agreed that it will be liable to us if and to the extent any claims by a vendor (other than our independent auditors) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.20 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third party claims. We have not independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company. Accordingly, our sponsor may not have sufficient funds available to satisfy those obligations. We have not asked our sponsor to reserve for such obligations, and therefore, no funds are currently set aside to cover any such obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.20 per public share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Our directors may decide not to enforce the indemnification obligations of our sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public shareholders.

In the event that the proceeds in the trust account are reduced below the lesser of (i) $10.20 per public share or (ii) such lesser amount per share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, and our sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public shareholders may be reduced below $10.20 per share.

If, before distributing the proceeds in the trust account to our public shareholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our shareholders and the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the trust account to our public shareholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy or insolvency laws, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy or insolvency claims deplete the trust account, the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

If, after we distribute the proceeds in the trust account to our public shareholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, a bankruptcy or insolvency court may seek to recover such proceeds, and the members of our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our board of directors and us to claims of punitive damages.

If, after we distribute the proceeds in the trust account to our public shareholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy or insolvency laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy or insolvency court could seek to recover all amounts received by our shareholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.

If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:

•        restrictions on the nature of our investments; and

•        restrictions on the issuance of securities;

each of which may make it difficult for us to complete our initial business combination.

In addition, we may have imposed upon us burdensome requirements, including:

•        registration as an investment company;

•        adoption of a specific form of corporate structure; and

•        reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations that we are currently not subject to.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act. The proceeds held in the trust account may be invested by the trustee only in United States government treasury bills with a maturity of 185 days or less or in money market funds investing solely in United States Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act. Because the investment of the proceeds will be restricted to these instruments, we believe we will meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to complete a business combination. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.20 per share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, including our ability to negotiate and complete our initial business combination, and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business, including our ability to negotiate and complete our initial business combination, and results of operations.

Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

If we are forced to enter into an insolvent liquidation, any distributions received by shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, we were unable to pay our debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover some or all amounts received by our shareholders. Furthermore, our directors may be viewed as having breached their fiduciary duties to us or our creditors and/or may have acted in bad faith, and thereby exposing themselves and our company to claims, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons. We and our directors and officers who knowingly and willfully authorized or permitted any distribution to be paid out of our share premium account while we were unable to pay our debts as they fall due in the ordinary course of business would be guilty of an offence and may be liable to a fine of up to $18,292 and to imprisonment for five years in the Cayman Islands.

We may not hold an annual general meeting until after the completion of our initial business combination. Our public shareholders will not have the right to appoint directors prior to the consummation of our Business Combination and will not have the right to call a general meeting.

In accordance with NYSE corporate governance requirements, we are not required to hold an annual general meeting until one year after our first fiscal year end following our listing on NYSE. There is no requirement under the Companies Act for us to hold annual or extraordinary general meetings to appoint directors. Until we hold an annual general meeting, public shareholders may not be afforded the opportunity to discuss company affairs with management. As holders of our Class A ordinary shares, our public shareholders also will not have the right to vote on the appointment of directors prior to completion of our initial business combination. In addition, during that time period, holders of a majority of our founders shares may remove a member of the board of directors for any reason. Under our amended and restated articles of association, our shareholders will furthermore not have the right to call a general meeting.

Because we are not limited to a particular industry or any specific target businesses with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular target business’s operations.

While we are focused upon a combination with a company that is in a technology-based mobility business, we nevertheless may pursue acquisition opportunities in any one of numerous industries or geographic locations. We will not, however, under our amended and restated memorandum and articles of association, be permitted to effectuate our business combination with another blank check company or similar company with nominal operations. Because we have not yet identified or approached any specific target business with respect to a business combination, there is no basis to evaluate the possible merits or risks of any particular target business’s operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we complete our business combination, we may be affected by numerous risks inherent in the business operations with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable or an early stage entity. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. We also cannot assure you that an investment in our units will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a business combination target. Accordingly, any shareholders who choose to remain shareholders following the business combination could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the tender offer materials or proxy statement relating to the business combination contained an actionable material misstatement or material omission.

Although we have identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into our initial business combination with a target that does not meet such criteria and guidelines, and as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria and guidelines.

Although we have identified general criteria and guidelines for evaluating prospective target businesses, it is possible that a target business with which we enter into our initial business combination will not have all of these positive attributes. If we complete our initial business combination with a target that does not meet some or all of these guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. In addition, if we announce a prospective business combination with a target that does not meet our general criteria and guidelines, a greater number of shareholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, if shareholder approval of the transaction is required by law, or we decide to obtain shareholder approval for business or other legal reasons, it may be more difficult for us to attain shareholder approval of our initial business combination if the target business does not meet our general criteria and guidelines. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.20 per share on the liquidation of our trust account and our warrants will expire worthless.

We are not required to obtain an opinion from an independent investment banking firm or from another independent entity that commonly renders valuation opinions, and consequently, you may have no assurance from an independent source that the price we are paying for the business is fair to our company from a financial point of view.

Unless we complete our initial business combination with an affiliated entity, we are not required to obtain an opinion from an independent investment banking firm, or from another independent entity that commonly renders valuation opinions, that the price we are paying is fair to our company from a financial point of view. If no opinion is obtained, our shareholders will be relying on the judgment of our board of directors, who will determine fair market value based on standards generally accepted by the financial community. Such standards used will be disclosed in our tender offer documents or proxy solicitation materials, as applicable, related to our initial business combination.

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our shareholders’ investment in us.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt following this offering, we may choose to incur substantial debt to complete our initial business combination. We have agreed that we will not incur any indebtedness unless we have obtained from the lender a waiver of any right, title, interest or claim of any kind in or to the monies held in the trust account. As such, no issuance of debt will affect the per-share amount available for redemption from the trust account. Nevertheless, the incurrence of debt could have a variety of negative effects, including:

•        default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•        acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•        our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•        our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is issued and outstanding;

•        our inability to pay dividends on our Class A ordinary shares;

•        using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our Class A ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•        limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•        increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•        limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

We may only be able to complete one business combination with the proceeds of this offering and the sale of the private units, which will cause us to be solely dependent on a single business which may have a limited number of products or services. This lack of diversification may negatively impact our operations and profitability.

Of the net proceeds from this offering and the sale of the private units, $179,625,000, or $206,381,250 if the over-allotment option is exercised in full (assuming in each case no redemption of Class A ordinary shares) will be available to complete our business combination and pay related fees and expenses (which fees will include up to approximately $7,875,000 (or up to $9,056,250 if the over-allotment option is exercised in full), for the payment of a deferred underwriting fee to Stifel subject to our consummation of the business combination transaction).

We may effectuate our initial business combination with a single target business or multiple target businesses simultaneously or within a short period of time. However, we may not be able to effectuate our initial business combination with more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By completing our initial business combination with only a single entity our lack of diversification may subject us to numerous economic, competitive and regulatory risks. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•        solely dependent upon the performance of a single business, property or asset; or

•        dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory risks, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.

We may attempt to simultaneously complete business combinations with multiple prospective targets, which may hinder our ability to complete our initial business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.

If we determine to simultaneously acquire several businesses that are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete our initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

We may seek acquisition opportunities with an early stage company, a financially unstable business or an entity lacking an established record of revenue or earnings.

To the extent we complete our initial business combination with an early stage company, a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by numerous risks inherent in the operations of the business with which we combine. These risks include investing in a business without a proven business model and with limited historical financial data, volatile revenues or earnings, intense competition and difficulties in obtaining and retaining key personnel. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we may not be able to properly ascertain or assess all of the significant risk factors and we may not have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business.

We may attempt to complete our initial business combination with a private company about which little information is available, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

In pursuing our acquisition strategy, we may seek to effectuate our initial business combination with a privately held company. Very little public information generally exists about private companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete a business combination with which a substantial majority of our shareholders do not agree.

Our amended and restated memorandum and articles of association will not provide a specified maximum redemption threshold, except that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 either immediately prior to or upon completion of our initial business combination (such that we do not then become subject to the SEC’s “penny stock” rules), or any greater net tangible asset or cash requirement that may be contained in the agreement relating to our initial business combination. As a result, we may be able to complete our initial business combination even though a substantial majority of our public shareholders do not agree with the transaction and have redeemed their shares or, if we seek shareholder approval of our initial business combination and do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, have entered into privately negotiated agreements to sell their shares to our sponsor, officers, directors, advisors or any of their affiliates. In the event the aggregate cash consideration we would be required to pay for all Class A ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, all Class A ordinary shares submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

In order to effectuate an initial business combination, blank check companies have, in the past, amended various provisions of their charters and modified governing instruments. We cannot assure you that we will not seek to amend our amended and restated memorandum and articles of association or governing instruments, in a manner that will make it easier for us to complete our initial business combination that some of our shareholders may not support.

In order to effectuate an initial business combination, blank check companies have, in the recent past, amended various provisions of their charters and modified governing instruments. For example, blank check companies have amended the definition of business combination, increased redemption thresholds and extended the time to consummate an initial business combination. Amending our amended and restated memorandum and articles of association will require at least a special resolution of our shareholders as a matter of Cayman Islands law. A resolution is deemed to be a special resolution as a matter of Cayman Islands law where it has been approved by either (1) at least two-thirds (or any higher threshold specified in a company’s articles of association) of a company’s shareholders at a general meeting for which notice specifying the intention to propose the resolution as a special resolution has been given or (2) if so authorized by a company’s articles of association, by a unanimous written resolution of all of the company’s shareholders. Our amended and restated memorandum and articles of association will provide that special resolutions must be approved either by at least two-thirds of our shareholders who attend and vote at a shareholders meeting (i.e., the lowest threshold permissible under Cayman Islands law) (other than amendments relating to the appointment or removal of directors prior to our initial business combination, which require the approval of at least 90% of our ordinary shares voting in a general meeting), or by a unanimous written resolution of all of our shareholders. We cannot assure you that we will not seek to amend our amended and restated memorandum and articles of association or governing instruments or extend the time to consummate an initial business combination in order to effectuate our initial business combination.

The provisions of our amended and restated memorandum and articles of association that relate to our pre-business combination activity (and corresponding provisions of the agreement governing the release of funds from our trust account) may be amended with the approval of holders of at least 65% of our ordinary shares who attend and vote at a general meeting, which is a lower amendment threshold than that of some other blank check companies. It may be easier for us, therefore, to amend our amended and restated memorandum and articles of association and the trust agreement to facilitate the completion of an initial business combination that some of our shareholders may not support.

Some other blank check companies have a provision in their charter which prohibits the amendment of certain of its provisions, including those which relate to a company’s pre-business combination activity, without approval by holders of a certain percentage of the company’s shares. In those companies, amendment of these provisions typically requires approval by holders holding between 90% and 100% of the company’s public shares. Our amended and restated memorandum and articles of association will provide that any of its provisions, including those related to pre-business combination activity (including the requirement to deposit proceeds of this offering and the private placement of units into the trust account and not release such amounts except in specified circumstances), may be amended if approved by holders of at least two-thirds of our ordinary shares who attend and vote in a general meeting, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of 65% of our ordinary shares (other than amendments relating to the appointment or removal of directors prior to our initial business combination, which require the approval of at least 90% of our ordinary shares voting in a general meeting). Our initial shareholders, who will collectively beneficially own 20% of our ordinary shares upon the closing of this offering (assuming they do not purchase any units in this offering), may participate in any vote to amend our amended and restated memorandum and articles of association and/or trust agreement and will have the discretion to vote in any manner they choose. As a result, we may be able to amend the provisions of our amended and restated memorandum and articles of association which govern our pre-business combination behavior more easily than some other blank check companies, and this may increase our ability to complete our initial business combination with which you do not agree. However, our amended and restated memorandum and articles of association prohibit any amendment of its provisions (A) that would affect our public shareholders’ ability to convert or sell their shares to us in connection with a business combination as described herein or to modify the substance or timing of the redemption rights provided to shareholders as described in this prospectus if we do not complete our initial business combination within 15 months from the closing of this offering or during any Extension Period or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, unless we provide public shareholders with the opportunity to redeem their public shares. Furthermore, our sponsor, officers and directors have agreed, pursuant to a written agreement with us, that they will not propose such an amendment unless we provide our public shareholders with the opportunity to redeem their public shares. In certain circumstances, our shareholders may pursue remedies against us for any breach of our amended and restated memorandum and articles of association.

We may amend the terms of the warrants in a manner that may be adverse to holders of public warrants with the approval by the holders of at least a majority of the then outstanding public warrants.

Our warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least a majority of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants. Accordingly, we may amend the terms of the public warrants in a manner adverse to a holder if holders of at least a majority of the then outstanding public warrants approve of such amendment. Although our ability to amend the terms of the public warrants with the consent of at least a majority of the then outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, shorten the exercise period or decrease the number of Class A ordinary shares purchasable upon exercise of a warrant.

Certain agreements related to this offering may be amended without shareholder approval.

Certain agreements, including the underwriting agreement relating to this offering, the investment management trust agreement between us and Continental Stock Transfer & Trust Company, the letter agreement among us and our sponsor, officers, directors (including director nominees), the registration rights agreement among us and our sponsor and the administrative and support services agreement between us and our sponsor, may be amended without shareholder approval. These agreements contain various provisions that our public shareholders might deem to be material. For example, the underwriting agreement related to this offering contains a covenant that the target company that we acquire must have a fair market value equal to at least 80% of the balance in the trust account at the time of signing the definitive agreement for the transaction with such target business (excluding (i) the fee to be paid to Stifel as a deferred underwriting fee at the time of the business combination and (ii) taxes payable on the income earned on the trust account) so long as we obtain and maintain a listing for our securities on the NYSE. While we do not expect our board to approve any amendment to any of these agreements prior to our initial business combination, it may be possible that our board, in exercising its business judgment and subject to its fiduciary duties, chooses to approve one or more amendments to any such agreement in connection with the consummation of our initial business combination. Any such amendment may have an adverse effect on the value of an investment in our securities.

We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering and the sale of the private units will be sufficient to allow us to complete our initial business combination, because we have not yet identified any prospective target business we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering and the sale of the private units prove to be insufficient, either because of the size of our initial business combination, the depletion of the available net proceeds in search of a target business, the obligation to redeem for cash a significant number of shares from shareholders who elect redemption in connection with our initial business combination or the terms of negotiated transactions to purchase shares in connection with our initial business combination, we may be required to seek additional financing or to abandon the proposed business combination. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to complete our initial business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, even if we do not need additional financing to complete our initial business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or shareholders is required to provide any financing to us in connection with or after our initial business combination. If we are unable to complete our initial business combination, our public shareholders may only receive approximately $10.20 per share on the liquidation of our trust account, and our warrants will expire worthless. In certain circumstances, our public shareholders may receive less than $10.20 per share on the redemption of their shares. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.20 per share” and other risk factors below.

Because our sponsor, officers and directors can purchase additional shares in anticipation of the vote on our initial business combination transaction, they may disproportionately influence the outcome of that vote in a manner that benefits themselves but is averse to the interests of our public shareholders.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, officers, or their respective affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. Please see “Proposed Business — Comparison of redemption or purchase prices in connection with our initial business combination and if we fail to complete our initial business combination” for a description of how such persons will determine from which shareholders they will seek to acquire shares. There is no limit as to the number of shares such persons may purchase, or any restriction on the price that they may pay.

These persons have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. However, in the event our sponsor, directors, officers, or their respective affiliates determine to make any such purchases at the time of a shareholder vote relating to our initial business combination, such purchases could have the effect of influencing the vote necessary to approve such transaction, which may not be beneficial for our public shareholders.

Because we must furnish our shareholders with target business financial statements, we may lose the ability to complete an otherwise advantageous initial business combination with some prospective target businesses.

The federal proxy rules require that a proxy statement with respect to a vote on a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports. We will include the same financial statement disclosure in connection with our tender offer documents, whether or not they are required under the tender offer rules. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America, or U.S. GAAP, or international financing reporting standards as issued by the International Accounting Standards Board, or IFRS, depending on the circumstances and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such financial statements in time for us to disclose such financial statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame.

We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As a result, our shareholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the end of any second quarter of a fiscal year, in which case we would no longer be an emerging growth company as of the end of such fiscal year. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Additionally, we are a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to effectuate our initial business combination, require substantial financial and management resources, and increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls beginning with our Annual Report on Form 10-K for the year ending December 31, 2022. Only in the event we are deemed to be a large accelerated filer or an accelerated filer, and no longer qualify as an emerging growth company, will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. Further, for as long as we remain an emerging growth company, we will not be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to other public companies because a target company with which we seek to complete our initial business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal control of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Resources could be wasted in researching acquisitions that are not completed, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.20 per share, or less than such amount in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.

We anticipate that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to complete our initial business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.20 per share on the liquidation of our trust account and our warrants will expire worthless. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.20 per share” and other risk factors.

Risks Relating to the Post-Business Combination Company

If we effect a business combination with a company located in a foreign jurisdiction, we would be subject to a variety of additional risks that may negatively impact our operations.

If we pursue a target company with operations or opportunities outside of the United States for our initial business combination, we may face additional burdens in connection with investigating, agreeing to and completing such initial business combination, and if we effect such initial business combination, we would be subject to a variety of additional risks that may negatively impact our operations.

If we pursue a target a company with operations or opportunities outside of the United States for our initial business combination, we would be subject to risks associated with cross-border business combinations, including in connection with investigating, agreeing to and completing our initial business combination, conducting due diligence in a foreign jurisdiction, having such transaction approved by any local governments, regulators or agencies and changes in the purchase price based on fluctuations in foreign exchange rates.

If we effect our initial business combination with such a company, we would be subject to any special considerations or risks associated with companies operating in an international setting, including any of the following:

•        costs and difficulties inherent in managing cross-border business operations;

•        rules and regulations regarding currency redemption;

•        complex corporate withholding taxes on individuals;

•        laws governing the manner in which future business combinations may be effected;

•        exchange listing and/or delisting requirements;

•        tariffs and trade barriers;

•        regulations related to customs and import/export matters;

•        local or regional economic policies and market conditions;

•        transparency issues in general and, more specifically, the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act, and other anti-corruption compliance laws and issues;

•        unexpected changes in regulatory requirements;

•        challenges in managing and staffing international operations;

•        longer payment cycles;

•        tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•        currency fluctuations and exchange controls;

•        rates of inflation;

•        challenges in collecting accounts receivable;

•        cultural and language differences;

•        employment regulations;

•        underdeveloped or unpredictable legal or regulatory systems;

•        corruption;

•        protection of intellectual property;

•        social unrest, crime, strikes, riots and civil disturbances;

•        regime changes and political upheaval;

•        terrorist attacks and wars; and

•        deterioration of political relations with the United States.

We may not be able to adequately address these additional risks. If we were unable to do so, we may be unable to complete such initial business combination, or, if we complete such initial business combination, our operations might suffer, either of which may adversely impact our business, financial condition and results of operations.

If our management following our initial business combination is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws, which could lead to various regulatory issues.

Following our initial business combination, any or all of our management could resign from their positions as officers of the Company, and the management of the target business at the time of the business combination will remain in place. Management of the target business may not be familiar with United States securities laws. If new management is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

After our initial business combination, substantially all of our assets may be located in a foreign country and substantially all of our revenue will be derived from our operations in such country. Accordingly, our results of operations and prospects will be subject, to a significant extent, to the economic, political and legal policies, developments and conditions in the country in which we operate.

The economic, political and social conditions, as well as government policies, of the country in which our operations are located could affect our business. Economic growth could be uneven, both geographically and among various sectors of the economy and such growth may not be sustained in the future. If in the future such country’s economy experiences a downturn or grows at a slower rate than expected, there may be less demand for spending in certain industries. A decrease in demand for spending in certain industries could materially and adversely affect our ability to find an attractive target business with which to consummate our initial business combination and if we effect our initial business combination, the ability of that target business to become profitable.

Exchange rate fluctuations and currency policies may diminish a target business’ ability to succeed in the international markets.

In the event we acquire a non-U.S. target, as we may do, a substantial portion of revenues and income of the target business may be received in a foreign currency, as well as a substantial portion of its expenses paid in a foreign currency, whereas its financial results will likely be recorded in U.S. dollars. As a result, the target business’ financial results could be adversely affected by fluctuations in the value of local currencies relative to the U.S. dollar. The value of the currency in such regions fluctuates relative to the U.S. dollar and is affected by, among other things, changes in political and economic conditions. Any change in the relative value of that currency against our reporting currency may affect the attractiveness of any target business or, following consummation of our initial business combination, our financial condition and results of operations. Additionally, if a currency appreciates in value against the U.S. dollar prior to the consummation of our initial business combination, as it has done over the course of the year 2021 thus far in certain regions, the cost of a target business as measured in dollars will increase, which may make it less likely that we are able to consummate a transaction with that business.

Subsequent to the completion of our initial business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our share price, which could cause you to lose some or all of your investment.

Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will identify all material issues that may be present with a particular target business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target business and outside of our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing. Accordingly, any shareholder or warrant holder who chooses to remain a shareholder or warrant holder following our initial business combination could suffer a reduction in the value of their securities. Such shareholders and warrant holders are unlikely to have a remedy for such reduction in value.

We may have limited ability to assess the management of a prospective target business and, as a result, may effect our initial business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company.

When evaluating the desirability of effecting our initial business combination with a prospective target business, our ability to assess the target business’s management may be limited due to a lack of time, resources or information. Our assessment of the capabilities of the target’s management, therefore, may prove to be incorrect and such management may lack the skills, qualifications or abilities we suspected. Should the target’s management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted. Accordingly, shareholders or warrant holders who choose to remain shareholders or warrant holders following our initial business combination could suffer a reduction in the value of their securities. Such shareholders or warrant holders are unlikely to have a remedy for such reduction in value.

The officers and directors of an acquisition candidate may resign upon completion of our initial business combination. The departure of a business combination target’s key personnel could negatively impact the operations and profitability of our post-combination business. The role of an acquisition candidate’s key personnel upon the completion of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our initial business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place.

Our management may not be able to maintain control of a target business after our initial business combination. We cannot provide assurance that, upon loss of control of a target business, new management will possess the skills, qualifications or abilities necessary to profitably operate such business.

We may structure a business combination so that the post-transaction company in which our public shareholders own shares will own less than 100% of the equity interests or assets of a target business, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for us not to be required to register as an investment company under the Investment Company Act. We will not consider any transaction that does not meet such criteria. Even if the post-transaction company owns 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new Class A ordinary shares in exchange for all of the issued and outstanding capital stock, shares and/or other equity interests of a target. In this case, we would acquire a 100% interest in the target. However, as a result of the issuance of a substantial number of new ordinary shares, our shareholders immediately prior to such transaction could own less than a majority of our issued and outstanding ordinary shares subsequent to such transaction. In addition, other minority shareholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s shares than we initially acquired. Accordingly, this may make it more likely that our management will not be able to maintain our control of the target business.

We may engage one or more of our underwriters or one of their respective affiliates to provide additional services to us after this offering, which may include acting as M&A advisor in connection with an initial business combination or as placement agent in connection with a related financing transaction. Our underwriters are entitled to receive deferred underwriting commissions that will be released from the trust account only upon a completion of an initial business combination. These financial incentives may cause them to have potential conflicts of interest in rendering any such additional services to us after this offering, including, for example, in connection with the sourcing and consummation of an initial business combination.

We may engage one or more of our underwriters or one of their respective affiliates to provide additional services to us after this offering, including, for example, identifying potential targets, providing M&A advisory services, acting as a placement agent in a private offering or arranging debt financing transactions. We may pay such underwriter or its affiliate fair and reasonable fees or other compensation that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters or their respective affiliates and no fees or other compensation for such services will be paid to any of the underwriters or their respective affiliates prior to the date that is 60 days from the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriters’ compensation in connection with this offering. The underwriters are also entitled to receive deferred underwriting commissions that are conditioned on the completion of an initial business combination. The underwriters’ or their respective affiliates’ financial interests tied to the consummation of a business combination transaction may give rise to potential conflicts of interest in providing any such additional services to us, including potential conflicts of interest in connection with the sourcing and consummation of an initial business combination.

Risks Relating to our Management Team

Our ability to successfully effect our initial business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following our initial business combination. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.

Our ability to successfully effect our initial business combination is dependent upon the efforts of our key personnel. The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management, board member or advisory positions following our initial business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after our initial business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements.

In addition, the officers and directors of an acquisition candidate may resign upon completion of our initial business combination. The departure of a business combination target’s key personnel could negatively impact the operations and profitability of our post-combination business. The role of an acquisition candidate’s key personnel upon the completion of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our initial business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel may be able to remain with the company after the completion of our initial business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the completion of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, subject to their fiduciary duties under Cayman Islands law. However, we believe the ability of such individuals to remain with us after the completion of our initial business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. There is no certainty, however, that any of our key personnel will remain with us after the completion of our initial business combination. We cannot assure you that any of our key personnel will remain in senior management or advisory positions with us. The determination as to whether any of our key personnel will remain with us will be made at the time of our initial business combination.

We may seek acquisition opportunities in industries or sectors that may be outside of our management’s areas of expertise.

We will consider a business combination outside of our management’s areas of expertise if a business combination candidate is presented to us and we determine that such candidate offers an attractive acquisition opportunity for our company. In the event we elect to pursue an acquisition outside of the areas of our management’s expertise, our management’s expertise may not be directly applicable to its evaluation or operation, and the information contained in this prospectus regarding the areas of our management’s expertise would not be relevant to an understanding of the business that we elect to acquire. As a result, our management may not be able to adequately ascertain or assess all of the significant risk factors. Accordingly, any shareholders who choose to remain shareholders following our initial business combination could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value.

Past performance by the companies in which our management team and our sponsor’s partners and affiliates have been involved may not be indicative of future performance of an investment in us.

Information regarding performance by, or businesses associated with, our management team and sponsor’s partners and affiliates is presented for informational purposes only. Past performance by our management team and sponsor’s partners and affiliates is not a guarantee either (i) of success with respect to any business combination we may consummate or (ii) that we will be able to locate a suitable candidate for our initial business combination. You should not rely on the historical record of our management team and sponsor’s partners and affiliates as indicative of our future performance and you may lose all or part of your invested capital. Additionally, in the course of their respective careers, members of our management team and our sponsor’s partners and affiliates have been involved in businesses and deals that were unsuccessful. None of our officers, directors or the partners or affiliates of our sponsor have had management experience with blank check companies or special purpose acquisition corporations in the past.

We are dependent upon our officers and directors and their departure could adversely affect our ability to operate.

Our operations are dependent upon a relatively small group of individuals and, in particular, Mr. Plaut, our Chairman of the Board and Chief Executive Officer, and our other officers and directors. We believe that our success depends on the continued service of our officers and directors, at least until we have completed our initial business combination. In addition, our officers and directors are not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have an employment agreement with, or key-man insurance on the life of, any of our directors or officers. The unexpected loss of the services of one or more of our directors or officers could have a detrimental effect on us. In particular, one of our directors, Joachim Drees, is subject to certain restrictions under a termination agreement with TRATON SE (formerly Volkswagen Truck & Bus GmbH), where he formerly served as a member of the executive management board. Under that termination agreement, the executive management board of TRATON SE may revoke its approval of Mr. Drees’ serving as our director following our potential business combination if it comes to the conclusion that our company (after combination with a target company) is in direct competition with TRATON SE and its affiliates.

Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to complete our initial business combination.

Our officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses. We do not intend to have any full-time employees prior to the completion of our initial business combination. Each of our officers is engaged in several other business endeavors for which he or she may be entitled to substantial compensation and our officers are not obligated to contribute any specific number of hours per week to our affairs. Our independent directors also serve as officers and board members for other entities. If our officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs, which may have a negative impact on our ability to complete our initial business combination. For a complete discussion of our officers’ and directors’ other business affairs, please see “Management — Directors, Director Nominees and Executive Officers.”

Certain of our officers and directors are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Following the completion of this offering and until we consummate our initial business combination, we intend to engage in the business of identifying and combining with one or more businesses. Our sponsor and officers and directors are, or may in the future become, affiliated with entities such as operating companies or investment vehicles that are engaged in making and managing investments in a similar business.

Our officers and directors also may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe certain fiduciary or contractual duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor and a potential target business may be presented to other entities prior to its presentation to us, subject to his or her fiduciary duties under Cayman Islands law.

For a complete discussion of our officers’ and directors’ business affiliations and the potential conflicts of interest that you should be aware of, please see “Management — Directors, Director Nominees and Executive Officers,” “Management — Conflicts of Interest” and “Certain Relationships and Related Party Transactions.”

Our officers, directors, security holders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.

We have not adopted a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. In fact, we may enter into a business combination with a target business that is affiliated with our sponsor, our directors or officers, although we do not intend to do so. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours.

We may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliated with our sponsor, officers, directors or initial shareholders which may raise potential conflicts of interest.

In light of the involvement of our sponsor, officers and directors with other entities, we may decide to acquire one or more businesses affiliated with our sponsor, officers and directors. Our officers and directors also serve as officers and board members for other entities, including, without limitation, those described under “Management — Conflicts of Interest.” Such entities may compete with us for business combination opportunities. Our sponsor, officers and directors are not currently aware of any specific opportunities for us to complete our initial business combination with any entities with which they are affiliated, and there have been no preliminary discussions concerning a business combination with any such entity or entities.

Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for a business combination as set forth in “Proposed Business — Effecting a Business Combination — Selection of a Target Business and Structuring of a Business Combination” and such transaction was approved by a majority of our independent and disinterested directors.

Since our initial shareholders will lose their entire investment in us if our initial business combination is not completed (other than with respect to any public shares they may acquire), a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.

Prior to this offering, our sponsor purchased an aggregate of 5,031,250 founders shares (after surrendering 718,750 founders shares prior to this offering) for an aggregate purchase price of $25,000. Prior to the initial investment in the company of $25,000 by our sponsor, the company had no assets, tangible or intangible. Simultaneous with the closing of this offering, our sponsor will purchase 860,000 private units. As such, our sponsor will own 20% of our issued and outstanding shares after this offering (assuming that it does not purchase units in this offering, and excluding the Class A ordinary shares contained in the private units and underlying the private warrants included in the private units). If we increase or decrease the size of the offering, or if the underwriters exercise their over-allotment option in the offering, we will effect a capitalization or share surrender or redemption or other appropriate mechanism, as applicable, immediately prior to the consummation of the offering in such amount as to ensure that the total number of founders shares constitute 25% of our public shares being sold in this offering. The founders shares will be worthless if we do not complete an initial business combination. The founders shares — which are Class B ordinary shares — are identical to the Class A ordinary shares included in the units being sold in this offering except that until the consummation of our initial business combination transaction, only the founders shares have the right to vote on the appointment of directors. In addition, both the founders (Class B ordinary) shares and the private units (consisting of private (Class A ordinary) shares and private warrants) purchased by the sponsor concurrently with the offering are subject to certain transfer restrictions (unlike public shares). Furthermore, our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed (A) to waive their redemption rights with respect to their shares in connection with the completion of our initial business combination and (B) to waive their rights to liquidating distributions from the trust account with respect to their founders shares and shares underlying private warrants if we fail to complete our initial business combination within 15 months from the closing of this offering or during any Extension Period (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame), as described herein and in our amended and restated memorandum and articles of association.

The personal and financial interests of our sponsor, officers and directors may influence their motivation in identifying and selecting a target business combination, completing an initial business combination and influencing the operation of the business following the initial business combination. This risk may become more acute as the 15-month (or any Extension Period, if applicable) deadline following the closing of this offering nears, which is the deadline for the completion of our initial business combination.

Since our sponsor, officers and directors, or any of their respective affiliates, will be reimbursed for any bona-fide, documented out-of-pocket expenses if our initial business combination is not completed, a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.

At the closing of our initial business combination, our sponsor, officers and directors, or any of their respective affiliates, will be reimbursed for any bona-fide, documented out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred in connection with activities on our behalf. These financial interests of our sponsor, officers and directors may influence their motivation in identifying and selecting a target business combination and completing an initial business combination.

Changes in the market for directors and officers liability insurance could make it more difficult and more expensive for us to negotiate and complete an initial business combination.

In recent months, the market for directors and officers liability insurance for special purpose acquisition companies has changed. The premiums charged for such policies have generally increased and the terms of such policies have generally become less favorable. There can be no assurance that these trends will not continue.

The increased cost and decreased availability of directors and officers liability insurance could make it more difficult and more expensive for us to negotiate an initial business combination. In order to obtain directors and officers liability insurance or modify its coverage as a result of becoming a public company, the post-business combination entity might need to incur greater expense, accept less favorable terms or both. However, any failure to obtain adequate directors and officers liability insurance could have an adverse impact on the post-business combination’s ability to attract and retain qualified officers and directors.

In addition, even after we were to complete an initial business combination, our directors and officers could still be subject to potential liability from claims arising from conduct alleged to have occurred prior to the initial business combination. As a result, in order to protect our directors and officers, the post-business combination entity will likely need to purchase additional insurance with respect to any such claims (“run-off insurance”). The need for run-off insurance would be an added expense for the post-business combination entity, and could interfere with or frustrate our ability to consummate an initial business combination on terms favorable to our investors.

Risks Relating to our Securities

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your public shares or warrants, potentially at a loss.

Our public shareholders will be entitled to receive funds from the trust account only upon the earliest to occur of: (1) the completion of our initial business combination, and then only in connection with those Class A ordinary shares that such shareholder properly elected to redeem, subject to the limitations described herein, (2) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of the redemption rights provided to shareholders as described in this prospectus, or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity and (3) the redemption of our public shares if we are unable to complete our initial business combination within 15 months from the closing of this offering or during any Extension Period, subject to applicable law and as further described herein. In no other circumstances will a shareholder have any right or interest of any kind in the trust account. Holders of warrants will not have any right to the proceeds held in the trust account with respect to the warrants. Accordingly, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.

NYSE may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We have applied to have our units listed on NYSE. We expect that our units will be listed on NYSE on or promptly after the date of this prospectus. Following the date that our Class A ordinary shares and warrants are eligible to trade separately, we anticipate that our Class A ordinary shares and warrants will be listed separately on NYSE. Although, after giving effect to this offering, we expect to meet on a pro forma basis NYSE’s minimum initial listing standards, which generally only require that we meet certain requirements relating to shareholders’ equity, market capitalization, aggregate market value of publicly held shares and distribution requirements, we cannot assure you that our securities will be, or will continue to be, listed on NYSE in the future or prior to our initial business combination. In order to continue listing our securities on NYSE prior to our initial business combination, we must maintain certain financial, distribution and share price levels. Additionally, in connection with our initial business combination, it is likely that NYSE will require us to file a new initial listing application and meet its initial listing requirements as well as certain qualitative requirements, as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If NYSE delists any of our securities from trading on its exchange and we are not able to list such securities on another national securities exchange, we expect such securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

•        a limited availability of market quotations for our securities;

•        reduced liquidity with respect to such securities;

•        a determination that our Class A ordinary shares are a “penny stock” which will require brokers trading in our Class A ordinary shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our securities;

•        a limited amount of news and analyst coverage for our company; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our units and eventually our Class A ordinary shares and warrants will be listed on NYSE, our units, Class A ordinary shares and warrants will qualify as covered securities under such statute. Although the states are preempted from regulating the sale of covered securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, other than the State of Idaho, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on NYSE, our securities would not qualify as covered securities under such statute and we would be subject to regulation in each state in which we offer our securities.

Because each unit contains one-half of one redeemable warrant and only a whole warrant may be exercised, the units may be worth less than units of other blank check companies.

Each unit contains one-half of one redeemable warrant. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least two units, you will not be able to receive or trade a whole warrant. This is different from other offerings similar to ours whose units include one share and one warrant to purchase one whole share. We have established the components of the units in this way in order to reduce the dilutive effect of the warrants upon completion of an initial business combination since the warrants will be exercisable in the aggregate for one-half of the number of shares compared to units that each contain a warrant to purchase one whole share, thus making us, we believe, a more attractive merger partner for target businesses. Nevertheless, this unit structure may cause our units to be worth less than if they included a warrant to purchase one whole share.

Our initial shareholders will control the appointment of our board of directors until completion of our initial business combination and will hold a substantial interest in us. As a result, they will appoint all of our directors prior to our initial business combination and may exert a substantial influence on actions requiring shareholder vote, potentially in a manner that you do not support.

Upon the closing of this offering, our initial shareholders will own 20% of our issued and outstanding ordinary shares (assuming they do not purchase any units in this offering, and excluding the private shares included in the private units that they will purchase concurrently with this offering). In addition, prior to our initial business combination, only the founders shares, all of which are held by our initial shareholders, will have the right to vote on the appointment of directors, and holders of a majority of our founders shares may remove a member of the board of directors for any reason. Neither our initial shareholders nor, to our knowledge, any of our officers or directors, have any current intention to purchase additional securities, other than as disclosed in this prospectus. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our Class A ordinary shares. In addition, as a result of their substantial ownership in our company, our initial shareholders may exert a substantial influence on other actions requiring a shareholder vote, potentially in a manner that you do not support, including amendments to our amended and restated memorandum and articles of association and approval of major corporate transactions. If our initial shareholders purchase any Class A ordinary shares in this offering or in the aftermarket or in privately negotiated transactions, this would increase their influence over these actions. Accordingly, our initial shareholders will exert significant influence over actions requiring a shareholder vote at least until the completion of our initial business combination.

Our sponsor paid an aggregate of $25,000, or $0.005 per founders share (following surrender of certain founders shares for no consideration in November 2021, and assuming the over-allotment option is exercised in full and thus no forfeiture by our sponsor of any founders shares), and, accordingly, you will experience immediate and substantial dilution upon the purchase of our Class A ordinary shares. Our sponsor could make a substantial profit on its founder shares after an initial business combination even if you experience substantial losses based on the $10.00 per unit offering price.

The difference between the public offering price per share (allocating all of the unit purchase price to the Class A ordinary shares and none to the warrant included in the unit) and the pro forma net tangible book value per Class A ordinary share after this offering constitutes the dilution to you and the other investors in this offering. Our sponsor acquired the founders shares at a nominal price, significantly contributing to this dilution. Upon the closing of this offering, and assuming no value is ascribed to the warrants included in the units, you and the other public shareholders will incur an immediate and substantial dilution of approximately 113.1%, (or $11.31 per share, assuming no exercise of the underwriter’s over-allotment option), the difference between the pro forma net tangible book value per share of $(1.31) and the initial offering price of $10.00 per unit. This dilution would increase to the extent that the anti-dilution provisions of the founders shares result in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the founders shares at the time of our initial business combination. In addition, because of the anti-dilution protection in the founders shares, any equity or equity-linked securities issued in connection with our initial business combination would be disproportionately dilutive to our Class A ordinary shares. This dilution would become exacerbated to the extent that public shareholders seek redemptions from the trust for their public shares.

In addition, since our sponsor only paid $25,000, or approximately $0.005 per share, for its founder shares and we are offering the units for $175,000,000 (before giving effect to any exercise of the over-allotment option), or $10.00 per unit, the sponsor and members of our management could make a substantial profit on their investment in the founder shares after an initial business combination even if you or other purchasers of Class A ordinary shares experience substantial losses on an investment in the units offered hereby or Class A ordinary shares, which may potentially create different interests between the sponsor, on the one hand, and you or other purchasers of units or Class A ordinary shares, on the other hand, in completing a business combination or following a business combination.

A provision of our warrant agreement may make it more difficult for us to consummate an initial business combination.

If:

(i) we issue additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at a Newly Issued Price of less than $9.20 per Class A ordinary share;

(ii) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the completion of our initial business combination (net of redemptions), and

(iii) the Market Value is below $9.20 per share,

then the exercise price of the warrants will be adjusted to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price. This may make it more difficult for us to consummate an initial business combination with a target business.

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant if, and only if, the reported last sale price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations and recapitalizations), for any 20 trading days within a 30 trading day period commencing after the warrants become exercisable and ending on the third business day prior to the notice of redemption to warrant holders.

If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force you to: (1) exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so; (2) sell your warrants at the then-current market price when you might otherwise wish to hold your warrants; or (3) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants.

The value received upon exercise of the warrants (1) may be less than the value the holders would have received if they had exercised their warrants at a later time where the underlying share price is higher and (2) may not compensate the holders for the value of the warrants.

Our warrants contained in our units, together with our founders shares and private warrants contained in our private units, may have an adverse effect on the market price of our Class A ordinary shares and make it more difficult to effectuate our initial business combination.

We will be issuing, as part of the 17,500,000 units that we offer under this prospectus, warrants to purchase 8,750,000 Class A ordinary shares (or warrants to purchase 10,062,500 Class A ordinary shares included in 20,125,000 units, if the underwriter’s over-allotment option is exercised in full), with an exercise price of $11.50 per warrant (subject to adjustment as provided herein), and, simultaneously with the closing of this offering, we will be selling in a private placement an aggregate of 860,000 private units that include 430,000 private warrants, each of which is exercisable to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as provided herein. Our sponsor currently holds 5,031,250 founders shares (up to 656,250 of which are subject to forfeiture depending on the extent to which the underwriter’s over-allotment option is not exercised). In addition, if our sponsor, an affiliate of our sponsor or certain of our officers and directors make any working capital loans, up to $1,500,000 of such loans may be converted into warrants, at the price of $1.00 per warrant, at the option of the lender. Such warrants would be identical to the private warrants contained in the private units. To the extent we issue ordinary shares to effectuate a business transaction, the potential for the issuance of a substantial number of additional Class A ordinary shares upon exercise of these warrants or conversion rights could make us a less attractive acquisition vehicle to a target business. Any such issuance will increase the number of issued and outstanding Class A ordinary shares and reduce the value of the Class A ordinary shares issued to complete the business transaction. Therefore, our warrants and founders shares may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business.

The private warrants that are part of the private units are identical to the warrants sold as part of the units in this offering except that: (1) they (including the ordinary shares issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by our sponsor until 30 days after the completion of our initial business combination; (2) they may not be redeemed; and (3) they (including the ordinary shares issuable upon exercise of these warrants) are entitled to registration rights.

The determination of the offering price of our units and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry. You may have less assurance, therefore, that the offering price of our units properly reflects the value of such units than you would have in a typical offering of an operating company.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative of the underwriters. In determining the size of this offering, management held customary organizational meetings with representatives of the underwriters, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the underwriters believed they reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the Class A ordinary shares and warrants underlying the units, include:

•        the history and prospects of companies whose principal business is the acquisition of other companies;

•        prior offerings of those companies;

•        our prospects for acquiring an operating business at attractive values;

•        a review of debt to equity ratios in leveraged transactions;

•        our capital structure;

•        an assessment of our management and their experience in identifying operating companies;

•        general conditions of the securities markets at the time of this offering; and

•        other factors as were deemed relevant.

Although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Shareholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal courts may be limited.

We are an exempted company incorporated under the laws of the Cayman Islands. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or officers, or enforce judgments obtained in the United States courts against our directors or officers. Our corporate affairs are governed by our amended and restated memorandum and articles of association, the Companies Act (as the same may be supplemented or amended from time to time) and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. We will also be subject to the federal securities laws of the United States. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States, and certain states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholders derivative action in a Federal court of the United States.

We have been advised by our Cayman Islands legal counsel that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a United States company.

Our amended and restated memorandum and articles of association provide that unless we consent to an alternate forum, the federal district courts of the United States shall be the exclusive forum of resolution of any claims arising under the Securities Act, which may impose additional litigation costs on our shareholders.

Our amended and restated memorandum and articles of association provide that, unless we consent otherwise, the federal district courts of the United States shall be the exclusive forum for the resolution of any claims arising under the Securities Act (for the sake of clarification, this provision does not apply to causes of action arising under the Exchange Act). While this provision of our amended and restated memorandum and articles of association does not restrict the ability of our shareholders to bring claims under the Securities Act, nor does it affect the remedies available thereunder if such claims are successful, we recognize that it may limit shareholders’ ability to bring a claim in a judicial forum that they find favorable and may increase certain litigation costs which may discourage the filing of claims under the Securities Act against us, our directors and our officers. However, the enforceability of similar forum provisions in other companies’ organizational documents has been challenged in legal proceedings and there is uncertainty as to whether courts would enforce the exclusive forum provisions in our amended and restated articles of association. If a court were to find the choice of forum provision contained in our amended and restated memorandum and articles of association to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could materially adversely affect our business, financial condition and results of operations.

Our amended and restated articles of association provide that unless we consent otherwise, the courts of the Cayman Islands shall have sole and exclusive jurisdiction for all disputes between our company and our shareholders under the Companies Act.

Unless we consent otherwise, the courts of the Cayman Islands shall have exclusive jurisdiction over any claim or dispute arising out of or in connection with our memorandum and articles of association or otherwise related in any way to each shareholder’s shareholding in the company, including but not limited to (i) any derivative action or proceeding brought on behalf of our company, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of our company to our company or our company’s shareholders, or (iii) any action asserting a claim arising pursuant to any provision of the Companies Act and each shareholder shall be deemed to have irrevocably submitted to the exclusive jurisdiction of the courts of the Cayman Islands over all such claims or disputes. Without prejudice to any other rights or remedies that we may have, each shareholder shall also be deemed to have acknowledged and agreed that damages alone would not be an adequate remedy for any breach of this exclusive forum provision in our memorandum and articles and that accordingly we will be entitled, without proof of special damages, to the remedies of injunction, specific performance or other equitable relief for any threatened or actual breach of this provision. This exclusive forum provision is intended to apply to claims arising under Cayman Islands law and would not apply to claims brought pursuant to the Securities Act or the Exchange Act or any other claim for which federal courts would have exclusive jurisdiction. Such exclusive forum provision in our amended and restated memorandum and articles of association will not relieve our company of its duties to comply with federal securities laws and the rules and regulations thereunder, and shareholders of our company will not be deemed to have waived our compliance with these laws, rules and regulations. This exclusive forum provision may limit a shareholder’s ability to bring a claim in a judicial forum of its choosing for disputes with our company or our directors or officers which may discourage lawsuits against our company, our directors, and our officers. However, there is uncertainty as to whether courts would enforce the exclusive forum provisions in our amended and restated memorandum and articles of association. If a court were to find the choice of forum provision contained in our amended and restated memorandum and articles of association to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could materially adversely affect our business, financial condition and results of operations.

Provisions in our amended and restated memorandum and articles of association may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our Class A ordinary shares and could entrench management.

Our amended and restated memorandum and articles of association will contain provisions that may discourage unsolicited takeover proposals that shareholders may consider to be in their best interests. These provisions include two-year director terms and the ability of the board of directors to designate the terms of and issue new series of preference shares, which may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

After our initial business combination, it is possible that a majority of our directors and officers will live outside the United States and all or substantially of our assets will be located outside the United States; therefore, investors may not be able to enforce federal securities laws or their other legal rights.

It is possible that after our initial business combination, a majority of our directors and officers will reside outside of the United States and all or substantially all of our assets will be located outside of the United States. As a result, it may be difficult, or in some cases not possible, for investors in the United States to enforce their legal rights, to effect service of process upon all of our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties on our directors and officers under United States laws.

An investment in this offering may result in uncertain or adverse United States federal income tax consequences.

An investment in this offering may result in uncertain United States federal income tax consequences. For instance, because there are no authorities that directly address instruments similar to the units we are issuing in this offering, the allocation an investor makes with respect to the purchase price of a unit between the Class A ordinary share and the one-half warrant to purchase Class A ordinary shares included in each unit could be challenged by the IRS or the courts. Furthermore, the U.S. federal income tax consequences of a cashless exercise of warrants included in the units we are issuing in this offering is unclear under current law. Finally, it is unclear whether the redemption rights with respect to our ordinary shares suspend the running of a U.S. Holder’s (as defined in the section of this prospectus captioned “Income Tax Considerations — United States Federal Income Taxation — General”) holding period for purposes of determining whether any gain or loss realized by such holder on the sale or exchange of Class A ordinary shares is long-term capital gain or loss and for determining whether any dividend we pay would be considered “qualified dividends” for United States federal income tax purposes. See the section titled “Income Tax Considerations — United States Federal Income Taxation” for a summary of the principal United States federal income tax consequences of an investment in our securities. Prospective investors are urged to consult their tax advisors with respect to these and other tax consequences when purchasing, holding or disposing of our securities.

Since holders of our founders shares will be the only shareholders of the company that have the right to vote on the appointment of directors prior to our initial business combination, NYSE may consider us to be a “controlled company” within the meaning of NYSE rules and, as a result, we may qualify for exemptions from certain corporate governance requirements that would otherwise provide protection to shareholders of other companies.

After completion of this offering, holders of our founders shares will be the only shareholders of the company that have the right to vote on the appointment of directors. As a result, NYSE may consider us to be a “controlled company” within the meaning of NYSE corporate governance standards. Under NYSE corporate governance standards, a company of which more than 50% of the voting power for the appointment of directors is held by an individual, a group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirements that:

•        we have a board that includes a majority of “independent directors,” as defined under NYSE rules;

•        we have a compensation committee of our board that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•        we have a nominating/corporate governance committee of our board that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

We do not intend to utilize these exemptions and intend to comply with the corporate governance requirements of NYSE, subject to applicable phase-in rules. However, if we determine in the future to utilize some or all of these exemptions, you will not have the same protections afforded to shareholders of companies that are subject to all of NYSE corporate governance requirements.

If we are unable to consummate our initial business combination within 15 months of the closing of this offering or during any Extension Period, our public shareholders may be forced to wait beyond such 15 or 18 months before redemption from our trust account.

If we are unable to consummate our initial business combination within 15 months from the closing of this offering or during any Extension Period, we will distribute the aggregate amount then on deposit in the trust account (less up to $100,000 of the net interest earned thereon to pay dissolution expenses), pro rata to our public shareholders by way of redemption and cease all operations except for the purposes of winding up of our affairs, as further described herein. Any redemption of public shareholders from the trust account shall be effected automatically by function of our amended and restated memorandum and articles of association prior to any voluntary winding up. If we are required to windup, liquidate the trust account and distribute such amount therein, pro rata, to our public shareholders, as part of any liquidation process, such winding up, liquidation and distribution must comply with the applicable provisions of the Companies Act. In that case, investors may be forced to wait beyond the initial 15 (or 18) months before the redemption proceeds of our trust account become available to them and they receive the return of their pro rata portion of the proceeds from our trust account. We have no obligation to return funds to investors prior to the date of our redemption or liquidation unless, prior thereto, we consummate our initial business combination or amend certain provisions of our amended and restated memorandum and articles of association and then only in cases where investors have properly sought to redeem their Class A ordinary shares. Only upon our redemption or any liquidation will public shareholders be entitled to distributions if we are unable to complete our initial business combination and do not amend certain provisions of our amended and restated memorandum and articles of association prior thereto.

If a shareholder fails to receive notice of our offer to redeem our public shares in connection with our initial business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

We will comply with the tender offer rules or proxy rules, as applicable, when conducting redemptions in connection with our initial business combination. Despite our compliance with these rules, if a shareholder fails to receive our tender offer or proxy materials, as applicable, such shareholder may not become aware of the opportunity to redeem its shares. In addition, the tender offer documents or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will describe the various procedures that must be complied with in order to validly tender or redeem public shares. In the event that a shareholder fails to comply with these procedures, its shares may not be redeemed. See “Proposed Business — Comparison of redemption or purchase prices in connection with our initial business combination and if we fail to complete our initial business combination.”

The warrants that are part of the units that we are offering publicly, and the warrants that are part of the units that we are issuing privately, together with our grant of registration rights to our sponsor and others, may have an adverse effect on the market price of our Class A ordinary shares and may make it more difficult for us to complete our initial business combination.

We will be issuing warrants to purchase 8,750,000 of our ordinary shares (or up to 10,062,500 ordinary shares if the underwriters’ over-allotment option is exercised in full), at a price of $11.50 per share (subject to adjustment as provided herein), as part of the 17,500,000 units (or 20,125,000 units, if the over-allotment option is exercised in full) offered by this prospectus. Furthermore, simultaneously with the closing of this offering, we will be issuing to our sponsor in a private placement an aggregate of 430,000 private warrants, as part of 860,000 private units. Each warrant is exercisable to purchase one ordinary share at a price of $11.50 per share, subject to adjustment as provided herein. In addition, if our sponsor makes any working capital loans, up to $1,500,000 of such loans may be converted into warrants, at a price of $1.00 per warrant, at the option of the lender. Such warrants would be identical to the private warrants.

Pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, our sponsor, management team and their permitted transferees can demand that we register the resale of their founders shares beginning at the time of our initial business combination. In addition, our sponsor, as the holder of our private units, and its permitted transferees, can demand that we register the resale of their private units (private shares and/or private warrants) and the issuance of the Class A ordinary shares upon exercise of the private warrants. Holders of warrants that may be issued upon conversion of working capital loans, may demand that we register the resale of those warrants, or the issuance of Class A ordinary shares upon exercise of those warrants.

The potential issuance of shares underlying our various groups of warrants, together with the foregoing registration rights with respect to those shares and other shares, will allow, potentially, a significant, additional number of our Class A ordinary shares to become available for trading in the public market. That potential development may have an adverse effect on the market price of our Class A ordinary shares even without there being actual additional issuances or resales. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. The shareholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our Class A ordinary shares that is expected from the potential resale of the Class A ordinary shares owned by our sponsor, or issuable upon exercise of the private warrants or conversion of working capital loans that may be provided by our sponsor, or by permitted transferees of those securities. Those resales are enabled by the registration rights.

We may issue additional Class A ordinary shares or preference shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue Class A ordinary shares upon the conversion of the founders shares at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions contained in our amended and restated memorandum and articles of association. Any such issuances would substantially dilute the interest of our shareholders and likely present other risks.

Our amended and restated memorandum and articles of association will authorize the issuance of ordinary shares, including 500,000,000 Class A ordinary shares, par value $0.0001 per share, and 50,000,000 Class B ordinary shares, par value $0.0001 per share, as well as 5,000,000 preference shares, par value $0.0001. Immediately after this offering, there will be 481,640,000 and 45,625,000 (assuming that the underwriters have not exercised their over-allotment option and an aggregate of 656,250 founders shares have been forfeited) authorized but unissued Class A ordinary shares and Class B ordinary shares, respectively, available for issuance, which amount includes shares reserved for issuance upon exercise of outstanding warrants, and 5,000,000 authorized but unissued preference shares available for issuance.

Our sponsor paid a nominal price for its acquisition of the founders shares, and, accordingly, you will experience immediate and substantial dilution upon the purchase of our Class A ordinary shares. We may furthermore issue additional Class A ordinary shares or other securities to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. Any such issuances would dilute the interest of our shareholders further and likely present other risks.

The difference between the public offering price per share (allocating all of the unit purchase price to the Class A ordinary shares and none to the warrant included in the unit) and the pro forma net tangible book value per ordinary share after this offering constitutes the dilution to you and the other investors in this offering. Our sponsor acquired the founders shares at a nominal price, significantly contributing to this dilution. Upon the closing of this offering, and assuming no value is ascribed to the warrants included in the units, you and the other public shareholders will incur an immediate and substantial dilution of approximately 113.1%, (or $11.31 per share, assuming no exercise of the underwriters’ over-allotment option), the difference between the pro forma net tangible book value per share of $(1.31) and the initial offering price of $10.00 per unit.

The authorized share capital under our amended and restated memorandum and articles of association also presents the possibility of additional, substantial dilution. Under those charter documents, we are authorized to issue up to 500,000,000 Class A ordinary shares, par value $0.0001 per share, up to 50,000,000 Class B ordinary shares, par value $0.0001 per share, and up to 5,000,000 preference shares, par value $0.0001 per share. Immediately after this offering, there will be 481,640,000 and 45,625,000 (assuming that the underwriters have not exercised their over-allotment option) authorized but unissued Class A ordinary shares and Class B ordinary shares, respectively, available for issuance, some of which are reserved for issuance upon exercise of issued and outstanding warrants, and upon conversion of outstanding Class B ordinary shares. Class B ordinary shares are convertible into Class A ordinary shares, initially at a one-for-one ratio but subject to adjustment as set forth herein and in our amended and restated memorandum and articles of association. Immediately after this offering, there will be no preference shares issued and outstanding.

We may issue a substantial number of additional Class A ordinary share in order to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue Class A ordinary shares upon conversion of the Class B ordinary shares at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions contained in our amended and restated memorandum and articles of association. Our amended and restated memorandum and articles of association will provide, among other things, that prior to our initial business combination, we may not issue additional ordinary shares that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination. The issuance of additional ordinary shares:

•        may significantly dilute the equity interest of investors in this offering;

•        could cause a change in control if a substantial number of ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

•        may adversely affect prevailing market prices for our units, Class A ordinary shares and/or warrants.

Unlike certain other blank check companies, our initial shareholder will receive additional Class A ordinary shares if we issue shares to consummate an initial business combination.

The founders shares will automatically convert into Class A ordinary shares on one-for-one basis, at any time and from time to time at the option of the holder, or on the day of completion of our initial business combination, subject to adjustment as provided herein. In the case that additional Class A ordinary shares, or equity-linked securities convertible or exercisable for Class A ordinary shares, are issued or deemed issued in excess of the amounts issued in this offering and related to the closing of our initial business combination, the ratio at which founders shares will convert into Class A ordinary shares will be adjusted (subject to waiver by holders of a majority of the Class B ordinary shares then in issue) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of our ordinary shares issued and outstanding upon the completion of this offering plus the number of Class A ordinary shares and equity-linked securities issued or deemed issued in connection with our initial business combination (net of redemptions), excluding any Class A ordinary shares or equity-linked securities issued, or to be issued, to any seller in our initial business combination and any private units issued to our sponsor, a partner or affiliate of our sponsor, or any of our officers or directors. This is different than certain other blank check companies in which the initial shareholder will only be issued an aggregate of 20% of the total number of shares to be outstanding prior to our initial business combination.

We may be a passive foreign investment company, or “PFIC,” which could result in adverse United States federal income tax consequences to U.S. investors.

If we are a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the section of this prospectus captioned “Income Tax Considerations — United States Federal Income Taxation — General”) of our Class A ordinary shares or warrants, the U.S. Holder may be subject to adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. Our PFIC status for our current and subsequent taxable years may depend on the status of an acquired company pursuant to a business combination and on whether we qualify for the PFIC start-up exception (see the section of this prospectus captioned “Income Tax Considerations — United States Federal Income Taxation — U.S. Holders — Passive Foreign Investment Company Rules”). Depending on the particular circumstances, the application of the start-up exception may be subject to uncertainty, and there cannot be any assurance that we will qualify for the start-up exception. Accordingly, there can be no assurances with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. Our actual PFIC status for any taxable year, moreover, will not be determinable until after the end of such taxable year (and, in the case of the start-up exception, potentially not until after the two taxable years following our current taxable year). If we determine we are a PFIC for any taxable year (of which there can be no assurance), we will endeavor to provide to a U.S. Holder such information as the Internal Revenue Service (“IRS”) may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a “qualified electing fund” election, but there can be no assurance that we will timely provide such required information, and such election would be unavailable with respect to our warrants in all cases. We urge U.S. investors to consult their own tax advisors regarding the possible application of the PFIC rules. For a more detailed discussion of the tax consequences of PFIC classification to U.S. Holders, see the section of this prospectus captioned “Income Tax Considerations — United States Federal Income Taxation — U.S. Holders — Passive Foreign Investment Company Rules.”

We may reincorporate in, migrate to or merge with and into another entity as surviving company in, another jurisdiction in connection with our initial business combination and such reincorporation, migration or merger may result in taxes imposed on shareholders.

We may, in connection with our initial business combination and subject to requisite shareholder approval under the Companies Act, reincorporate in, migrate to or merge with and into another entity as surviving company in, the jurisdiction in which the target company or business is located or in another jurisdiction. The transaction may require a shareholder to recognize taxable income in the jurisdiction in which the shareholder is a tax resident or in which its members are resident if it is a tax transparent entity. We do not intend to make any cash distributions to shareholders to pay such taxes. Shareholders may be subject to withholding taxes or other taxes with respect to their ownership of us after the reincorporation.

Due to the complexity of tax obligations and filings in many jurisdictions, we may have a heightened risk related to audits or examinations by taxing authorities. This additional complexity and risk could have an adverse effect on our after-tax profitability and financial condition. In addition, shareholders and warrant holders may be subject to additional income, withholding or other taxes with respect to their ownership of us after any such transaction.

General Risk Factors

We are a newly incorporated company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a newly formed company incorporated under the laws of the Cayman Islands with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our initial business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target business concerning a business combination and may be unable to complete our initial business combination. If we fail to complete our initial business combination, we will never generate any operating revenues.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

As of September 30, 2021, we had no cash and a working capital deficiency of $121,096. Further, we have incurred and expect to continue to incur significant costs in pursuit of our financing and acquisition plans. Management’s plans to address this need for capital through this offering are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We cannot assure you that our plans to raise capital or to consummate an initial business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The financial statements contained elsewhere in this prospectus do not include any adjustments that might result from our inability to consummate this offering or our inability to continue as a going concern.

We are subject to changing law and regulations regarding regulatory matters, corporate governance and public disclosure that have increased both our costs and the risk of non-compliance.

We are subject to rules and regulations by various governing bodies, including, for example, the Securities and Exchange Commission, which are charged with the protection of investors and the oversight of companies whose securities are publicly traded, and to new and evolving regulatory measures under applicable law. Our efforts to comply with new and changing laws and regulations have resulted in and are likely to continue to result in, increased general and administrative and support expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

Moreover, because these laws, regulations and standards are subject to varying interpretations, their application in practice may evolve over time as new guidance becomes available. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices. If we fail to address and comply with these regulations and any subsequent changes, we may be subject to penalty and our business may be harmed.

Cautionary Note Regarding Forward-Looking Statements

Some statements contained in this prospectus are forward-looking in nature. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

•        our ability to complete our initial business combination with a technology-based mobility business;

•        our expectations around the performance of the prospective target business or businesses;

•        our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

•        our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;

•        our potential ability to obtain additional financing to complete our initial business combination;

•        our pool of prospective target, high-tech mobility businesses;

•        risks associated with acquiring a technology-oriented mobility business;

•        the ability of our officers and directors to generate a number of potential acquisition opportunities;

•        our public securities’ potential liquidity and trading;

•        the lack of a market for our securities;

•        the use of proceeds not held in the trust account or available to us from interest income on the trust account balance;

•        the trust account not being subject to claims of third parties; or

•        our financial performance following this offering or following our initial business combination.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors”. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Use of Proceeds

We are offering 17,500,000 units at an offering price of $10.00 per unit. We estimate that the net proceeds of this offering together with the funds we will receive from the sale of the private units will be used as set forth in the following table:

	Without Over- Allotment Option	Over- Allotment Option Fully Exercised
Gross proceeds
Gross proceeds from units offered to public(1)	$175,000,000	$201,250,000
Gross proceeds from private units offered in the private placement	8,600,000	9,500,000
Total gross proceeds	$183,600,000	$210,750,000

Offering expenses(2)
Underwriting commissions (2.0% of gross proceeds from units offered to public)(3)	$3,500,000	$4,025,000
Legal fees and expenses	225,000	225,000
Accounting fees and expenses	80,000	80,000
SEC filing fees	29,383	29,383
FINRA filing fees	54,838	54,838
listing and filing fees (including deferred fees)	75,000	75,000
Printing and engraving expenses	25,000	25,000
Directors’ and Officers’ liability insurance	750,000	750,000
Miscellaneous expenses(4)	110,779	110,779
Total offering expenses (excluding underwriting commissions)	$1,350,000	$1,350,000
Reimbursed expenses(7)	$875,000	$1,006,250
Proceeds after offering expenses	$179,625,000	$206,381,250
Held in trust account(3)	$178,500,000	$205,275,000
% of public offering size	102%	102%
Not held in trust account	$1,125,000	$1,106,250

The following table shows the use of the approximately $1,100,000 of net proceeds not held in the trust account: (5)

	Amount	% of Total
Legal, accounting, due diligence, travel, and other expenses in connection with any business combination	$550,000	50%
Legal and accounting fees related to regulatory reporting obligations, including NYSE and other regulatory fees	100,000	9%
Administrative and support services(6)	180,000	16%
Working capital to cover miscellaneous expenses	270,000	25%
Total	$1,100,000	100.0%

____________

(1)      Includes amounts payable to public shareholders who properly redeem their shares in connection with our successful completion of our initial business combination.

(2)      A portion of the offering expenses have been paid from the proceeds of loans from our sponsor of up to $300,000 as described in this prospectus. As of September 30, 2021, we had borrowed $199,598 under the promissory note with our sponsor. These loans will be repaid upon completion of this offering out of the $1,350,000 of offering proceeds that has been allocated for the payment of offering expenses (other than underwriting commissions) and amounts not to be held in the trust account. In the event that offering expenses are less than as set forth in this table, any such amounts will be used for post-closing working capital expenses. In the event that the offering expenses are more than as set forth in this table, we may fund such excess with funds not held in the trust account.

(3)      In addition to being paid a 2.0% underwriting fee in connection with the offering, the representative of the underwriters will furthermore be entitled to a deferred underwriting fee equal to 4.5% of the gross proceeds of this offering payable upon (and subject to) the consummation of our initial business combination transaction. Upon completion of our initial business combination, $7,875,000 (or $9,056,250 if the underwriters’ over-allotment option is exercised in full) will be paid to the representative of the underwriters from the funds held in the trust account, and the remaining trust funds, less amounts released to the trustee to pay redeeming shareholders, will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial business combination occurs or for general corporate purposes, including payment of principal or interest on indebtedness incurred in connection with our initial business combination, to fund the purchases of other companies or for working capital. The representative of the underwriters will not be entitled to any interest accrued on the deferred underwriting fee.

(4)      Includes organizational and administrative and support expenses, and may include amounts related to above-listed expenses in the event actual amounts exceed estimates.

(5)      These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would not be available for our expenses. The amount in the table above does not include interest available to us from the trust account. Based on current interest rates, we would expect approximately $178,500 to be available to us from interest earned on the funds held in the trust account over 12 months following the investment of such funds in specified U.S. Government Treasury bills; however, we can provide no assurances regarding this amount. This estimate assumes no exercise of the underwriters’ overallotment option and an interest rate of 0.10% per annum based upon current yields of securities in which the trust account may be invested.

(6)      We have entered into an administrative services agreement pursuant to which we will pay our sponsor up to $10,000 per month for office space, administrative and support services, for up to the 15 month period (or up to any Extension Period, if applicable) prior to the consummation of our initial business combination transaction. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

(7)      The underwriter has agreed to make a payment to us in an amount equal to 0.50% of the offering gross proceeds to reimburse certain of our expenses in connection with this offering. This reimbursement will have the effect of increasing the proceeds available to us outside of the trust account.

NYSE rules provide that at least 90% of the gross proceeds from this offering and the sale of the private units be deposited in a trust account. Of the net proceeds of this offering and the sale of the private units, $178,500,000 (or $205,275,000 if the underwriters’ over-allotment option is exercised in full), will, upon the consummation of this offering, be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Based on current interest rates, we estimate that the interest earned on the trust account will be approximately $178,500 per year, assuming no exercise of the underwriters’ overallotment option and an interest rate of 0.10% per year, following the investment of such funds in specified U.S. government treasury bills or in specified money market funds. We will not be permitted to withdraw any of the principal or interest held in the trust account except for the withdrawal of interest to pay taxes, if any, the proceeds from this offering and the sale of the private units will not be released from the trust account until the earliest of (i) the completion of our initial business combination, (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association to (A) modify the substance or timing of our obligation to allow redemption in connection with our initial business combination, or the redemption rights provided to shareholders as described in this prospectus if we do not complete our initial business combination within 15 months from the closing of this offering or during any Extension Period or (B) with respect to any other provision relating to shareholders’ rights or pre-business combination activity and (iii) the redemption of all of our public shares if we are unable to complete our initial business combination within 15 months from the closing of this offering or during any Extension Period, subject to applicable law.

The net proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete our initial business combination. If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination, we may apply the balance of the cash released from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital. There is no limitation on our ability to raise funds privately or through loans in connection with our initial business combination.

We believe that amounts not held in trust will be sufficient to pay the costs and expenses to which such proceeds are allocated. This belief is based on the fact that while we may begin preliminary due diligence of a target business in connection with an indication of interest, we intend to undertake in-depth due diligence, depending on the circumstances of the relevant prospective acquisition, only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of a business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. If we are required to seek additional capital, we could seek such additional capital through loans or additional investments from our sponsor, members of our management team or their affiliates, but such persons are not under any obligation to advance funds to, or invest in, us.

We may use substantially all of the net proceeds of this offering, including the funds held in the trust account, to acquire a target business and to pay our expenses relating thereto, including a deferred underwriting fee payable to Stifel equal to 4.5% of the gross proceeds raised in this offering (exclusive of any applicable finders’ fees which might become payable) upon consummation of our initial business combination, as described under the section titled “Underwriting — Deferred Underwriting Fee.” To the extent that our share capital is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account which are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products.

Prior to the closing of this offering, our sponsor has agreed to loan us up to $300,000 to be used for a portion of the expenses of this offering. As of September 30, 2021, we had borrowed $199,598 under the promissory note that represents that commitment of our sponsor. These loans are non-interest bearing, unsecured and are due at the earlier of December 31, 2021 or the closing of this offering. These loans will be repaid upon completion of this offering out of the $1,350,000 of offering proceeds that has been allocated for the payment of offering expenses (other than underwriting commissions) not held in the trust account.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. Any such loans would be on an interest-free basis and would be repaid only from funds held outside the trust account or from funds released to us upon completion of our initial business combination. Up to $1,500,000 of such loans may be converted into warrants at a price of $1.00 per warrant, at the option of the lender. The warrants would be identical to the private warrants included in the private units issued to our sponsor. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, officers, or their respective affiliates may also purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. Please see “Proposed Business — Comparison of redemption or purchase prices in connection with our initial business combination and if we fail to complete our initial business combination” for a description of how such persons will determine from which shareholders to seek to acquire shares. The price per share paid in any such transaction may be different than the amount per share a public shareholder would receive if it elected to redeem its shares in connection with our initial business combination. However, such persons have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.

We may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 either immediately prior to or upon completion of our initial business combination (so that we do not then become subject to the SEC’s “penny stock” rules) and the agreement for our initial business combination may require as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public shareholders exercise their redemption rights so that we cannot satisfy the net tangible asset requirement or any net worth or cash requirements, we would not proceed with such redemption of our public shares and the related business combination, and we instead may search for an alternate business combination.

A public shareholder will be entitled to receive funds from the trust account only upon the earliest to occur of: (1) the completion of our initial business combination; (2) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) in a manner that would affect our public shareholders’ ability to convert or sell their shares to us in connection with a business combination as described herein or to modify the substance or timing of the redemption rights provided to shareholders as described in this prospectus, or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; and (3) the redemption of our public shares if we are unable to complete our initial business combination within 15 months or during any Extension Period from the closing of this offering, subject to applicable law. In no other circumstances will a shareholder have any right or interest of any kind to or in the trust account.

Our initial shareholders have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founders shares and any public shares held by them in connection with the completion of our initial business combination. Our directors and officers have also entered into the letter agreement, imposing similar obligations on them with respect to public shares acquired by them, if any. In addition, our initial shareholders have agreed to waive their rights to liquidating distributions from the trust account with respect to their founders shares if we fail to complete our initial business combination within the prescribed time frame. However, if our sponsor or any of our officers, directors or affiliates acquires public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the prescribed time frame.

Dividend Policy

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. Further, if we incur any indebtedness in connection with our initial business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time. In addition, our board of directors is not currently contemplating and does not anticipate declaring any share capitalizations in the foreseeable future, except if we increase the size of the offering, in which case we will effect a capitalization or share surrender or redemption or other appropriate mechanism immediately prior to the consummation of the offering in such amount as to ensure that the founders shares constitute 25% of the public shares being sold in this offering.

Dilution

The difference between the public offering price per Class A ordinary share and the private placement price per ordinary share, assuming in each case that no value is attributed to the warrants included in the units we are offering pursuant to this prospectus or in the private placement, and the pro forma net tangible book value per ordinary share after this offering, constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the private warrants that are part of the private units, which would cause the actual dilution to the public shareholders to be higher. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of Class A ordinary shares which may be redeemed for cash), by the number of issued and outstanding ordinary shares.

At September 30, 2021, our net tangible book value was a deficit of $121,096 or approximately $(0.03) per ordinary share. After giving effect to the sale of 17,500,000 ordinary shares included in the units we are offering by this prospectus, the sale of the private units for $8,600,000, and the deduction of underwriting commissions (including deferred commissions) and estimated expenses of this offering, our pro forma net tangible book value at September 30, 2021 would have been $(6,871,096), or $(1.31) per share, representing an immediate decrease in net tangible book value of $1.28 per share to our sponsor as of the date of this prospectus and an immediate dilution of $11.31 per share or 113.1% to our public shareholders not exercising their redemption rights. The dilution to new investors if the underwriters exercise the over-allotment option in full would be an immediate dilution of $11.35 per share or 113.5%.

The following table illustrates the dilution to the public shareholders on a per-share basis, assuming no value is attributed to the warrants included in the units or the private warrants included in the private units:

	Without Over-Allotment	With Over-Allotment
Public offering price	$10.00	$10.00
Net tangible book value before this offering	$(0.03)	$(0.02)
Decrease attributable to new investors (including in respect of deferred underwriting commissions)	$(1.28)	$(1.33)
Pro forma net tangible book value after this offering and the sale of the private units and including deferred underwriting commissions	$(1.31)	$(1.35)
Dilution to public shareholders	$11.31	$11.35
Percentage of dilution to new investors	113.1%	113.5%

The following table sets forth information with respect to our sponsor’s initial purchase of founders shares, and the public shareholders’ purchase of shares in the public offering:

	Shares Purchased		Total Consideration		Average Price per Share
	Number	Percentage	Amount	Percentage
Sponsor(1)	4,375,000	19%	$25,000	0.01%	$0.005
Private placement(1)	860,000	4%	8,600,000	5.15%	10.00
Public Shareholders	17,500,000	77%	175,000,000	94.84%	$10.00
	22,735,000	100%	$183,625,000	100.00%

____________

*        Less than 0.00%

(1)      Reflects the surrender of founders shares prior to the offering, and also assumes the full forfeiture of 656,250 founders shares that are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised.

The pro forma net tangible book value per share after the offering is calculated as follows:

	Without Over-Allotment	With Over-Allotment
Numerator:
Net tangible book value before this offering	$(121,096)	$(121,096)
Proceeds from this offering and sale of the private units, net of expenses	179,625,000	206,381,250
Less: deferred underwriters’ commissions payable	(7,875,000)	(9,056,250)
Less: amount of ordinary shares subject to redemption	(178,500,000)	(205,275,000)
	$(6,871,096)	$(8,071,096)
Denominator:
Class B ordinary shares issued and outstanding prior to this offering	5,031,250	5,031,250
Shares forfeited if over-allotment is not exercised	(656,250)	—
Class A ordinary shares issued and outstanding prior to this offering	0	0
Class A ordinary shares included in the units offered and in the private placement units sold	18,360,000	21,075,000
Less: shares subject to redemption	(17,500,000)	(20,125,000)
	5,235,000	5,981,250

Capitalization

The following table sets forth our capitalization at September 30, 2021 and as adjusted to give effect to the sale of our 17,500,000 units in this offering for $175,000,000 (or $10.00 per unit) and the sale of 860,000 private units for $8,600,000 (or $10.00 per private unit) in this offering, and the application of the estimated net proceeds derived from the sale of such securities:

	September 30, 2021
	Actual	As Adjusted(1)
Deferred underwriting commissions		7,875,000
Promissory note(2)	199,598	199,598
Class A ordinary shares subject to redemption, $0.0001 par value, 0 and 17,500,000 ordinary shares subject to possible redemption, actual and as adjusted, respectively(3)		178,500,000

Shareholders’ equity:
Preference shares, $0.0001 par value, 5,000,000 shares authorized; no shares issued or issued and outstanding (actual and as adjusted)	—	—
Class A ordinary shares, 500,000,000 shares authorized (actual and as adjusted); 0 shares and 860,000 shares issued and outstanding, actual and as adjusted (excluding 17,500,000 subject to possible redemption), respectively	—	86
Class B ordinary shares, 50,000,000 shares authorized (actual and as adjusted); 5,750,000(4) and 4,375,000(4) shares issued and outstanding, actual and as adjusted, respectively	575	438
Additional paid-in capital(5)(6)	24,425	(6,725,524)
Accumulated deficit	(146,096)	(146,096)
Total shareholders’ equity (capital deficiency)	(121,096)	(6,871,096)
Total capitalization	$(78,502)	$179,703,502

____________

(1)      Assumes the full forfeiture of 656,250 shares that are subject to forfeiture to the extent the underwriters’ over-allotment option is not exercised. The proceeds of the sale of such shares will not be deposited into the trust account, the shares will not be eligible for redemption from the trust account nor will they be eligible to vote upon the initial business combination.

(2)      Our sponsor has agreed to loan us up to $300,000 under an unsecured promissory note to be used for a portion of the expenses of this offering. As of September 30, 2021, we had borrowed $199,598 under the promissory note with our sponsor.

(3)      Upon the completion of our initial business combination, we will provide our public shareholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination, including interest (which interest shall be net of taxes payable) subject to the limitations described herein whereby our net tangible assets will be maintained at a minimum of $5,000,001 either immediately prior to or upon consummation of our initial business combination and any limitations (including, but not limited to, cash requirements) created by the terms of the proposed business combination. The “as adjusted” amount of ordinary shares subject to redemption equals the “as adjusted” total assets of $179,703,502 less the “as adjusted” total liabilities of $8,074,598 less the “as adjusted” shareholders’ equity of $(6,871,096). The value of Class A ordinary shares that may be redeemed is equal to $10.20 per share (which is the assumed redemption price) multiplied by 17,500,000 Class A ordinary shares.

(4)      Actual share amount is prior to any forfeiture of founders shares and as adjusted share amount takes into consideration 718,750 shares which were surrendered by the Sponsor on November 23, 2021 and assumes full forfeiture of 656,250 shares and no exercise of the underwriters’ over-allotment option.

(5)      The “as adjusted” additional paid-in capital calculation is equal to the “as adjusted” total shareholders’ equity of $(6,871,096), minus Class A and Class B ordinary shares (par value) of $524, minus the accumulated deficit of $(146,096).

Management’s Discussion and Analysis of Financial
Condition and Results of Operations

Overview

We are a blank check company incorporated as a Cayman Islands exempted company and incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement of the private units, our shares, debt or a combination of cash, shares and debt.

The issuance of additional ordinary shares in a business combination:

•        may significantly dilute the equity interest of investors in this offering, which dilution would increase if the anti-dilution provisions of the Class B ordinary shares resulted in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the Class B ordinary shares;

•        may subordinate the rights of holders of Class A ordinary shares if preference shares are issued with rights senior to those afforded our Class A ordinary shares;

•        could cause a change of control if a substantial number of our ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•        may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us; and

•        may adversely affect prevailing market prices for our Class A ordinary shares and/or warrants.

Similarly, if we issue debt securities or otherwise incur significant indebtedness, it could result in:

•        default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•        acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•        our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•        our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is issued and outstanding;

•        our inability to pay dividends on our ordinary shares;

•        using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•        limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•        increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•        limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

As indicated in the accompanying financial statements, at September 30, 2021 we had no cash and a working capital deficit of $121,096. Further, we expect to continue to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to raise capital or to complete our initial business combination will be successful.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination. We expect to generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.

Liquidity and Capital Resources

Our liquidity needs have been satisfied prior to the completion of this offering from the availability of up to $300,000 in loans from our sponsor under an unsecured promissory note. As of September 30, 2021, we had borrowed $199,598 under that promissory note. Further, we have incurred and expect to continue to incur significant costs in pursuit of our financing and acquisition plans. Management’s plans to address this uncertainty through this offering are discussed above. We cannot assure you that our plans to raise capital or to consummate an initial business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern.

We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting offering expenses of approximately $1,350,000 and underwriting commissions of $3,500,000 (or $4,025,000 if the over-allotment option is exercised in full) (but excluding a deferred underwriting fee of $7,875,000 (or up to $9,056,250 if the underwriters’ over-allotment option is exercised in full) that will be payable to the representative of the underwriters as a deferred underwriting fee at the time of (and subject to the consummation of) our initial business combination transaction), and (ii) the sale of the private units for a purchase price of $8,600,000 in the aggregate, will be $179,625,000 (or $206,381,250 if the underwriters’ over-allotment option is exercised in full). Of this amount, $178,500,000 or $205,275,000 if the underwriters’ over-allotment option is exercised in full, (including $7,875,000 (or up to $9,056,250 if the underwriters’ over-allotment option is exercised in full) in potential deferred underwriting fees to be payable to the representative of the underwriters at the time of our initial business combination transaction) will be deposited into a non-interest bearing trust account. The funds in the trust account will be invested only in specified U.S. government treasury bills or in specified money market funds. The remaining $1,125,000 (or $1,106,250, if the underwriters’ over-allotment option is exercised in full) will not be held in the trust account. In the event that our offering expenses exceed our estimate of $1,350,000, we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $1,350,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount. In addition, the underwriter has agreed to make a payment to us in an amount equal to $875,000 (or $1,006,250 if the underwriters’ over-allotment option is exercised in full) to reimburse certain of our expenses in connection with this offering. This reimbursement will have the effect of increasing the proceeds available to us outside of the trust account.

We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account (which interest shall be net of taxes payable and excluding potential deferred underwriting fees to be payable to the underwriters at the time of our initial business combination transaction) to complete our initial business combination. We may withdraw interest to pay taxes, if any. Our annual income tax obligations will depend on the amount of interest and other income earned on the amounts held in the trust account. To the extent that our ordinary shares or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

Prior to the completion of our initial business combination, we will have available to us $1,125,000 (or $1,106,250, if the underwriters’ over-allotment option is exercised in full) of proceeds held outside of the trust account. We will use these funds primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, structure, negotiate and complete a business combination, pay for administrative and support services, and pay taxes to the extent the interest earned on the trust account is not sufficient to pay our taxes.

In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside of the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be converted into warrants at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the private warrants (that are part of the private units) issued to our sponsor. The terms of such loans by our sponsor or an affiliate of our sponsor, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor, as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

We expect our primary liquidity requirements during that period to include approximately $550,000 for legal, accounting, due diligence, travel and other expenses associated with structuring, negotiating and documenting any business combinations; $100,000 for legal and accounting fees related to regulatory reporting requirements, including NYSE and other regulatory fees; $180,000 for administrative and support services; and approximately $270,000 for working capital that will be used for miscellaneous expenses and reserves.

These amounts are estimates and may differ materially from our actual expenses. In addition, we could use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into an agreement where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, prospective target businesses.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, if our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to complete our initial business combination or because we become obligated to redeem a significant number of our public shares upon completion of our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. In addition, following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2022. Only in the event that we are deemed to be a large accelerated filer or an accelerated filer, and no longer qualify as an emerging growth company, would we be required to comply with the independent registered public accounting firm attestation requirement. Further, for as long as we remain an emerging growth company as defined in the JOBS Act, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirement. Prior to the closing of this offering, we have not completed an assessment, nor have our auditors tested our systems, of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls.

Many mid-sized target businesses we may consider for our initial business combination may have internal controls that need improvement in areas such as:

•        staffing for financial, accounting and external reporting areas, including segregation of duties;

•        reconciliation of accounts;

•        proper recording of expenses and liabilities in the period to which they relate;

•        evidence of internal review and approval of accounting transactions;

•        documentation of processes, assumptions and conclusions underlying significant estimates; and

•        documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expenses in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when required by Section 404 of the Sarbanes-Oxley Act. The independent auditors may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering and the sale of the private units held in the trust account will be invested in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Related Party Transactions

On August 23, 2021, our sponsor’s wholly-owned subsidiary purchased 5,750,000 founders shares from our Company for an aggregate purchase price of $25,000, or approximately $0.0043 per share. Of those founder shares, 718,750 were subsequently surrendered for no consideration, leaving our sponsor with 5,031,250 founders shares, reflecting an effective purchase price of $0.005 per share. Up to 656,250 of our sponsor’s founders shares are subject to forfeiture depending on the extent to which the underwriter’s over-allotment option is not exercised. The purchase price of the founders shares was determined by dividing the amount of cash contributed to the company by the number of founders shares issued or held (as applicable).

On August 22, 2021, we entered into an Administrative Services Agreement pursuant to which we will pay our sponsor up to $10,000 per month for office space, administrative and support services. Upon completion of our initial business combination or our liquidation, we will cease paying any of these monthly fees.

Our sponsor, officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or any of their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

Our sponsor has agreed to loan us up to $300,000 under an unsecured promissory note to be used for a portion of the expenses of this offering. As of September 30, 2021, we had borrowed $199,598 under that promissory note. These loans are non-interest bearing, unsecured and are due at the earlier of December 31, 2021 or the closing of this offering. These loans will be repaid upon completion of this offering out of the $1,350,000 of offering proceeds that have been allocated for the payment of offering expenses (other than underwriting commissions) not held in the trust account.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor may, but are not obligated to, loan us funds as may be required. Any such loans would be on an interest-free basis and would be repaid only from funds held outside the trust account or from funds released to us upon completion of our initial business combination. We intend to allow for up to $1,500,000 of such loans to be converted into warrants at a price of $1.00 per warrant, at the option of the lender. The warrants would be identical to the private warrants that are part of the private units issued to our sponsor (as described below). We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor, as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

Our sponsor has committed to purchase, in a private placement that will close simultaneously with the closing of this offering, an aggregate of 860,000 private units at a price of $10.00 per unit ($8,600,000 in the aggregate). Each private unit consists of one private share and one-half private warrant. Each whole private warrant is exercisable to purchase one whole ordinary share at $11.50 per share, subject to adjustment as provided herein. Our sponsor will be permitted to transfer the private units held by it to certain permitted transferees, including our officers and directors and other persons or entities affiliated with or related to them, but the transferees receiving such securities will be subject to the same agreements with respect to such securities as our sponsor. Otherwise, these units will generally not be transferable or salable until 30 days after the completion of our initial business combination. The private warrants contained within the private units will be non-redeemable. Like the publicly-held warrants, the private warrants may only be exercised by the sponsor or its permitted transferees for cash, and not on a cashless basis. Otherwise, the private units — and private warrants included therein — have terms and provisions that are identical to those of the units (and warrants included therein) being sold in this offering.

Pursuant to a registration rights agreement that we will enter into with our initial shareholders on or prior to the closing of this offering, we may be required to register certain securities for sale under the Securities Act. These holders, and holders of warrants issued upon conversion of working capital loans, if any, are entitled under the registration rights agreement to make up to two demands that we register certain of our securities held by them for sale under the Securities Act and to have the securities covered thereby registered for resale pursuant to Rule 415 under the Securities Act. In addition, these holders have the right to include their securities in other registration statements filed by us. However, the registration rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until the securities covered thereby are released from their lock-up restrictions, as described herein. We will bear the costs and expenses of filing any such registration statements. See “Certain Relationships and Related Party Transactions.”

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of September 30, 2021, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

JOBS Act

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates. As an “emerging growth company,” we also only need to provide two years of audited financial statements, rather than three, in our initial registration statement under the Securities Act of which this prospectus forms a part.

Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company,” we choose to rely on such exemptions we may not be required to, among other things: (1) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act; (2) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act; (3) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis); and (4) disclose certain executive compensation-related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of our initial public offering or until we are no longer an “emerging growth company,” whichever is earlier.

Proposed Business

General

We are a newly formed blank check company incorporated as a Cayman Islands exempted company and formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. To date, our efforts have been limited to incorporation and organizational activities and activities related to this offering. We have not selected any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target.

While we may pursue a business combination target in any business or industry and across any geographical region, we intend to focus our search on technology-based mobility businesses. We have not identified any specific business combination, nor has anyone on our behalf initiated or engaged in any substantive discussions, formal or otherwise, related to such a transaction with our company. Our efforts to date have been limited to organizational activities related to this offering.

Industry Opportunity

Mobility is getting increasingly intelligent — cars, cities, roads etc. — all have started to increasingly deploy technology and data in order to achieve better products, services and utilization.

These trends are propelling tectonic shifts and the formation of new and exciting trends in the industry, including flexible insurance models for vehicles, new types of vehicle manufacturers, sensor technology that mimics and surpasses human capabilities, and much more. Automotive tech start-ups have catapulted onto the US stock markets through SPACs, amassing a market capitalization approaching $60 billion.

Members of our team are heavily immersed in the vibrant mobility sector both as investors and technological business entrepreneurs. We are uniquely positioned to learn about the “next big thing” with our experience in guiding companies from their inception through the chasm to market acceptance.

According to McKinsey, since 2010, investors have poured nearly $330 billion into more than 2,000 companies focused on mobility — specifically connectivity, automation, smart mobility and electrification (CASE) — with over $80 billion of this amount invested since the beginning of 2019 alone. About two-thirds of the total investment, or $206 billion, went to autonomous-vehicle (AV) technologies and smart mobility. A smaller amount — about $123 billion — went to connectivity and electric vehicles (EVs), suggesting that companies prefer to develop these technologies in-house, rather than by pursuing inorganic growth.

McKinsey further reports that non-incumbents have made over 90% of investments in future-mobility companies since 2010, with 65% coming from venture-capital and private-equity (VC/PE) companies and 28% from tech players. Traditional automotive companies only accounted for 7%, or roughly $20 billion to $25 billion, of the total amount invested.

Key industry trends and development focus include:

•        Autonomous driving technology has always been one of the most promising areas within the mobility industry and it continues to grow. This top mobility trend aims to minimize human negligence and errors to create safer roads. Comprehensive AI algorithms now take over the task of driving with advanced driver assistance systems (ADAS) to push the industry towards level-5 autonomous vehicles. Fleets of AVs expand the scope of first- and last-mile commute and make public transportation safer and more efficient. Artificial intelligence, combined with smart sensors, accelerate advancements in the mobility industry.

•        Internet of Things — Vehicles exchange data with a central hub, as well as each other, through cellular, WiFi, and satellite communications. Previously, Internet of Things, or IoT, was mostly used for entertainment and convenience but recently the focus is shifting to maintenance and safety functionalities. There are various ways to enable connectivity in mobility, for example, “built-in” with embedded original equipment manufacturer, or OEM, solutions or “brought-in” with smartphone-based apps. IoT connectivity enables easy tracking of vehicular data for various use cases such as insurance, driver safety, predictive maintenance, and fleet management. Sharing vehicular data helps not just the individual customer, but overhauls the entire mobility ecosystem.

•        Electric Mobility — To accelerate the growth of e-mobility and promote sustainable mobility, advances have to be spurred in electric drive solutions, electric vehicle, or EV, charging, and infrastructure, as well as data analytics and security. Despite the numerous benefits of electric vehicles to the environment, there still remain many hurdles for their adoption. Startups globally develop solutions to enable the widespread adoption of EVs by providing efficient batteries and charging infrastructure. At the same time, emerging companies are manufacturing electric vehicles of all sizes to streamline the logistics sector and reduce harmful emissions.

•        Mobility as a Service — Integrating various modes of transportation into a single mobility service presents a user-centric approach to mobility. Mobility-as-a-Service, or MaaS, offers value-added services through the use of a single application to adopt and maintain a user-centric approach. Customers use a sole payment channel instead of multiple ticketing and payment operations, allowing for convenience and efficient planning. MaaS also introduces new business models to operate different transport options, reduce congestion and remove capacity constraints. Among the multiple benefits that MaaS offers, easy route planning and simplified payments are the keys that make this an emerging mobility trend.

•        Micromobility — is gradually gaining in popularity across the world for its convenience and environmental benefits. It is a powerful tool to tackle vehicular greenhouse gas (GHG) emissions and increase access to cheap transportation. Micromobility solutions are also fuel-efficient and do not use fossil fuel-based energy. Bicycles, which are conventionally popular for urban commuting, also help solve the first and last-mile commute and delivery challenges by providing a low cost, easily accessible means of short distance transport. Furthermore, e-bikes, which are lightweight and faster than bicycles, are attracting more city-dwellers to switch to a more convenient form of transportation for their daily commute.

•        Artificial Intelligence (AI) — is gaining in functionality and applicability with the refinement of machine learning (ML) algorithms. AI creates new applications in the mobility industry with robotic automation and advanced data analytics. Particularly, AI is the base for level-4 and level-5 autonomous driving, image recognition, predictive maintenance, and in-vehicle experiences. These solutions guide self-driving cars, manage fleets, assist drivers to improve safety and improve services such as vehicle inspection or insurance. AI also finds applications in automotive manufacturing, where it accelerates the rate of production and helps reduce costs. As in many other industries, AI is also part of the top mobility industry trends.

•        Smart Infrastructure — widely acknowledged as the foundation for building smart cities. It extends not only to smart roads, automated parking, and IoT but also to all the various signals and signs along the roadside that provide information to drivers and AVs. AI-based driving systems utilize a broad range of advanced sensors to understand their environment and make data-driven decisions. For example, sensors factor in road signs and other visual information to make an optimal driving decision. Startups develop many solutions for smart infrastructure and smart roads to enable vehicles to communicate with their environment and reduce the burden on drivers.

•        Big Data & Analytics — the mobility sector continuously generates a significant amount of data. Curating, comprehending, and generating insights from such unstructured data is critical to succeeding in the fast-paced mobility industry. Big data analytics and AI enable startups to develop data processing and analysis solutions to manage and understand large volumes of data. This helps mobility startups with fleet management, predictive maintenance, as well as monitoring and tracking of vehicle data. For example, big data provides the necessary real-time data and support to companies providing a platform for road safety and management.

•        Augmented & Virtual Reality — a big challenge for the mobility industry is reducing road accidents due to human negligence. Startups develop AR solutions to restrict the number of distractions for a driver. For example, heads-up displays (HUDs) limit the attention of drivers from their dashboards to their windshields by providing the required information on their windshields. AR-based applications also allow automotive companies to provide simulations when the customers or cars are not present in a showroom. These applications improve customer experiences by allowing car owners to remotely inspect their cars. Startups also work on AR/VR solutions to ease the complications encountered by a technician during maintenance.

•        3D Printing — Startups and emerging companies are providing 3D printing services for creating various automotive parts. Additive manufacturing with different materials also allows for designing versatile components and spare parts. These include materials that possess a variety of properties like elasticity, conductivity, and heat resistance, all of which have automotive applications. Automotive companies use prototyping of parts or full-scale designs for multiple purposes, including for testing forms and shapes. 3D printing of such prototypes involves considerably lower costs than actually fabricating the design. This opens new opportunities for startups to test new material combinations with low-cost multiple iterations, thus enabling rapid prototyping.

Analysts are forecasting substantial growth in key sectors of the mobility industry, for example:

a)      Electric Vehicle — according to Meticulous Research®, the EV market is expected to grow at a CAGR of 33.6% from 2020 to reach $2,495.4 billion by 2027. By volume, it is expected to reach 233.9 million units by 2027 (CAGR of 21.7%). Growth of the EV market is mainly attributed to factors such as supportive government policies and regulations promoting the adoption of EVs, increasing investments by leading automotive OEMs, rising environmental concerns regarding automotive emissions, and the decreasing prices of batteries. However, the lack of charging infrastructure and standardization remains a challenge. The increasing adoption of electric mobility in emerging economies and the growing adoption of autonomous driving vehicles are projected to provide significant growth opportunities for vendors operating in this market. Some of the major trends that may support the growth of this market are the growing deployment of charging stations by retail multinational corporations, or MNCs, increasing adoption of shared mobility, and increasing deployment of smart charging systems. The market research firm IDTechEx estimates EVs will constitute up to 80% of the global market by 2040 (IDTechEx: ‘Electric Vehicles: Land, Sea and Air 2021-2041’).

b)      Mobility as a Service — according to Emergen Research, the Global Mobility as a Service Market will reach $523.61 billion by 2027, driven by the convergence and the growth of the telecom sector and the transportation industry. Transport authorities, governments, customers, and businesses have started understanding the ample potential for unlocking various opportunities. There has been a surge in the awareness for the adoption of a user-centric approach to look at the mobility opportunities provided to customers as a part of a wider, integrated system.

c)      Advanced Driver Assistance — ADAS are electronic systems in a vehicle that use advanced technologies to assist drivers and increase car and road safety. These technologies work to mitigate accidents due to human error and are among the fastest-growing segments in automotive electronics. The ADAS sensor market is predicted to grow to $40.8 billion in 2030 from $11.5 billion in 2019 (CAGR of 11.7%).

Almost all mobility sectors are expecting strong growth.

Automakers including Ford, BMW, Volkswagen and Hyundai have invested in new mobile technologies. So have suppliers such as Bosch, Denso and Continental. Among technology giants, Intel and Google have made the acquisition of startups part of their strategies to bolster their automotive and mobility investments.

Young companies are at the center of advanced automotive developments as well as cloud computing, 3D printing, predictive sensing, the Internet of Things, augmented and virtual reality and a host of other Industry 4.0 technologies that are helping multinational corporations improve their performance.

Venture capital has quickly flooded into this area and the scene is now well developed. Many of the research intensive technologies (such as radar/lidar/sonar, autonomous systems, opto-electric systems, big data etc.) have over the past few years dramatically increased in importance for the mobility industry as it readies itself for a highly connected, electric, shared and autonomous future.

Global strategic and financial investors that have invested in mobility start-ups include Amazon, Ford, General Motors, NVIDIA, Volkswagen Group, Daimler, Kleiner Perkins, Bessemer Venture Partners, Google, BMWi Ventures, Skoda, MizMaa Ventures and Sumitomo, among others.

There have also been several acquisitions and SPAC mergers, including:

a)      Gogoro — Entered into an agreement to merge with Poema Global at a $2.4 billion valuation. Gogoro is a developer of electric scooters and battery exchange stations utilizing clean energy for smart cities

b)      Veoneer — Entered into definitive agreement to be acquired by Qualcomm and SSW partners for $4.5 billion. At closing, SSW will retain Veoneer’s Active Safety and Restraint Control Systems businesses, while Qualcomm will retain Veoneer’s Arriver business consisting of computer vision and Advanced Driver Assistance Systems platforms

c)      Wallbox — Merged with Kensington Capital Acquisition Corp. II at a $1.5 billion valuation. Wallbox develops and provides charging and energy management systems for electric vehicles and homes, allowing users to send energy back to the grid

d)      Li-Cycle — Merged with Peridot Acquisition Corp. at a $1.7 billion valuation. Li-Cycle is a lithium-ion battery resource recovery and lithium-ion battery recycler focused on the recovery of batteries, black mass and other intermediate materials

e)      CCC Information Services – Merged with Dragoneer Growth Opportunities Corp. at a $6.5 billion valuation. CCC Information Services provides data and information services to automotive insurance companies

f)      indie Semiconductor — Merged with Thunder Bridge Acquisition II in June 2021 at a valuation of $1.4 billion. indie Semiconductor provides next generation semi-conductor and software solutions for the semiconductor space

g)      Arrival — Merged with CIIG Merger Corp. at a $5.4 billion valuation. Arrival utilizes a new approach to the manufacturing of clean energy vehicles and is engaged in the production of commercial electric vehicles and vans for the European market

h)      Metromile — Merged with INSU Acquisition Corp. II in February 2021 at a $1.3 billion market capitalization. Metromile offers pay-per-mile insurance to individuals and corporations

i)       Moovit — Acquired by Intel in May 2020 for approximately $900 million. Moovit is known for its urban mobility application that offers travelers around the world the best multimodal trip planning

j)       Zoox — Acquired by Amazon in July of 2019 for $1.2 billion. Zoox is developing an autonomous ride-on-demand service leveraging a vehicle purpose-built for the ride-on-demand sector

k)      MobileEye — Acquired by Intel in May 2017 for $15.3 billion. This deal enhanced Intel’s vital capabilities in autonomous driving systems and relationships with automakers

l)       Waze — A leading navigation service provider acquired by Google for approximately $1 billion in June 2013.

Acquisition Strategy and Criteria

Our acquisition strategy is to identify an untapped opportunity within our target mobility industry and offer a public-ready business, a facility through which to enter the public sphere, access capital markets, and advance its priorities.

We intend to focus on mid-size mobility companies that have a solid technological foundation and promising market opportunities which have so far refrained from becoming public for a variety of reasons. We hope to serve as an attractive partner for those companies, enabling them to go public in an alternate, more easily accessible manner — a business combination transaction — and to thereby benefit from the capital-raising options available for a publicly traded company in the U.S.

Our sponsor’s participants and their affiliates have extensive experience and expertise in strategic investments in public and private companies where they have a strong investment conviction driven by clearly identifiable growth opportunities. We will apply a similar investment philosophy and approach to analyze prospective targets and identify an attractive business combination.

The experience and networks of the members of our team is the key element in our acquisition strategy. We believe that we can provide target companies with significant added value. This may represent a decisive competitive advantage when compared to other SPACS.

The team members have formidable knowledge of the mobility industry. We all have developed, built and are actively involved in companies building solutions for the automotive and mobility sectors. We recognize that often company founders who conceive and develop outstanding technologies do not have the necessary market knowledge and business experience to build a strong team and successfully convert their technology into commercial products. We believe we can provide that or help founders achieve it.

Our team has the ability to evaluate businesses comprehensively – 360 degrees, including technology, IP, competition and management — in order to assess whether the subject has the potential to be a truly good business.

Equally important is the team’s well developed positioning in the mobility sector. With the team spread across North America, Europe and the Middle East (Israel), team members are already familiar with a substantial percentage of the likely acquisition targets that will be part of the evaluation process.

We are confident of our ability to bring significant added value to acquisition targets, including:

•        Giving them access to our networks. We have well established contacts at senior level with executives in automotive and other relevant sectors. These could be used to open doors and facilitate business development opportunities, receive feedback on the attractiveness and potential of the products and so on.

•        Generally advising and participating in management discussions, giving the benefit of our experience and technological knowledge.

•        Considering and implementing corporate finance activities, including identifying and executing merger opportunities between companies in the mobility sector with strong synergies where the pooling of resources could well bring about economies of scale and significant increases in enterprise value.

It must be emphasized that we intend to take a highly proactive approach. The selection will be made following an in depth process that will comprise the following:

a)      Utilizing mobility industry expertise to identify about 100 potential targets.

b)      Carry out detailed evaluation in order to create a short list of between six and 12 potential targets.

c)      Monitor the six to 12 selected companies for up to four months, in order to assess their activities under regular operating conditions.

d)      Initiate contact with management and start the due diligence process. The due diligence will include close involvement in the target company including participation in management meetings, attending meetings with customers, suppliers and other relevant parties.

e)      Negotiate and execute acquisition.

f)      Post-acquisition monitoring and possible active participation in company management as appropriate.

We have identified the following general, non-exclusive criteria and guidelines that we believe are important in evaluating prospective targets for our initial business combination. We will use these criteria and guidelines in evaluating acquisition opportunities, but we may decide to enter into our initial business combination with a target that does not meet one or more of these criteria and guidelines.

Essentially we will seek good companies, with strong growth potential, having a management team that demonstrates openness to accept advice and to reassess objectives in light of changing market circumstances.

We intend to focus on target businesses or assets with the following attributes:

•        Large Markets.    We intend to target companies that operate or will operate in a large addressable market in the mobility sector and related technologies.

•        Middle-Market Businesses.    We believe that the middle-market segment provides the greatest number of opportunities for investment and is consistent with our sponsor’s participants’ investment history across the various mobility segments. These segments are where our management team has the strongest capability to identify attractive opportunities. We will seek to acquire potential target businesses which can use the funding we bring to achieve value-creating milestones.

•        Established Platform at Inflection Point of Growth.    Collectively, our management team and board has meaningful experience operating and investing in a broad range of businesses participating in future mobility. We believe that our broad understanding of companies operating in the mobility ecosystem, including connected, autonomous, shared and electric focused mobility businesses, uniquely positions us to identify companies at the center of mobility trends and identify opportunities where capital deployment can be most impactful.

•        Benefit from Being a Public Company.    We will seek potential target businesses with technological or other competitive advantages in the markets in which they operate that can benefit from a broader access to capital, and the heightened public profile associated with being a publicly traded company. It is likely that companies will have been planning a public issue as its preferred medium-long term financing strategy.

•        Technology-Driven Business Model.    We will seek to acquire potential target businesses with pioneering technologies in the mobility sector, where we are able to utilize our industry knowledge and contacts to validate the value proposition and provide added value.

•        Competitive Edge.    We aim to target companies that are set up for long term growth and as such, have a competitive edge. This may include first to market, network effects, lead in technology or access to the key customers.

•        Experienced Management Team.    A target company’s management team and engineering/technical teams will be a key part of our evaluation. The right combination of management and technical expertise at a target company will be the key to long term success for these types of companies. Our management team and our board have significant experience in understanding such companies and evaluating a company’s management and technical expertise. The team must be suitable as a candidate for a public listing.

•        Significant Growth Prospects.    We will look to select a target business expected to have significant embedded and/or underexploited growth opportunities; with near- and longer-term valuation inflection points that will allow them to reap the advantages and acceleration of having access to public capital markets. It will be important to see that the availability of investment will accelerate the growth path.

We may use other criteria and guidelines as well. Any evaluation relating to the merits of a particular initial business combination may be based on these general criteria and guidelines as well as other considerations, factors, and criteria that our management may deem relevant. If we decide to enter an initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that fact in our shareholder communications related to the acquisition. As discussed elsewhere in this prospectus, this would be in the form of proxy solicitation materials or tender offer documents that we would file with the SEC.

In evaluating a prospective target business, we expect to conduct a comprehensive due diligence review. That due diligence review may include, among other things, financial statement analysis, IPO readiness assessment, business practices integration analysis, document reviews, meetings with the target’s management and other employees, inspection of facilities, consultations with relevant industry experts, competitors, customers, and suppliers, as well as a review of additional information (operational, financial, legal and otherwise) that we will seek to obtain as part of our analysis of a target company.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers, or directors. In the event we seek to complete our initial business combination with a company that is affiliated with our sponsor, officers, or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm which is a member of FINRA or an independent accounting firm that our initial business combination is fair to our company from a financial point of view.

Sourcing of Potential Business Combination Targets

We believe that the operational and transactional experience of our management team and members of our sponsor (and the investors in the sponsor) and the relationships they have developed because of such experience, will provide us with a substantial number of potential business combination targets.

As stated earlier, we believe that members of our team have extensive knowledge of a substantial percentage of potential target companies in the ecosystem.

Members of our management team and other members of our sponsor have operated and invested in leading mobility companies, across their corporate life cycles and have developed deep relationships with organizations and investors operating around the world, and in target regions with a high concentration of mobility companies, in particular.

This network has grown through sourcing, acquiring, and financing businesses and maintaining relationships with sellers, financing sources and target management teams. Our management team members have significant experience in executing transactions under varying economic and financial market conditions. We believe that these networks of contacts and relationships and this experience will help us to identify attractive mobility technology-based businesses that can benefit from access to the public markets, and execute complex business combination transactions, thereby enhancing shareholder value. In addition, we anticipate that target business candidates may be brought to our attention from various unaffiliated sources, including investment market participants, private equity funds and large business enterprises seeking to divest noncore assets or divisions.

We believe that we are extremely well positioned to leverage our sponsor’s and management team’s successful track record growing local and international technology companies into large, successful publicly traded entities, and their deep network of relationships, as strong competitive advantages. We intend to utilize our management’s and sponsor’s expertise and their respective deal-sourcing capabilities to provide us with a strong pipeline of potential targets.

We believe that the experience of our management team and directors in evaluating assets through investing and company building will enable us to source the highest quality targets. As described earlier, our selection process will leverage the relationships of our management team with industry captains, leading venture capitalists, private equity and hedge fund managers, respected peers, and a network of investment banking executives, attorneys, and accountants. Together with this network of trusted partners, we intend to capitalize the target business and create purposeful strategic initiatives to achieve attractive growth and performance targets.

Our management team consists of professionals and senior operating executives of various companies and entities with decades of experience and industry exposure across numerous mobility sectors. Based on our management team’s extensive experience and industry exposure, we believe we will be able to identify, evaluate the risk and reward of, and execute on attractive acquisition opportunities.

Our management team consists of Rani Plaut, our Chief Executive Officer and director, Nir Sasson, our Chief Operating Officer, and Shai Kronfeld, our Chief Financial Officer and VP Business.

Rani Plaut — Chairman and Chief Executive Officer — an angel investor and an executive chairman in mobility-related companies, Rani specializes in creating and spearheading new categories that are rooted in deep technological disruption. Rani is the CEO and co-founder of AIR which creates personal flying vehicles, unlocking exciting and safe flying experiences at scale. Since 2016, Rani has worked closely with startups to fulfill their promise, deploying an “all-in” immersive approach. For over 15 years prior to his role as a startup mentor, Rani was involved as a business leader and technological innovator at Pulsed Power Technology, an electrical energy venture, during which time it become the world leader in magnetic pulse welding. Rani co-founded Bmax of the iPulse group, a $1.3 billion private company, and was involved, mostly as co-founder, in the formation of several technology-based ventures ranging from material sciences to computer vision & AI in the automotive and energy sectors.

Nir Sasson — Chief Operating Officer — served from November 2016 to December 2019 as a co-founder and the Chief Executive Officer of Spatial Logic LTD, which is developing an AI-based Visual Positioning System (VPS). Previously, Nir established and acted as the CEO of Autotalks, a fabless semiconductor company enabling the vehicle-to-vehicle and vehicle-to-infrastructure communication revolution, with strong financial backing by leading venture capital funds from Israel, Japan and the US. Prior to founding Autotalks, Nir held executive business and R&D positions at Texas Instruments Inc. Nir began his career in an elite R&D unit of the Israeli Defense Forces. He holds a B.Sc. and M.Sc. in Electrical Engineering an Executive MBA, both from Tel Aviv University.

Shay Kronfeld — Chief Financial Officer and VP Business — has over 13 years of experience on Wall Street with a proven track record in investment banking. Shay spent a decade at Maxim Group and three years at H.C. Wainwright. He was previously based in NYC where he worked in capital markets. Shay possesses exclusive expertise in SPAC formation having personally been involved in over 30 SPACs that have raised over $4 billion. Shay has successfully conducted IPOs, PIPEs and M&A deals.

Our board of directors will include the following additional individuals (besides Mr. Plaut):

Joachim Drees — Director — has held managerial positions in the Daimler Truck Group and at Mercedes-Benz Trucks from 1996 onward, including as Commercial Director of the Gaggenau Transmissions Unit and as Head of Commercial Vehicle Controlling. In 2006, Mr. Drees joined the British investment company Hg Capital LLP as Partner for Portfolio Management. From 2012 onward, he was the Chief Financial Officer of Drees & Sommer AG with responsibility for Finance & Controlling, M&A, Human Resources, Administration, and Internationalization Support. He has served as CEO of MAN SE and of MAN Truck & Bus SE (formerly MAN Truck & Bus AG) since 2015. He also served as a member of the Executive Board of TRATON SE (formerly Volkswagen Truck & Bus GmbH) from 2015 to July 2020.

Steven Greenfield — Director — founded a venture capital fund that focuses on early-state auto tech startups. He also manages a consulting business that works with auto tech participants, as well as private equity and venture capital participants who are targeting the auto tech industry. He has also in the past served as TrueCar’s SVP of Strategy and Business Development and AutoTrader.com’s VP of Product Management and VP of Business Development, overseeing the acquisitions of vAuto, Kelley Blue Book, HomeNet Automotive, VinSolutions, and DealerScience.

David Riemenschneider — Director — has experienced the automotive technology sector from all sides, including senior leadership roles at Ford Motor Company in the Detroit area and heading-up the aftersales operation in Ford Europe. Mr. Riemenschneider was also the CEO of Clifford Thames, a leading automotive data and software provider to the global automotive market and transformed the business to an industry leader. He has extensive private equity and M&A experience in the automotive technology sector and currently chairs businesses re-shaping the digital vehicle acquisition journey for consumers, dealers and OEMs. He is also a board member of an Austin based AI company working in the fintech, automotive and telecom sectors.

Philipp von Hagen — Director — is a seasoned investment executive having advised on and executed transactions for over 25 years. He is manager of the pan-European Future Industry Ventures fund and operator adviser to mobility focused Assembly Ventures. Philipp was formerly one of three Executive Board members of listed investment holding Porsche Automobil Holding SE (Porsche SE), the majority voting shareholder of Volkswagen Group, where he established its investment management activities with a focus on emerging technologies. He was also Chairman of the Supervisory Board of PTV Group, a market leader in mobility simulation software. Prior to joining Porsche SE, Philipp was investment banker at Rothschild & Co. in London and in addition Chief Operating Officer in Frankfurt. He worked on transactions in a variety of sectors, including transportation and logistics. Philipp holds an M.Phil. in Economics from the University of Oxford and a B.Sc. (Econ.) from the London School of Economics (LSE).

The past performance of our management team and the companies in which our sponsor’s affiliates and partners have been involved is not a guarantee either

(i)     that we will be able to identify a suitable candidate for our initial business combination or

(ii)    of success with respect to any business combination we may consummate.

With the exception of our CFO/VP Business, neither our management team nor sponsor nor any of their respective officers, directors, employees or affiliates, have had management experience with special purpose acquisition corporations in the past.

You should not rely on their respective historical records or performance as indicative of our future performance. In addition, members of our management team may have conflicts of interest with other entities to which they owe fiduciary or contractual obligations concerning initial business combination opportunities. For a list of our management team members and entities for which a conflict of interest may or does exist, as well as the priority and preference that such other entities have with respect to performance of obligations and presentation of business opportunities to us, please refer to the table and subsequent explanatory paragraph titled “Management — Conflicts of Interest.”

Status as a Public Company

We believe that our structure will make us an attractive business combination partner to target businesses. As an existing public company, we offer a target business an alternative to a traditional initial public offering through a merger or other business combination.

In this situation, the owners of the target business would exchange their shares of stock or other equity interests in the target business for our ordinary shares or for a combination of our ordinary shares and cash, allowing us to tailor the consideration used in the transaction to the specific needs of the sellers. We believe that target businesses might find this avenue a more certain and cost-effective method to becoming a public company than a typical initial public offering. In a typical initial public offering, there are additional expenses incurred in marketing, roadshow and public reporting efforts that will likely not be present to the same extent in connection with a business combination with us.

Furthermore, once the business combination is consummated, the target business will have effectively become a public company, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions that could prevent the offering from occurring. Once public, we believe the target business would then have greater access to capital and an additional means of providing management incentives consistent with shareholders’ interests than it would have as a privately-held company. Public company status can offer further benefits by enhancing a company’s profile among potential new customers and vendors and attracting talented employees.

While we believe that our status as a public company will make us an attractive business partner, some potential target businesses may view the inherent limitations in our status as a blank check company as a deterrent and may prefer to effect a business combination with a more established entity or with a private company. These limitations include constraints on our available financial resources, which may be inferior to those of other entities pursuing the acquisition of similar target businesses; the requirement that we seek shareholder approval of a business combination or conduct a tender offer in relation thereto, which may delay the consummation of a transaction; and the existence of our outstanding warrants, which may represent a source of future dilution.

Financial Position

With funds available in our trust fund in an amount of $178,500,000 assuming no redemptions and after payment of a $7,875,000 deferred underwriting fee to Stifel in connection with the business combination in each case before additional fees and expenses associated with our initial business combination, we offer a target business a variety of options such as creating a liquidity event for its owners, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt ratio. Because we are able to complete our initial business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, since we have no specific business combination under consideration, we have not taken any steps to secure third party financing and there can be no assurance that it will be available to us.

Effecting a Business Combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering and the private placement of private units, our shares, debt or a combination of these in effecting a business combination which has not yet been identified. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital, but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth. While we may seek to effect simultaneous business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect only a single business combination.

We Have Not Identified a Target Business

To date, we have not selected any target business on which to concentrate our search for a business combination. None of our sponsor, officers, directors, promoters and other affiliates has engaged in any substantive discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock or share exchange, asset acquisition or other similar business combination with us. Additionally, we have not engaged or retained any agent or other representative to identify or locate such companies. As a result, we cannot assure you that we will be able to locate a target business or that we will be able to engage in a business combination with a target business on favorable terms or at all.

Subject to our management team’s pre-existing fiduciary obligations and the fair market value requirement described below, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. We have not established any specific attributes or criteria (financial or otherwise) for prospective target businesses other than as described above. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of Target Businesses

While we have not yet selected a target business with which to consummate our initial business combination, we believe based on our management’s business knowledge and past experience that there are numerous potential candidates. We expect that our principal means of identifying potential target businesses will be through the extensive contacts and relationships of our officers and directors.

While our officers and directors are not required to commit any specific amount of time in identifying or performing due diligence on potential target businesses, our officers and directors believe that the relationships they have developed over their careers and their access to our sponsor’s partners’ and affiliates’ contacts and resources will generate a number of potential business combination opportunities that will warrant further investigation. We also anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community.

Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting.

Our officers and directors must present to us all target business opportunities that have a fair market value of at least 80% of the assets held in the trust account (excluding taxes payable on the income accrued in the trust account) at the time of the agreement to enter into the initial business combination, subject to any pre-existing fiduciary or contractual obligations. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction.

In no event, however, will our sponsor, initial shareholders, officers, directors or their respective affiliates be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of an initial business combination (regardless of the type of transaction that it is) other than the $10,000 administrative services fee, the payment of consulting, success or finder fees to our sponsor, officers, directors, initial shareholders or their affiliates in connection with the consummation of our initial business combination, the repayment of up to $300,000 of loans and reimbursement of any out-of-pocket expenses. Our audit committee will review and approve all reimbursements and payments made to our sponsor, officers, directors or our or their respective affiliates, with any interested director abstaining from such review and approval. We have no present intention to enter into a business combination with a target business that is affiliated with any of our officers, directors or sponsor. However, we are not restricted from entering into any such transactions and may do so if (i) such transaction is approved by a majority of our disinterested independent directors and (ii) we obtain an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions, that the business combination is fair to our unaffiliated shareholders from a financial point of view.

Selection of a Target Business and Structuring of a Business Combination

Subject to our management team’s pre-existing fiduciary obligations and the limitations that a target business have a fair market value of at least 80% of the balance in the trust account (excluding taxes payable on the income earned on the trust account) at the time of the execution of a definitive agreement for our initial business combination, as described below in more detail, and that we must acquire a controlling interest in the target business, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. We have not established any specific attributes or criteria (financial or otherwise) for prospective target businesses, except as described above under “Investment Criteria.

Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on such factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.

Fair Market Value of Target Business

NYSE listing rules require that the target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of the balance of the funds in the trust account (excluding taxes payable on the income earned on the trust account) at the time of the execution of a definitive agreement for our initial business combination. Notwithstanding the foregoing, if we are not then listed on NYSE for whatever reason, we would no longer be required to meet the foregoing 80% fair market value test.

We currently anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination where we merge directly with the target business or where we acquire less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.

Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock, shares or other equity interests of a target. In this case, we could acquire a 100% controlling interest in the target; however, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of trust account balance test.

The fair market value of the target will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings, cash flow and their respective growth rates, book value and/or the market size addressed ). The proxy solicitation materials or tender offer documents used by us in connection with any proposed transaction will provide public shareholders with our analysis of the fair market value of the target business, as well as the basis for our determinations. If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm, or another independent entity that commonly renders valuation opinions, with respect to the satisfaction of such criteria. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business complies with the 80% threshold.

Lack of Business Diversification

We may seek to effect a business combination with more than one target business, although we expect to complete our business combination with just one business. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business operation. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

•        subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and

•        result in our dependency upon the performance of a single operating business or the development or market acceptance of a single or limited number of products, processes or services.

If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business.

Limited Ability to Evaluate the Target Business’ Management

Although we intend to scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following a business combination cannot presently be stated with any certainty. While it is possible that some of our key personnel will remain associated in senior management or advisory positions with us following a business combination, it is unlikely that they will devote their full-time efforts to our affairs subsequent to a business combination. Moreover, they would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for them to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. While the personal and financial interests of our key personnel may influence their motivation in identifying and selecting a target business, their ability to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that any such additional managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Shareholders May Not Have the Ability to Approve an Initial Business Combination

In connection with any proposed business combination, we will either:

(1)    seek shareholder approval of our initial business combination at a general meeting called for such purpose at which shareholders may seek to convert their shares, regardless of whether they vote for or against the proposed business combination or do not vote at all, into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable)

(2)    provide our shareholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), in each case subject to the limitations described herein. The decision as to whether we will seek shareholder approval of a proposed business combination or will allow shareholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek shareholder approval. If we determine to engage in a tender offer, such tender offer will be structured so that each shareholder may tender all of his, her or its shares rather than some pro rata portion of his, her or its shares. In that case, we will file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules. Whether we seek shareholder approval or engage in a tender offer, we will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 either immediately prior to or upon such consummation and, if we seek shareholder approval, a majority of the outstanding ordinary shares voted are voted in favor of the business combination.

We chose our net tangible asset threshold of $5,000,001 to ensure that we would avoid being subject to Rule 419 promulgated under the Securities Act of 1933, as amended. However, if we seek to consummate an initial business combination with a target business that imposes any type of working capital closing condition or requires us to have a minimum amount of funds available from the trust account upon consummation of such initial business combination, we may need to have more than $5,000,001 in net tangible assets either immediately prior to or upon consummation and this may force us to seek third party financing which may not be available on terms acceptable to us or at all. As a result, we may not be able to consummate such initial business combination and we may not be able to locate another suitable target within the applicable time period, if at all. Public shareholders may therefore have to wait 15 months (or up to any Extension Period, if applicable) from the closing of this offering in order to be able to receive a pro rata share of the trust account. Our sponsor, initial shareholders, officers and directors have agreed:

(1)    to vote any ordinary shares owned by them in favor of any proposed business combination

(2)    not to convert any ordinary shares in connection with a shareholder vote to approve a proposed initial business combination

(3)    not sell any ordinary shares in any tender in connection with a proposed initial business combination.

None of our officers, directors, sponsor, initial shareholders or their affiliates has indicated any intention to purchase units or Class A ordinary shares in this offering or from persons in the open market or in private transactions. However, if we hold a meeting to approve a proposed business combination and a significant number of shareholders vote, or indicate an intention to vote, against such proposed business combination or that they wish to have their shares redeemed, our officers, directors, sponsor, initial shareholders or their affiliates could make such purchases in the open market or in private transactions in order to influence the vote and reduce the number of redemptions. Notwithstanding the foregoing, our officers, directors, sponsor, initial shareholders and their affiliates will not make purchases of Class A ordinary shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act, which are rules designed to stop potential manipulation of a company’s stock.

Conversion Rights

At any general meeting called to approve an initial business combination, public shareholders may seek to convert their shares, regardless of whether they vote for or against the proposed business combination or do not vote at all, into their pro rata share of the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination, less any taxes then due but not yet paid. Alternatively, we may provide our public shareholders with the opportunity to sell their Class A ordinary shares to us through a tender offer (and thereby avoid the need for a shareholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account, less any taxes then due but not yet paid.

Our sponsor, initial shareholders and our officers and directors will not have conversion rights with respect to any ordinary shares owned by them, directly or indirectly, whether acquired prior to this offering or purchased by them in this offering or in the aftermarket.

We may require public shareholders, whether they are a record holder or hold their shares in “street name,” to either (i) tender their certificates to our transfer agent or (ii) deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, in each case prior to a date set forth in the proxy materials sent in connection with the proposal to approve the business combination. There is a nominal cost associated with the above-referenced delivery process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $45.00, and it would be up to the broker whether or not to pass this cost on to the holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise conversion rights. The need to deliver shares is a requirement of exercising conversion rights regardless of the timing of when such delivery must be effectuated. However, in the event we require shareholders seeking to exercise conversion rights prior to the consummation of the proposed business combination and the proposed business combination is not consummated this may result in an increased cost to shareholders.

Any proxy solicitation materials we furnish to shareholders in connection with a vote for any proposed business combination will indicate whether we are requiring shareholders to satisfy such certification and delivery requirements. Accordingly, a shareholder would have from the time the shareholder received our proxy statement up until two business days prior to the scheduled vote on the proposal to approve the business combination to deliver his, her or its shares if he, she or it wishes to seek to exercise his conversion rights. This time period varies depending on the specific facts of each transaction. However, as the delivery process can be accomplished by the shareholder, whether or not he, she or it is a record holder or his, her or its shares are held in “street name,” in a matter of hours by simply contacting the transfer agent or his broker and requesting delivery of his, her or its shares through the DWAC System, we believe this time period is sufficient for an average investor. However, we cannot assure you of this fact. Please see the risk factor titled “In connection with any general meeting called to approve a proposed initial business combination, we may require shareholders who wish to convert their shares in connection with a proposed business combination to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising their rights” for further information on the risks of failing to comply with these requirements.

Any request to convert such shares once made, may be withdrawn at any time up to the vote on the proposed business combination or the expiration of the tender offer. Furthermore, if a holder of Class A ordinary shares delivered his certificate in connection with an election of their conversion and subsequently decides prior to the applicable date not to elect to exercise such rights, he or she may simply request that the transfer agent return the certificate (physically or electronically).

If the initial business combination is not approved or completed for any reason, then our public shareholders who elected to exercise their conversion rights would not be entitled to convert their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any shares delivered by public holders.

If our initial proposed business combination is not completed, we may continue to try to complete a business combination with a different target until 15 months from the closing of this offering (or up to any Extension Period, if applicable).

Redemption of Public Shares and Liquidation if No Initial Business Combination

Our sponsor, officers and directors have agreed that we will have only 15 months from the closing of this offering (or up to any Extension Period, if applicable) to complete our initial business combination. If we are unable to complete our initial business combination within such 15-month period or any Extension Period,we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less up to $100,000 of interest to pay dissolution expenses (which interest shall be net of taxes payable) divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete our initial business combination within the 15-month time period or any Extension Period. Our initial shareholders have entered into a letter agreement with us, pursuant to which they have waived their rights to liquidating distributions from the trust account with respect to their founders shares if we fail to complete our initial business combination within 15 months or during any Extension Period from the closing of this offering. However, if our initial shareholders acquire public shares, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the allotted 15-month time frame or any Extension Period.

Our sponsor, officers and directors have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association (A) that would affect our public shareholders’ ability to convert or sell their shares to us in connection with a business combination as described herein or to modify the substance or timing the redemption rights provided to shareholders as described in this prospectus or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, unless we provide our public shareholders with the opportunity to redeem their public shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares. However, we may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 either immediately prior to or upon completion of our initial business combination (so that we do not then become subject to the SEC’s “penny stock” rules).

We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the $1,125,000 of proceeds held outside the trust account, although we cannot assure you that there will be sufficient funds for such purpose. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of dissolution, to the extent that there is any interest accrued in the trust account not required to pay taxes, we may request the trustee to release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.

If we were to expend all of the net proceeds of this offering and the sale of the private units, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the per-share redemption amount received by shareholders upon our dissolution would be approximately $10.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public shareholders. We cannot assure you that the actual per-share redemption amount received by shareholders will not be substantially less than $10.00. While we intend to pay such amounts, if any, we cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims.

Although we will seek to have all vendors, service providers (other than our independent auditors), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will enter into an agreement with a third party that has not executed a waiver only if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where we are unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we are unable to complete our initial business combination within the prescribed time frame, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent auditors) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.20 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only third parties we currently expect to engage would be vendors such as lawyers, investment bankers, computer or information and technical services providers or prospective target businesses. In the event that an executed waiver is deemed to be unenforceable against a third party, then our sponsor will not be responsible to the extent of any liability for such third-party claims. We have not independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company and, therefore, our sponsor may not be able to satisfy those obligations. We have not asked our sponsor to reserve for such obligations. None of our other officers will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

In the event that the proceeds in the trust account are reduced below (1) $10.20 per public share or (2) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in the value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, and our sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be substantially less than $10.20 per share.

We will seek to reduce the possibility that our sponsor will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers (other than our independent auditors), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. Our sponsor will also not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. We will have access to up to $1,125,000 from the proceeds of this offering and the sale of the private units, with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation, currently estimated to be no more than approximately $100,000). In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, shareholders who received funds from our trust account could be liable for claims made by creditors. In the event that our offering expenses exceed our estimate of $1,350,000, we may fund such excess with funds from the funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $1,350,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

If we file a winding-up or bankruptcy petition or an involuntary winding-up or bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable insolvency laws, and may be included in our insolvency estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any insolvency claims deplete the trust account, we cannot assure you we will be able to return $10.20 per share to our public shareholders. Additionally, if we file a winding-up or bankruptcy petition or an involuntary winding-up or bankruptcy petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or insolvency laws as a voidable preference. As a result, a bankruptcy court could seek to recover some or all amounts received by our shareholders. Furthermore, our board may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our public shareholders will be entitled to receive funds from the trust account only upon the earliest to occur of: (1) the completion of our initial business combination, and then only in connection with those Class A ordinary shares that such shareholder properly elected to redeem, subject to the limitations described herein, (2) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) that would affect our public shareholders’ ability to convert or sell their shares to us in connection with a business combination as described herein or to modify the substance or timing of the redemption rights provided to shareholders as described in this prospectus, or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity and (3) the redemption of our public shares if we are unable to complete our initial business combination within 15 months from the closing of this offering or during any Extension Period, subject to applicable law and as further described herein. In no other circumstances will a shareholder have any right or interest of any kind to or in the trust account. In the event we seek shareholder approval in connection with our initial business combination, a shareholder’s voting in connection with our initial business combination alone will not result in a shareholder’s redeeming its shares to us for an applicable pro rata share of the trust account. Such shareholder must have also exercised its redemption rights described above.

Amended and Restated Memorandum and Articles of Association

•        Our amended and restated memorandum and articles of association will contain certain requirements and restrictions relating to this offering that will apply to us until the completion of our initial business combination. Our amended and restated memorandum and articles of association contains a provision which provides that, if we seek to amend our amended and restated memorandum and articles of association (A) that would affect our public shareholders’ ability to convert or sell their shares to us in connection with a business combination as described herein or to modify the substance or timing of our obligation to redeem our public shares if we do not complete our initial business combination within 15 months from the closing of this offering or during any Extension Period or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, we will provide public shareholders with the opportunity to redeem their public shares in connection with any such amendment. Specifically, our amended and restated memorandum and articles of association will provide, among other things, that: prior to the completion of our initial business combination, we shall either (1) seek shareholder approval of our initial business combination at a general meeting called for such purpose at which public shareholders may elect to redeem their public shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed business combination, or (2) provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination by means of a tender offer (and thereby avoid the need for a shareholder vote), in each in cash, for an amount payable in cash equal to the aggregate amount then on deposit in the trust account as of two business days prior to the completion of our initial business combination, including interest (which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares, subject to the limitations described herein;

•        we will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 either immediately prior to or upon completion of our initial business combination and, solely if we seek shareholder approval, a majority of the issued and outstanding ordinary shares voted are voted in favor of the business combination;

•        if our initial business combination is not consummated within 15 months from the closing of this offering or during any Extension Period, then our existence will terminate and we will distribute all amounts in the trust account; and

•        prior to our initial business combination, we may not issue additional shares that would entitle the holders thereof to (1) receive funds from the trust account or (2) vote as a class with our public shares (a) on any initial business combination or (b) to approve an amendment to our amended and restated memorandum and articles of association to (x) extend the time we have to consummate a business combination beyond 15 months from the closing of this offering (or up to any Extension Period, if applicable) or (y) amend the foregoing provisions.

These provisions cannot be amended without the approval of holders of at least two-thirds of our ordinary shares present and voting at a general meeting. In the event we seek shareholder approval in connection with our initial business combination, our amended and restated memorandum and articles of association will provide that we may consummate our initial business combination only if approved by an ordinary resolution under Cayman Islands law, being the affirmative vote of a majority of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at a general meeting in favor of the business combination.

Additionally, our amended and restated memorandum and articles of association provides that, prior to our initial business combination, holders of our founders shares are the only shareholders that will have the right to vote on the appointment of directors and the right to remove a member of the board of directors for any reason. These provisions of our amended and restated memorandum and articles of association may only be amended by a special resolution passed by at least 90% of our ordinary shares voting in a general meeting. With respect to any other matter submitted to a vote of our shareholders, including any vote in connection with our initial business combination, except as required by law, holders of our founders shares and holders of our public shares will vote together as a single class, with each share entitling the holder to one vote.

Comparison of redemption or purchase prices in connection with our initial business combination and if we fail to complete our initial business combination.

The following table compares the redemptions and other permitted purchases of public shares that may take place in connection with the completion of our initial business combination and if we are unable to complete our initial business combination within 15 months from the closing of this offering or during any Extension Period.

	Redemptions in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by our Affiliates	Redemptions if we fail to Complete an Initial Business Combination
Calculation of redemption price

Redemptions at the time of our initial business combination may be made pursuant to a tender offer or in connection with a shareholder vote. The redemption price will be the same whether we conduct redemptions pursuant to a tender offer or in connection with a shareholder vote. In either case, our public shareholders may redeem their public shares for cash equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination (which is initially anticipated to be $10.20 per share), including interest (which interest shall be net of taxes payable) divided by the number of then issued and outstanding public shares, subject to the limitation that no redemptions will take place if all of the redemptions would cause our net tangible assets to be at least $5,000,001 either immediately prior to or upon consummation of our initial business combination and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed business combination.

If we seek shareholder approval of our initial business combination, our sponsor, directors, officers, or their respective affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following completion of our initial business combination. Such purchases will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. None of the funds in the trust account will be used to purchase shares in such transactions.

If we are unable to complete our initial business combination within 15 months from the closing of this offering or during any Extension Period, we will redeem all public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account (which is initially anticipated to be $10.20 per share), including interest (less up to $100,000 of interest to pay dissolution expenses, which interest shall be net of taxes payable) divided by the number of then issued and outstanding public shares.

Impact to remaining shareholders

The redemptions in connection with our initial business combination will reduce the book value per share for our remaining shareholders, who will bear the burden of the deferred underwriting fee and interest withdrawn in order to pay taxes (to the extent not paid from amounts accrued as interest on the funds held in the trust account).

If the permitted purchases described above are made, there will be no impact to our remaining shareholders because the purchase price would not be paid by us.

The redemption of our public shares if we fail to complete our initial business combination will reduce the book value per share for the shares held by our sponsor, who will be our only remaining shareholder after such redemptions.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise the over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds

The NYSE rules provide that at least 90% of the gross proceeds from this offering and the sale of the private units be deposited in a trust account. $178,500,000 of the net proceeds of this offering and the sale of the private units will be deposited into a trust account located in the United States with Continental Stock Transfer & Trust Company acting as trustee.

Approximately $176,400,000 of the offering proceeds, representing the gross proceeds of this offering less allowable underwriting commissions, expenses and company deductions under Rule 419, would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds

$178,500,000 of the net offering proceeds and the sale of the private units held in trust will be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Receipt of interest on escrowed funds

Interest on proceeds from the trust account to be paid to shareholders is reduced by (i) any taxes paid or payable and (ii) in the event of our liquidation for failure to complete our initial business combination within the allotted time, up to $100,000 of net interest that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.

Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our completion of a business combination.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Limitation on fair value or net assets of target business

NYSE rules require that our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the trust account (excluding the deferred underwriting fee and taxes payable) at the time of the agreement to enter into the initial business combination. If our securities are not listed on the NYSE after this offering, we would not be required to satisfy the 80% requirement.

The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.
Trading of securities issued

The units will begin trading on or promptly after the date of this prospectus. The Class A ordinary shares and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless Stifel informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. We will file the Current Report on Form 8-K promptly after the closing of this offering, which is anticipated to take place three business days from the date of this prospectus. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

No trading of the units or the underlying ordinary shares and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

Exercise of the warrants	The warrants cannot be exercised until 30 days after the completion of our initial business combination.

The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Election to remain an investor

We will provide our public shareholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination, including interest, which interest shall be net of taxes payable, upon the completion of our initial business combination, subject to the limitations described herein. We may not be required by law to hold a shareholder vote. If we are not required by law and do not otherwise decide to hold a shareholder vote, we will, pursuant to our amended and restated memorandum and articles of association, conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, we hold a shareholder vote, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Pursuant to the tender offer rules, the tender offer period will be not less than 20 business days and, in the case of a shareholder vote, a final proxy statement would be mailed to public shareholders at least 10 days prior to the shareholder vote. However, we expect that a draft proxy statement would be made available to such shareholders well in advance of such time, providing additional notice of redemption if we conduct redemptions in conjunction with a proxy solicitation.

A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she or it elects to remain a shareholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering

If we seek shareholder approval, we will complete our initial business combination only if obtain an ordinary resolution under Cayman Islands law, being the affirmative vote of a majority of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at a general meeting in favor of the business combination. Additionally, each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction.

Business combination deadline

If we are unable to complete an initial business combination within 15 months from the closing of this offering or during any Extension Period, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable and less up to $100,000 of interest to pay dissolution expenses) divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

If an acquisition has not been completed within 15 months (or up to any Extension Period, if applicable) after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Release of funds

Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our taxes, if any, the proceeds from this offering will not be released from the trust account until the earliest of (i) the completion of our initial business combination, (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend and restate our amended and restated memorandum and articles of association to (A) modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem our public shares if we do not complete our initial business combination within 15 months from the closing of this offering or during any Extension Period or (B) with respect to any other provision relating to shareholders’ rights or pre-business combination activity and (iii) the redemption of all of our public shares if we are unable to complete our initial business combination within 15 months (or any Extension Period, as applicable) from the closing of this offering, subject to applicable law. The Company will instruct the Trustee to pay amounts from the trust account directly to redeeming holders.

The proceeds held in the escrow account are not released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.
Limitation on redemption rights of shareholders holding more than 15% of the shares sold in this offering if we hold a shareholder vote

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to Excess Shares (more than an aggregate of 15% of the shares sold in this offering). Our public shareholders’ inability to redeem Excess Shares will reduce their influence over our ability to complete our initial business combination and they could suffer a material loss on their investment in us if they sell Excess Shares in open market transactions.

Most blank check companies provide no restrictions on the ability of shareholders to redeem shares based on the number of shares held by such shareholders in connection with an initial business combination.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Tendering share certificates in connection with a tender offer or redemption rights

We may require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates (if any) to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders, or up to two business days prior to the vote on the proposal to approve the business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements. Accordingly, a public shareholder would have from the time we send out our tender offer materials until the close of the tender offer period, or up to two days prior to the vote on the business combination if we distribute proxy materials, as applicable, to tender its shares if it wishes to seek to exercise its redemption rights.

In order to perfect redemption rights in connection with their business combinations, holders could vote against a proposed business combination and check a box on the proxy card indicating such holders were seeking to exercise their redemption rights. After the business combination was approved, the company would contact such shareholders to arrange for them to deliver their certificate to verify ownership.

Competition

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the types of businesses we intend to acquire. Many of these individuals and entities are well established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess greater technical, human and other resources or more local industry knowledge than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous target businesses we could potentially acquire with the net proceeds of this offering and the sale of the private units, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, in the event we seek shareholder approval of our initial business combination and we are obligated to pay cash for our Class A ordinary shares, it will potentially reduce the resources available to us for our initial business combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. We may furthermore face competition from other newly-formed entities that may target a business combination transaction with similar focus areas as ours, which may intensify the competition that we face in achieving our objective.

Conflicts of Interest

Certain of our executive officers and directors have or may have fiduciary and contractual duties to certain companies in which they have invested. These entities may compete with us for acquisition opportunities. If these entities decide to pursue any such opportunity, we may be precluded from pursuing it. However, we do not expect these duties to present a significant conflict of interest with our search for an initial business combination.

Certain of our officers and directors presently have, and any of them in the future may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity that is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she may need to honor these fiduciary or contractual obligations to present such business combination opportunity to such entity, subject to their fiduciary duties under Cayman Islands law. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our initial business combination. Our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other.

One of our directors, Joachim Drees, was formerly a member of the executive management board of TRATON SE (formerly Volkswagen Truck & Bus GmbH) and is subject to certain restrictions under a termination agreement with TRATON SE. While his appointment as a director of our company has been approved by the executive management board of TRATON SE, that executive management board may revoke that approval following our planned business combination if it comes to the conclusion that our company (after combination with a target company) is in direct competition with TRATON SE and its affiliates. In that case, he would be unable to continue serving as our director following the business combination.

Indemnity

Our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent auditors) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (1) $10.20 per public share or (2) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third-party claims. We have not independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company and, therefore, our sponsor may not be able to satisfy those obligations. We have not asked our sponsor to reserve for such obligations.

Facilities

We currently maintain our executive offices at 94 Yigal Alon, Building B, 31st floor, Tel Aviv, 6789139, Israel. Our executive offices are provided to us by our sponsor at a minimal payment per month (included in the fee of up to $10,000 per month that we pay to our sponsor for administrative and support services). We consider our current office space adequate for our current operations.

Employees

As of the effective date of this prospectus, we will have four (4) officers. Members of our management team are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time that our officers or any other members of our management team will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the current stage of the business combination process.

Periodic Reporting and Financial Information

We will register our units, Class A ordinary shares and warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public auditors.

We will provide shareholders with audited financial statements of the prospective target business as part of the tender offer materials or proxy solicitation materials sent to shareholders to assist them in assessing the target business. These financial statements may be required to be prepared in accordance with, or be reconciled to, U.S. GAAP or IFRS, depending on the circumstances and the historical financial statements may be required to be audited in accordance with PCAOB standards. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such financial statements in time for us to disclose such financial statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame. While this may limit the pool of potential business combination candidates, we do not believe that this limitation will be material.

We will be required to evaluate our internal control procedures for the fiscal year ending December 31, 2022 as required by the Sarbanes-Oxley Act. Only in the event we are deemed to be a large accelerated filer or an accelerated filer, and no longer qualify as an emerging growth company, will we be required to have our internal control procedures audited. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter, and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such, and we and the members of our management team have not been subject to any such proceeding in the 12 months preceding the date of this prospectus.

Management

Directors, Director Nominees and Executive Officers Name	Age	Title
Eran (Rani) Plaut	54	Chairman of the Board, Director and Chief Executive Officer
Nir Sasson	54	Chief Operating Officer
Shay Kronfeld	46	Chief Financial Officer and VP Business
Joachim Drees	56	Director
Steven Greenfield	50	Director
David Riemenschneider	58	Director
Philipp von Hagen	51	Director

Our directors, director nominees and executive officers are as follows:

Eran (Rani) Plaut has been our Chairman of the Board, Director and CEO since August 2021. Mr. Plaut is an entrepreneur and founder of several tech companies in the mobility space, where he holds chief executive officer and executive board member positions. Since August 2019, Mr. Plaut serves as co-founder and CEO of Polarity, the developer of an electric VTOL aircraft based on a patent-pending technology that enables extended performance and a new model of ownership in the eVTOL domain. Mr. Plaut has also served as the executive chairman of Moodify since October 2019, a company specializing in unique machine learning software tools to enable the production of neuroscience-based materials used in driver monitoring systems and packaged goods. From January 2010 to May 2016, Mr. Plaut was a part of the founding team at iPulse and CEO of Bmax (as of November 2011), where he registered a few patents in pulsed power physics, upon which the company developed and sold equipment for metal processing for the automotive and aerospace industries. From 2005 to 2009, Mr. Plaut served as the CEO of Pulsar, a global leader in magnetic pulse welding for automotive application and before that served in a few executive positions in tech companies.

Nir Sasson has served as our Chief Operating Officer since August 2021. Mr. Sasson has a track record of over 30 years of having founded companies in the automotive, semiconductor and communications sectors. Since January 2020, Mr. Sasson has been advising startup companies in the mobility sector in the areas of technology, product and business strategy. From November 2016 to December 2019, Mr. Sasson served as a founder and CEO of Spatial Logic Ltd., developing AI-based visual positioning technology, to drive next generation augmented reality based automotive navigation systems. From April 2008 to January 2016, Mr. Sasson led (as co-founder and CEO from its inception) Autotalks Ltd., a fabless semiconductor company that enabled the vehicle-to-vehicle and vehicle-to-infrastructure communication revolution. From 1997 to 2007, Mr. Sasson held executive business and R&D positions at Texas Instruments Inc. following the acquisition of Libit Signal Processing Ltd., world leader in the cable modem technology. From 1995 to 1997 Mr. Sasson held R&D positions in Motorola, where he developed CDMA systems. From 1990 to 1995 Mr. Sasson served in an elite R&D unit of the Israeli Defense Forces. He holds a B.Sc. and M.Sc. in Electrical Engineering and an Executive MBA, all from Tel-Aviv University.

Shay Kronfeld has served as our Chief Financial Officer and VP Business since August 2021.Mr. Kronfeld is a former investment banker who has focused on the capital markets, particularly SPACs. In January 2021 Mr. Kronfeld established Pureplay Holdings, which handles all matters related to SPACs, including formation, project management for venture capital/private equity firms involved in SPACs, and advice to target companies on their potential mergers with SPACs. From February 2018 until July 2021, Mr. Kronfeld served as CEO of Cuma Financial Ltd. Since February 2018, Mr. Kronfeld has been the Founder and Managing Partner of Lynays Capital Limited, where he specializes in fundraising and advising growth-stage companies. From February 2013 to February 2018, Mr. Kronfeld was a Managing Director of the Maxim Group investment banking team, where he specialized in cross border transactions, SPACs and fund raising. From July 2009 to August 2012, Mr. Kronfeld was a Managing Director of investment banking at Rodman and Renshaw, where he specialized in RD/PIPE’s transactions. From January 2004 to July 2009, Mr. Kronfeld was a member of the institutional sales team at the Maxim Group, where he transacted many SPAC deals. He received a B.A in Finance from the Interdisciplinary Center in Herzliya, Israel.

Joachim Drees will serve as our director upon the consummation of this offering. Since July 2020, Mr. Drees has been investing in software related start-up companies, particularly in the EV software charging space but also other industries, as a pre-seed, seed or pre-series A investor. From 2015 until July 2020, Mr. Drees served as CEO of MAN SE and MAN Truck & Bus SE, one of Europe’s largest players in the commercial vehicle industry. Prior to that time, from 2012 to 2014, he was the Chief Financial Officer and a member of the executive board of

Drees & Sommer AG, a European consulting, planning and project management enterprise with responsibility for Finance & Controlling, M&A, Human Resources, Administration, and Internationalization Support. Mr. Drees held managerial positions in the Daimler Truck Group and at Mercedes-Benz Trucks from 1996 to 2006, including as Commercial Director of the Gaggenau Transmissions Unit and as Head of Commercial Vehicle Controlling. He was also a member of the Executive Board of TRATON SE (formerly Volkswagen Truck & Bus GmbH) and held several non-executive director seats, from 2015 to July 2020, including at Renk AG from 2017 to 2020. He studied business administration at the University of Stuttgart and received an MBA from Portland State University.

Steven Greenfield will serve as our director upon the consummation of this offering. Since April 2014, Mr. Greenfield serves as CEO of Automotive Ventures LLC, a venture capital fund that he founded and that focuses on early-state auto tech startups. He also manages a consulting business working with auto tech participants, as well as PE and VC participants who are targeting the auto tech landscape. Since May 2020, Mr. Greenfield is also a managing director at Progress Partners, a Boston-based investment bank. From June 2018 to April 2020, he served as TrueCar’s SVP of Strategy and Business Development, and, from January 2011 to April 2014, as AutoTrader.com’s VP of Product Management and VP of Business Development, overseeing the acquisitions of vAuto, Kelley Blue Book, HomeNet Automotive, VinSolutions, and DealerScience. Earlier in his career, Mr. Greenfield served as Manheim’s Director of International Development, overseeing  Manheim’s overseas investments, including establishing new joint ventures in Dubai, Istanbul and Beijing. He received a B.A. in Health Sciences from York University in Toronto, and an MBA from Goizueta Business School at Emory University in Atlanta.

David Riemenschneider will serve as our director upon the consummation of this offering. Mr. Riemenschneider has served as Chairman of the Automotive Transformation Group since July 2021, which seeks to revolutionize the vehicle sales process via online sales and value chain efficiencies. Mr. Riemenschneider has been, from 2013 to the present time, a private equity consultant who provides insight and analysis to automotive technology companies leading up to a management buy-out, and to financial buyers in evaluating automotive tech deals. He is the founder and President of D-Remo Consulting SASU. Mr. Riemenschneider worked for Ford Motor from 1985 to 2001 in the US and Europe in several key management positions before becoming the CEO of private-equity backed Clifford Thames in the UK from 2006 to 2013, which was involved in automotive content management and software-providing solutions to global OEMs on five continents. Mr. Riemenschneider led the development of a connected vehicle program at a T1 supplier in Germany in 2013.  Mr. Riemenschneider worked on many advanced ADAS technologies during this time and started one of the first dedicated automotive technology focused M&A teams at the boutique investment bank Hampleton Partners in London in 2015.  During this time, Mr. Riemenschneider also invested in and held board roles in other automotive and fintech related software firms, including the Chairman role at Inflexion Private equity’s Autofutura and G-Forces automotive software assets in the UK in 2019.  Mr. Riemenschneider is also an automotive technology advisor to investment bank GCA Altium, and to Cerebri AI Inc.  Mr. Riemenschneider holds a BBA from Eastern Michigan University and an MBA from the University of Detroit.

Philipp von Hagen will serve as our director upon the consummation of this offering. Since March 2021, Mr. von Hagen serves as the Managing Partner of Future Industry Ventures S.à r.l., the General Partner of FIV Industry 4.0 Ventures Fund S.C.Sp., SICAV-RAIF, a pan-European fund for early and growth stage investments in industrial technologies. From March 2012 to June 2020, Mr. von Hagen served on the executive board of Porsche Automobil Holding SE, Germany, where he was responsible for developing and executing an investment strategy, a risk-return based management of investment portfolio as well as the exercise of ownership and shareholder rights. Prior to that time, between 1998 and 2012 Mr. von Hagen worked in Global Financial Advisory at Rothschild in London, United Kingdom, and Frankfurt, Germany. He began his career in corporate finance and equity capital markets at Daiwa Securities Limited, United Kingdom, in 1995 and became a founding member of the corporate finance advisory division of Intercapital Securities, United Kingdom, in 1997. Mr. von Hagen holds degrees in Economics from the London School of Economics and Political Science, United Kingdom, and from the University of Oxford, United Kingdom.

Senior Advisor

In addition to our directors and executive officers, we will also rely upon the substantial experience and knowledge, in our target industry, of our senior advisor, Mr. Michael Granoff. His biographical information appears below:

Michael Granoff is the founder and Managing Partner of Maniv Mobility, a venture capital fund based in Tel Aviv which invests exclusively in the new mobility future, and which he founded in 2015. Maniv has a portfolio of over 25 mobility startups, in Israel, the US and beyond. They include, among other things, companies developing sensors, software, simulation, localization, data monetization, autonomous systems, over-the-air updates, automotive cyber-security, micromobility, and new mobility business models. In addition to serving on the boards of directors of several startup companies, Mr. Granoff serves on the board of Securing America’s Future Energy (SAFE), a Washington, DC-based policy and advocacy organization he helped establish in 2004. In the past, Mr. Granoff served on the board of Better Place, an electric car network developer. He has been involved in three US Presidential campaigns and in 2010 received Brandeis University’s Asper Award for Global Entrepreneurship. Mr. Granoff holds a B.A. from Tufts University, an MBA and JD from Kellogg, Northwestern University.

Number, Terms of Office and Appointment of Officers and Directors

Upon the effectiveness of the registration statement of which this prospectus forms a part, we expect that our board of directors will consist of five members. Holders of our founders shares will appoint each of our directors prior to consummation of this offering for a two-year term, and holders of our public shares will not have the right to vote on the appointment of directors during such term. The provisions of our amended and restated memorandum and articles of association regarding director term may only be amended by a special resolution passed by at least 90% of our ordinary shares voting in a general meeting. Subject to any other special rights applicable to the shareholders, any vacancies on our board of directors may be filled by the affirmative vote of a majority of the directors present and voting at the meeting of our board or by a majority of the holders of our founders shares. Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our amended and restated memorandum and articles of association as it deems appropriate. Our amended and restated memorandum and articles of association will provide that our officers may consist of a Chairman, Chief Executive Officer, President, Chief Financial Officer, Vice Presidents, Secretary, Assistant Secretaries, Treasurer and such other offices as may be determined by the board of directors.

Director Independence

NYSE’s listing standards require that a majority of our board of directors be independent within one year of our initial public offering. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that each of Messrs. Drees, Greenfield, Riemenschneider and von Hagen, is an “independent director” as defined in the NYSE listing standards and applicable SEC rules. Our audit committee and compensation committee will each be entirely composed of independent directors meeting NYSE’s and the SEC’s additional requirements applicable to members of those committees. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Officer and Director Compensation

None of our officers or directors has received any cash compensation for services rendered to us. Each of our independent directors will invest, prior to the closing of this offering, as a limited partner holding a minority, non-controlling interest in our sponsor and will therefore hold an indirect interest in the founders shares held by our sponsor’s subsidiary. In addition, our sponsor, officers and directors, and any of their respective affiliates, will be reimbursed for any bona-fide, documented out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. In addition, we may pay a customary financial consulting fee to an affiliate of our sponsor, which will not be made from the proceeds of this offering held in the trust account prior to the completion of our initial business combination. We may pay such financial consulting fee in the event such party or parties provide us with specific target company, industry, financial or market expertise, as well as insights, relationships, services or resources that we believe are necessary in order to assess, negotiate and consummate an initial business combination. The amount of any such financial consulting fee we pay will be based upon the prevailing market for similar services for comparable transactions at such time, and will be subject to the review of our audit committee pursuant to the audit committee’s policies and procedures relating to transactions that may present conflicts of interest. Our audit committee will also review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or their affiliates.

After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting, management or other fees from the combined company. All of these fees will be fully disclosed to shareholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to our shareholders in connection with a proposed business combination. It is unlikely the amount of such compensation will be known at the time such materials are distributed, because the directors of the post-combination business will be responsible for determining officer and director compensation. Any compensation to be paid to our officers will be determined by a compensation committee constituted solely by independent directors.

We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our officers and directors may negotiate employment or consulting arrangements to remain with us after the initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our officers and directors that provide for benefits upon termination of employment.

Committees of the Board of Directors

Pursuant to NYSE listing rules we will establish three standing committees — an audit committee in compliance with Section 3(a)(58)(A) of the Exchange Act, a compensation committee, and a nominating and corporate governance committee, each comprised of independent directors. Under Section 303A.00 of the NYSE Listed Company Manual, a company listing in connection with its initial public offering is permitted to phase in its compliance with the independent committee requirements.

Audit Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish an audit committee of the board of directors. Messrs. Joachim Drees, David Riemenschneider, and Philipp von Hagen, will serve as members of our audit committee and Mr. Riemenschneider will serve as the chairman of the audit committee. Under the NYSE listing standards and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent, subject to certain phase-in provisions. Each such prospective member of our audit committee meets the independent director standard under NYSE listing standards and under Rule 10A-3(b)(1) of the Exchange Act.

Each member of the audit committee is or will be financially literate and our board of directors has determined that Mr. Riemenschneider qualifies as an “audit committee financial expert” as defined in applicable SEC rules and has accounting or related financial management expertise.

We will adopt an audit committee charter, which will detail the purpose and principal functions of the audit committee, including:

•        the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

•        pre-approving all audit and non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•        reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;

•        setting clear hiring policies for employees or former employees of the independent auditors;

•        setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•        obtaining and reviewing a report, at least annually, from the independent auditors describing (i) the independent auditor’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within, the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•        meeting to review and discuss our annual audited financial statements and quarterly financial statements with management and the independent auditor, including reviewing our specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•        reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•        reviewing with management, the independent auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish a compensation committee of the board of directors. Messrs. Drees and Riemenschneider will serve as members of our compensation committee and Mr. Drees will serve as the chairman of the compensation committee. Under the NYSE listing standards and applicable SEC rules, we are required to have at least two members of the compensation committee, all of whom must be independent, subject to certain phase-in provisions. Each such person meets the independent director standard under NYSE listing standards and Rule 10C-1 of the Exchange Act applicable to members of the compensation committee.

We will adopt a compensation committee charter, which will detail the purpose and responsibility of the compensation committee, including:

•        reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation (if any is paid by us), evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•        reviewing and making recommendations to our board of directors with respect to the compensation and any incentive-compensation of all of our other officers;

•        reviewing our executive compensation policies and plans;

•        implementing and administering our incentive compensation equity-based remuneration plans;

•        assisting management in complying with our proxy statement and annual report disclosure requirements;

•        approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

•        producing a report on executive compensation to be included in our annual proxy statement; and

•        reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter will also provide that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by NYSE and the SEC.

Nominating/Corporate Governance Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish a nominating and corporate governance committee of the board of directors. The initial members of our nominating and corporate governance will be Steven Greenfield and Philipp von Hagen. Mr. Greenfield will serve as chair of the nominating and corporate governance committee.

We will adopt a nominating and corporate governance committee charter, which will detail the purpose and responsibilities of the nominating and corporate governance committee, including:

•        screening and reviewing individuals qualified to serve as directors, consistent with criteria approved by the board, and recommending to the board of directors candidates for nomination for election at the annual meeting of shareholders or to fill vacancies on the board of directors;

•        developing and recommending to the board of directors and overseeing implementation of our corporate governance guidelines;

•        coordinating and overseeing the annual self-evaluation of the board of directors, its committees, individual directors and management in the governance of the company; and

•        reviewing on a regular basis our overall corporate governance and recommending improvements as and when necessary.

The charter will also provide that the nominating and corporate governance committee may, in its sole discretion, retain or obtain the advice of, and terminate, any search firm to be used to identify director candidates, and will be directly responsible for approving the search firm’s fees and other retention terms.

Prior to our initial business combination, in the event of a vacancy in our board of directors, the nominating and corporate governance committee will also consider director candidates recommended for nomination by holders of our ordinary shares, for appointment by the remaining members of our board then still serving. During the entire period until our initial business combination, only holders of our Class B ordinary shares, and not holders of our Class A ordinary shares, will have the right to appoint members of our board.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the nominating and corporate governance committee considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our shareholders.

Compensation Committee Interlocks and Insiders Participation

None of our officers currently serves, and in the past year has not served, as a member of the board of directors or compensation committee of any entity that has one or more officers serving on our board of directors.

Code of Ethics

Prior to the effectiveness of the registration statement of which this prospectus is a part, we will have adopted a code of ethics applicable to our directors, officers and employees (our “Code of Ethics”). Our Code of Ethics will be available on our website upon the completion of this offering. Our Code of Ethics is a “code of ethics,” as defined in Item 406(b) of Regulation S-K. We will make any legally required disclosures regarding amendments to, or waivers of, provisions of our Code of Ethics on our website.

Conflicts of Interest

Certain of our executive officers and directors have or may have fiduciary and contractual duties to certain companies in which they have invested. These entities may compete with us for acquisition opportunities. If these entities decide to pursue any such opportunity, we may be precluded from pursuing it. However, we do not expect these duties to present a significant conflict of interest with our search for an initial business combination.

Under Cayman Islands law, directors and officers owe the following fiduciary duties:

•        duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole;

•        duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

•        duty to not improperly fetter the exercise of future discretion;

•        duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and

•        duty to exercise independent judgment.

In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience which that director has.

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position at the expense of the company. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders; provided that there is full disclosure by the directors. This can be done by way of permission granted in the amended and restated memorandum and articles of association or alternatively by shareholder approval at general meetings.

Certain of our officers and directors presently have, and any of them in the future may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be, subject to their fiduciary duties under Cayman Islands law, required to present a business combination opportunity to such entity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity that is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she may need to honor these fiduciary or contractual obligations to present such business combination opportunity to such entity, subject to their fiduciary duties under Cayman Islands law. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our initial business combination. Our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other.

Below is a table summarizing the entities to which our executive officers and directors currently have fiduciary duties, contractual obligations or other material management relationships:

Name of Executive Officer or Director	Description of Fiduciary Duty, Contractual Obligation or other Material Management Position
Eran (Rani Plaut)	Co-founder and CEO of Polarity (developer of an electric VTOL aircraft); and executive chairman of Moodify (software tools for neuroscience-based materials used in driver monitoring systems).
Nir Sasson	Strategic Advisor, Business and Technology, at LeddarTech (sensing technology solutions for automotive market).
Shay Kronfeld	CEO at Pureplay Holdings LLC (handles all matters related to SPACs); and Founder and Managing Partner of Lynays Capital Limited (fundraises and advises growth-stage companies).
Joachim Drees

Managing Director of JD Invest & Advisory GmbH (personal investment entity); Managing Director of Drees Beteiligungs GmbH (limited partner of entity holding certain family assets); and certain restrictions under a termination agreement with TRATON SE, as described below.

Steven Greenfield

CEO of Automotive Ventures LLC (strategy consulting for automotive technology); Managing Director of Automotive Ventures Fund I, LP (venture capital fund focused on early-stage auto tech start-ups); board member of Lender Compliance Technologies (financial technology company focused on automotive lenders); and Managing Director at Progress Partners (investment bank).

David Riemenschneider

Chairman of Automotive Transformation Group (seeks to innovate vehicle sales process); advisor to GCA Altium (global investment bank); advisor and board member of Cerebri AI Inc. (designs and develops enterprise application software); and president (and sole owner) of D-Remo Consulting SASU (advisory & consultancy firm).

Philipp von Hagen

Managing director of Future Industry Ventures S.à r.l. (venture capital fund investing in pan-European industrial technologies); operator adviser to Assembly Ventures (venture capital fund that invests in and supports mobility sector companies); investor/board member of GFJ Acquisition I SE (a SPAC); and managing director at Highgate Capital Consulting GmbH (business advisory services).

Potential investors should also be aware of the following other potential conflicts of interest:

•        None of our officers or directors is required to commit his or her full time to our affairs and, accordingly, may have conflicts of interest in allocating his or her time among various business activities.

•        In the course of their other business activities, our officers and directors may become aware of investment and business opportunities that may be appropriate for presentation to us as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see “— Directors, Director Nominees and Executive Officers.”

•        Our initial shareholders have agreed to waive their redemption rights with respect to their founders shares and any public shares held by them in connection with the completion of our initial business combination. Our directors and officers have also entered into the letter agreement, imposing similar obligations on them with respect to public shares acquired by them, if any. Additionally, our initial shareholders have agreed to waive their redemption rights with respect to their founders shares if we fail to consummate our initial business combination within 15 months after the closing of this offering or during any Extension Period. However, if our initial shareholders or any of our officers, directors or affiliates acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to consummate our initial business combination within the prescribed time frame. If we do not complete our initial business combination within such applicable time period, the remaining proceeds of the sale of the private units that are held in the trust account will be used to fund the redemption of our public shares, and the private units will expire worthless. With certain limited exceptions, the founders shares and private units will be subject to the following transfer restrictions:

•        the founders shares will not be transferable, assignable or salable by our initial shareholders, and will remain in escrow, until the earliest of (i) the one-year anniversary of the consummation of our initial business combination, (ii) the date on which the last reported sale price of our Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing 150 days after our initial business combination and (iii) the date on which we consummate a liquidation, merger, amalgamation, share exchange, reorganization, or other similar transaction after our initial business combination that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property.

•        With certain limited exceptions, the private units will not be transferable, assignable or salable by our sponsor until 30 days after the completion of our initial business combination. Since our sponsor and officers and directors may directly or indirectly own ordinary shares and warrants following this offering, our officers and directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.

•        Our officers and directors may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether to proceed with a particular business combination.

•        Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

•        Our director Joachim Drees is subject to certain restrictions under a termination agreement with TRATON SE, under which the executive management board of TRATON SE may revoke its approval of Mr. Drees’ serving as our director following our planned business combination if it comes to the conclusion that our company (after combination with a target company) is in direct competition with TRATON SE and its affiliates.

•        Our officers and directors may have a conflict of interest with respect to their involvement in other special purpose acquisition companies seeking business combinations, but have agreed in connection with that potential conflict not to file publicly a registration statement for another such company until our company signs an agreement for an initial business combination transaction without the consent of the representative.

The conflicts described above may not be resolved in our favor.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors. In the event we seek to complete our initial business combination with such a company, we would obtain an opinion from an independent investment banking firm or from an independent accounting firm, that such an initial business combination is fair to our company from a financial point of view.

In addition, our sponsor or any of its affiliates may make additional investments in the company in connection with the initial business combination, although our sponsor and its affiliates have no obligation or current intention to do so. If our sponsor or any of its affiliates elects to make additional investments, such proposed investments could influence our sponsor’s motivation to complete an initial business combination.

In the event that we submit our initial business combination to our public shareholders for a vote, our initial shareholders have agreed (and their permitted transferees will agree), pursuant to the terms of a letter agreement entered into with us, to vote their founders shares and any public shares held by them in favor of our initial business combination. Our directors and officers have also entered into the letter agreement, imposing similar obligations on them with respect to public shares acquired by them, if any.

Limitation on Liability and Indemnification of Officers and Directors

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association will provide for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect.

We may purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors. We also intend to enter into indemnity agreements with them.

Our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account, and have agreed to waive any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to us and will not seek recourse against the trust account for any reason whatsoever. Accordingly, any indemnification provided will only be able to be satisfied by us if we (i) have sufficient funds outside of the trust account or (ii) consummate an initial business combination. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Principal Shareholders

The following table sets forth information regarding the beneficial ownership of our Class A ordinary shares as of the date of this prospectus, and as adjusted to reflect the sale of our Class A ordinary shares included in the units offered by this prospectus, and assuming no purchase of units in this offering, by:

•        each person known by us to be the beneficial owner of more than 5% of our issued and outstanding Class A ordinary shares;

•        each of our officers, directors and director nominees; and

•        all our officers, directors and director nominees as a group.

Beneficial ownership is presented in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and generally reflects voting and/or investment power with respect to our ordinary shares. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them. The following table does not reflect record or beneficial ownership of the private warrants, as those warrants are not exercisable within 60 days of the date of this prospectus.

The pre-offering ownership percentages shown below reflect a total of 5,031,250 ordinary shares outstanding prior to the offering (5,031,250 founders shares held by Spree Operandi U.S., LP, a Delaware limited partnership and wholly-owned subsidiary of our sponsor, Spree Operandi, LP).

The post-offering ownership percentages shown below assume that the underwriters do not exercise their over-allotment option, that the holder of the founders shares therefore forfeits 656,250 founders shares, and that there are 22,735,000 ordinary shares issued and outstanding after this offering.

The pre-offering and post-offering ownership percentages shown below do not reflect record or beneficial ownership of the private warrants, as those warrants are not exercisable within 60 days of the date of this prospectus. The following table also does not reflect any units that may be purchased by Meteora pursuant to an expression of interest by it.

Name and Address of Beneficial Owner(1)	Number of Class A Ordinary Shares Beneficially Owned				Approximate Percentage of Issued and Outstanding Class A Ordinary Shares
	Before Offering		After Offering		Before Offering	After Offering
Spree Operandi, LP and affiliated entities(2)	5,031,250	(3)	5,325,000	(4)	100.0%	23.3%
Eran (Rani) Plaut(2)(5)	5,031,250	(3)	5,325,000	(4)	100.0%	23.3%
Shay Kronfeld(2)(5)	5,031,250	(3)	5,325,000	(4)	100.0%	23.3%
Joachim Drees(5)	—		—		—	—
Steven Greenfield(5)	—		—		—	—
David Riemenschneider(5)	—		—		—	—
Nir Sasson(5)	—		—		—	—
Philipp von Hagen(5)	—		—		—	—
All officers, directors and director nominees as a group (seven individuals)	5,031,250	(3)	5,325,000	(4)	100.0%	23.3%

____________

*        Less than one percent.

(1)      Unless otherwise noted, the business address of each of the following entities or individuals is c/o Spree Acquisition Corp. 1 Limited, 94 Yigal Alon, Building B, 31st floor, Tel Aviv, 6789139, Israel.

(2)      The shares reported in this row are held of record by Spree Operandi U.S. LP, a Delaware limited partnership and a wholly-owned subsidiary of our sponsor, Spree Operandi, LP, a Cayman Islands exempted limited partnership. Spree Operandi GP Limited, a Cayman Islands exempted company that is owned in equal part by Mr. Eran (Rani) Plaut and Pureplay Investment LP (which is wholly owned by Mr. Shay Kronfeld), serves as the sole general partner of our sponsor. Messrs. Plaut and Kronfeld serve as the sole directors of the general partner of our sponsor, and, consequently, possess shared voting and investment power with respect to the shares of our company indirectly held by our sponsor. The limited partnership interests of our sponsor are held by various individuals and entities. Each of Messrs. Plaut and Kronfeld disclaims beneficial ownership of the founders shares of our company that are held by our sponsor except to the extent of his direct or indirect pecuniary interest therein. Each of our officers, directors and director nominees are direct and indirect members of our sponsor, or have direct or indirect economic interests in our sponsor.

(3)      These shares consist solely of founders shares, classified as Class B ordinary shares. These shares will automatically convert into Class A ordinary shares one-for-one basis, at any time and from time to time at the option of the holder, or on the day of completion of our initial business combination, subject to adjustment as described below adjacent to the caption “Description of Securities — Founders shares.”

(4)      These shares consist of 4,375,000 founders shares, and 860,000 private shares contained in the private units being purchased by the sponsor in a private placement that is occurring concurrently with the closing of this offering, after the forfeiture of 656,250 of the 5,031,250 founders shares initially purchased (and not previously surrendered) by the sponsor, due to the assumed non-exercise of the over-allotment option by the underwriters in this offering.

(5)     Each of our board members and officers appearing in the table above (consisting of Messrs. Plaut, Kronfeld, Drees, Greenfield, Riemenschneider, Sasson and von Hagen) holds a limited partnership interest in our sponsor (__%, __%, __%, __%, __%, __% and __% limited partnership interests, respectively). Except for Messrs. Plaut and Kronfeld (as described in footnote (2) above), none of the foregoing individuals possesses voting or investment power with respect to the shares of our company held by our sponsor’s wholly-owned subsidiary, as that voting and investment power is possessed by the sole general partner of our sponsor, Spree Operandi GP Limited, which itself is managed by its directors, Messrs. Plaut and Kronfeld.

Immediately after this offering and the concurrent private placement of warrants to our sponsor’s wholly-owned subsidiary, our initial shareholder will beneficially own 20% of the then issued and outstanding ordinary shares (assuming our initial shareholder does not purchase any other units in this offering). Prior to our initial business combination, only holders of our founders shares will have the right to vote on the appointment of directors, and holders of a majority of our founders shares may remove a member of the board of directors for any reason. In addition, because of its ownership block, our initial shareholder may be able to effectively influence the outcome of all other matters requiring approval by our shareholders, including amendments to our amended and restated memorandum and articles of association and approval of significant corporate transactions. If we increase or decrease the size of this offering, we will effect a capitalization or share repurchase or redemption or other appropriate mechanism, as applicable, with respect to our founders shares immediately prior to the consummation of this offering in such amount as to maintain the number of founders shares at 20% of our issued and outstanding ordinary shares upon the consummation of this offering.

Concurrently with the closing of this offering, our sponsor will be purchasing 860,000 private units at a price of $10.00 per unit ($8,600,000, in the aggregate) in a private placement. Each unit consists of one Class A ordinary share and one-half of a private warrant (860,000 Class A ordinary shares and 430,000 private warrants, in the aggregate). Each private warrant is exercisable to purchase one Class A ordinary share at $11.50 per share, subject to adjustment as provided herein. The purchase price of the private warrants will be used, together with the proceeds from this offering, to ensure that there is $10.20 per Class A ordinary share held in the trust account pending our completion of our initial business combination. If we do not complete our initial business combination within 15 months from the closing of this offering or during any Extension Period, the proceeds of the sale of the private units that are held in the trust account will be used to fund the redemption of our public shares, and the private warrants will expire worthless. The private units are subject to the transfer restrictions described below. The private warrants will not be redeemable by us. Otherwise, the private warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.

Our sponsor and our officers and directors are deemed to be our “promoters” as such term is defined under the federal securities laws. See “Certain Relationships and Related Party Transactions” for additional information regarding our relationships with our promoters.

Transfers of Founders Shares and Private Units

The founders shares and private units, and any Class A ordinary shares issued upon exercise of the private warrants that are part of the private units, are subject to transfer restrictions pursuant to lock-up provisions in the letter agreement to be entered into by our initial shareholder with us. Those lock-up provisions provide that such securities are not transferable or salable:

(i) in the case of the founders shares, until the earlier of (A) one year after the completion of our initial business combination or (B) at least 150 days subsequent to our initial business combination, if the last sale price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share consolidations, share capitalizations, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period;

(All founders shares will also be released from lock-up, if sooner than the above, on the date on which we consummate a liquidation, merger, amalgamation, share exchange, reorganization, or other similar transaction after our initial business combination that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property.)

(ii) in the case of the private units, including the private (Class A ordinary) shares contained therein, the private warrants and the Class A ordinary shares underlying such warrants, until 30 days after the completion of our initial business combination.

The above-described transfer restrictions are subject to an exception, in each case, for transfers (a) to our officers or directors, any affiliates or family members of our officers or directors, any members of our sponsor, or any affiliates of our sponsor, (b) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of a business combination at prices no greater than the price at which the securities were originally purchased; (f) in the event of our liquidation prior to our completion of our initial business combination; (g) by virtue of the laws of the Cayman Islands or our sponsor’s exempted limited partnership agreement, as amended, upon liquidation of our sponsor; or (h) in the event of our completion of a liquidation, merger, amalgamation, share exchange, reorganization or other similar transaction which results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property subsequent to our completion of our initial business combination; provided, however, that in the case of clauses (a) through (e) or (g) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and by the same agreements entered into by our sponsor with respect to such securities (including provisions relating to voting, the trust account and liquidation distributions described elsewhere in this prospectus).

Registration Rights

The holders of the founders shares, private units and warrants that may be issued on conversion of working capital loans (and any ordinary shares issuable upon the exercise of the private units or warrants issued upon conversion of the working capital loans and upon conversion of the founders shares) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering requiring us to register such securities for resale. The holders of these securities will be entitled to make up to two demands, excluding short form registration demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. We will bear the expenses incurred in connection with the filing of any such registration statements.

Certain Relationships and Related Party Transactions

In August 2021, our sponsor’s wholly-owned subsidiary purchased 5,750,000 founders shares for an aggregate purchase price of $25,000, or approximately $0.0043 per share. Of those founders shares, 718,750 shares were surrendered for no consideration in November 2021, thereby resulting in an effective purchase price of $0.005 per share for the remaining 5,031,250 founder shares held. Up to 656,250 of the remaining founders shares held by our sponsor are subject to forfeiture depending on the extent to which the underwriter’s over-allotment option is not exercised.

Our sponsor has committed to purchase, in a private placement that will close simultaneously with the closing of this offering, an aggregate of 860,000 private units, comprised of 860,000 private shares and 430,000 private warrants, at a price of $10.00 per unit ($8,600,000 in the aggregate). Each private warrant is exercisable to purchase one whole ordinary share at $11.50 per share, subject to adjustment as provided herein. Our sponsor will be permitted to transfer the private units held by it to certain permitted transferees, including our officers and directors and other persons or entities affiliated with or related to them, but the transferees receiving such units will be subject to the same agreements with respect to such units as our sponsor. Otherwise, these units will generally not be transferable or salable until 30 days after the completion of our initial business combination. The private warrants will be non-redeemable. Like the publicly-held warrants, the private warrants may be exercised by the sponsor or its permitted transferees solely for cash, and not on a cashless basis. Except for the foregoing, the terms and provisions of the private warrants are identical to those of the warrants being sold as part of the units in this offering.

Meteora is expected to expresses an interest, at the time of the pricing of this offering, in participating for up to 14.9% of the units to be sold publicly in this offering (excluding any units to be sold if the underwriters exercise their over-allotment option). However, because an expression of interest is not a binding agreement or commitment to purchase, Meteora may determine not to purchase, and the underwriters may determine not to sell to it, any such units. Meteora will have the same rights (including redemption rights) with respect to the public units that it purchases in this offering as other public purchasers of units.

On or prior to the date of this prospectus, we will enter into an Administrative Services Agreement pursuant to which we will pay our sponsor up to $10,000 per month for office space, administrative and support services. Upon completion of our initial business combination or our liquidation, we will cease paying any of these monthly fees. Accordingly, in the event the consummation of our initial business combination takes the maximum 15 months (or up to any Extension Period, if applicable), our sponsor will be paid up to $10,000 per month ($150,000 or $180,000 in the aggregate) for office space, administrative and support services and will be entitled to be reimbursed for any out-of-pocket expenses.

As more fully discussed in “Management — Conflicts of Interest,” if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has then-current fiduciary or contractual obligations, subject to their fiduciary duties under Cayman Islands law, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us, subject to his or her fiduciary duties under Cayman Islands law. Our amended and restated memorandum and articles of association provide that to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other.

Our officers and directors currently have and will in the future have certain relevant fiduciary duties or contractual obligations that may, subject to applicable law, take priority over their duties to us. Our sponsor, officers and directors, or any of their respective affiliates, will be reimbursed for any bona-fide, documented out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers and directors, or any of their respective affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

At the closing of our initial business combination, we may pay a customary financial consulting fee to an affiliate of our sponsor, which will not be made from the proceeds of this offering held in the trust account prior to the completion of our initial business combination. We may pay such financial consulting fee in the event such party or parties provide us with specific target company, industry, financial or market expertise, as well as insights, relationships, services or resources that we believe are necessary in order to assess, negotiate and consummate an initial business combination. The amount of any such financial consulting fee we pay will be based upon the prevailing market for similar services for comparable transactions at such time, and will be subject to the review of our audit committee pursuant to the audit committee’s policies and procedures relating to transactions that may present conflicts of interest.

As of the date of this prospectus, our sponsor has agreed to loan us up to $300,000 to be used for a portion of the expenses of this offering. As of September 30, 2021, we had borrowed $199,598 under the promissory note representing that commitment of our sponsor. These loans are non-interest bearing, unsecured and are due at the earlier of December 31, 2021 or the closing of this offering. The loans will be repaid upon the closing of this offering out of the offering proceeds not held in the trust account. The value of our sponsor’s interest in this transaction corresponds to the principal amount issued and outstanding under any such loan.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete an initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of those loans may be converted into warrants at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the private warrants included in the private units to be issued and sold to our sponsor. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our shareholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our shareholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a general meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.

We have entered into a registration rights agreement with respect to the founders shares, private units and warrants issued upon conversion of working capital loans (if any), which is described under the heading “Principal Shareholders — Registration Rights.”

We will enter into indemnity agreements with each of our officers and directors, a form of which is to be filed as an exhibit to the registration statement of which this prospectus forms a part. Those agreements will require us to indemnify those individuals to the fullest extent permitted under applicable Cayman Islands law and to hold harmless, exonerate and advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Related Party Transactions Policies

We have not yet adopted a formal policy for the review, approval or ratification of related party transactions. Accordingly, the transactions discussed above were not reviewed, approved or ratified in accordance with any such policy.

Prior to the consummation of this offering, we will adopt a code of ethics requiring us to avoid, wherever possible, all conflicts of interest, except under guidelines or resolutions approved by our board of directors (or the appropriate committee of our board) or as disclosed in our public filings with the SEC. Under our code of ethics, conflict of interest situations will include any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) involving the company. A form of the code of ethics that we plan to adopt prior to the consummation of this offering is filed as an exhibit to the registration statement of which this prospectus is a part.

Our audit committee, pursuant to a written charter that we will adopt prior to the consummation of this offering, will be responsible for reviewing and approving related party transactions to the extent that we enter into such transactions. An affirmative vote of a majority of the members of the audit committee present at a meeting at which a quorum is present will be required in order to approve a related party transaction. A majority of the members of the entire audit committee will constitute a quorum. Without a meeting, the unanimous written consent of all of the members of the audit committee will be required to approve a related party transaction. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers or directors, or our or any of their affiliates.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

To further minimize conflicts of interest, we have agreed not to consummate an initial business combination with an entity that is affiliated with any of our sponsor, officers or directors unless we, or a committee of independent and disinterested directors, have obtained an opinion from an independent investment banking firm or an independent accounting firm that our initial business combination is fair to our company from a financial point of view.

Furthermore, no finder’s fees, reimbursements or cash payments will be made by us to our sponsor, officers or directors, or our or any of their affiliates, for services rendered to us prior to or in connection with the completion of our initial business combination, other than the following payments, none of which will be made from the proceeds of this offering and the sale of the private units held in the trust account prior to the completion of our initial business combination:

•        Repayment of an aggregate of up to $300,000 in loans that may be made to us by our sponsor to cover offering-related and organizational expenses;

•        Payment to our sponsor of up to $10,000 per month for office space, administrative and support services;

•        Payment of consulting, success or finder fees to our sponsor, officers, directors, initial shareholders or their affiliates in connection with the consummation of our initial business combination;

•        Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination;

•        Repayment of loans which may be made by our sponsor or an affiliate of our sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination, the terms of which have not been determined nor have any written agreements been executed with respect thereto. Up to $1,500,000 of those loans may be converted into warrants, at a price of $1.00 per warrant at the option of the lender; and

•        At the closing of our initial business combination, we may pay a customary financial consulting fee to an affiliate of our sponsor. We may pay such financial consulting fee in the event such party or parties provide us with specific target company, industry, financial or market expertise, as well as insights, relationships, services or resources that we believe are necessary in order to assess, negotiate and consummate an initial business combination. The amount of any such financial consulting fee we pay will be based upon the prevailing market for similar services for comparable transactions at such time, and will be subject to the review of our audit committee pursuant to the audit committee’s policies and procedures relating to transactions that may present conflicts of interest.

The above payments may be funded using the net proceeds of this offering and the sale of the private units not held in the trust account or, upon completion of the initial business combination, from any amounts remaining from the proceeds of the trust account released to us in connection therewith.

Our audit committee will review on a quarterly basis all payments that are made to our sponsor, officers or directors, or our or their affiliates.

Description of Securities

We are a Cayman Islands exempted company (company number 379490) and our affairs are governed by our amended and restated memorandum and articles of association, the Companies Act and common law of the Cayman Islands. Pursuant to our amended and restated memorandum and articles of association which will be adopted upon the consummation of this offering, we will be authorized to issue 500,000,000 Class A ordinary shares, $0.0001 par value each, 50,000,000 Class B ordinary shares, $0.0001 par value each, and 5,000,000 undesignated preference shares, $0.0001 par value each. The following description summarizes the material terms of our shares as set out more particularly in our amended and restated memorandum and articles of association. Because it is only a summary, it may not contain all the information that is important to you.

Units

Each unit has an offering price of $10.00 and consists of one Class A ordinary share and one-half of one warrant. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as described in this prospectus. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of Class A ordinary shares. This means that only a whole warrant may be exercised at any given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least two units, you will not be able to receive or trade a whole warrant.

The Class A ordinary shares and warrants will begin to trade separately on the 52nd day after the date of this prospectus unless Stifel informs us of its decision to allow earlier separate trading, provided that in no event may the Class A ordinary shares and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. Once the Class A ordinary shares and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component pieces.

We will file a Current Report on Form 8-K which includes an audited balance sheet promptly upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised on the date of this prospectus. If the over-allotment option is exercised after the date of this prospectus, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in this Form 8-K, an amendment thereto, or in a subsequent Form 8-K information indicating if Stifel has allowed separate trading of the Class A ordinary shares and warrants prior to the 52nd day after the date of this prospectus.

Ordinary Shares

Prior to the date of this prospectus, there were 5,031,250 Class B ordinary shares issued and outstanding, all of which were held of record by our sponsor’s wholly-owned subsidiary. Our sponsor’s wholly-owned subsidiary will forfeit up to 656,250 Class B ordinary shares depending on the extent to which the underwriter’s over-allotment is not exercised so that it will own 20% of our issued and outstanding shares (excluding private shares contained in the private units to be sold to the sponsor concurrently with the closing of this offering, and assuming our initial shareholder does not purchase any units in this offering). Upon the closing of this offering 22,735,000 ordinary shares will be issued and outstanding (assuming no exercise of the underwriters’ over-allotment option, which will result in the forfeiture of 656,250 founders (Class B ordinary) shares), consisting of:

•        17,500,000 Class A ordinary shares included in the units being offered in this offering;

•        860,000 private (Class A ordinary) shares included in units being purchased by our sponsor’s wholly-owned subsidiary in a private placement being consummated concurrently with this offering; and

•        4,375,000 founders (Class B ordinary) shares held by our sponsor’s wholly-owned subsidiary as our initial shareholder.

If we increase or decrease the size of the offering, we will effect a capitalization or share surrender or redemption or other appropriate mechanism, as applicable, with respect to our founders shares that are outstanding immediately prior to the consummation of the offering in such amount as to maintain the ownership of founders shares by our sponsor prior to this offering at 25% of the public shares being sold in this offering.

Class A ordinary shareholders and Class B ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders, except as required by law; provided that, prior to our initial business combination, only holders of our Class B ordinary shares will have the right to vote on the appointment of directors, and holders of a majority of our Class B ordinary shares may remove a member of the board of directors for any reason. With respect to any other matter submitted to a vote of our shareholders, including any vote in connection with our initial business combination, except as required by law, holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class. Unless specified in the Companies Act, our amended and restated memorandum and articles of association or applicable stock exchange rules, the affirmative vote of a majority of our ordinary shares that are voted is required to approve any matter voted on by our shareholders. Approval of certain actions will require a special resolution under Cayman Islands law and pursuant to our amended and restated memorandum and articles of association; such actions include amending our amended and restated memorandum and articles of association and approving a statutory merger or consolidation with another company. Directors are appointed for a term of two years. There is no cumulative voting with respect to the appointment of directors, with the result that the holders of more than 50% of the founders shares purchased prior to this offering that are voted for the appointment of directors can appoint all of the directors prior to our initial business combination. Our shareholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

Because our amended and restated memorandum and articles of association will authorize the issuance of up to 500,000,000 Class A ordinary shares, if we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of Class A ordinary shares which we are authorized to issue at the same time as our shareholders vote on the business combination to the extent we seek shareholder approval in connection with our initial business combination.

In accordance with NYSE corporate governance requirements, we are not required to hold an annual general meeting until no later than one year after our first fiscal year end following our listing on the NYSE. There is no requirement under the Companies Act or our amended and restated memorandum and articles of association for us to hold annual general meetings in order to elect directors. Consequently, because the term of our directors elected prior to this offering will extend for two years, we will not be re-electing directors at our initial annual general meeting held following this offering. It is also likely that we will not hold an annual general meeting prior to the consummation of our initial business combination. Our amended and restated memorandum and articles of association furthermore provide that only our board of directors — and not our shareholders — have the right to call a general meeting of shareholders.

We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination, including interest (which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares, subject to the limitations described herein. At the completion of our initial business combination, we will be required to purchase any Class A ordinary shares properly delivered for redemption and not withdrawn. The amount in the trust account is initially anticipated to be $10.20 per public share. Additionally, each public shareholder may elect to redeem its public shares without voting and, if they do vote, irrespective of whether they vote for or against the proposed business combination. Our initial shareholders have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founders shares and any public shares held by them in connection with the completion of our initial business combination. Our directors and officers have also entered into the letter agreement, imposing similar obligations on them with respect to public shares acquired by them, if any. Permitted transferees of our initial shareholders, officers or directors will be subject to the same obligations.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the ordinary shares sold in this offering, which we refer to as the “Excess Shares,” without our prior consent. However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Our shareholders’ inability to redeem the Excess Shares will reduce their influence over our ability to complete our initial business combination, and those shareholders could suffer a material loss in their investment if they sell their Excess Shares on the open market. Additionally, those shareholders will not receive redemption distributions with respect to the Excess Shares if we complete the business combination. As a result, those shareholders will continue to hold that number of shares exceeding 15% and, in order to dispose of those shares, would be required to sell their shares in open market transactions, potentially at a loss.

If we seek shareholder approval in connection with our initial business combination, our initial shareholders have agreed (and their permitted transferees will agree), pursuant to the terms of a letter agreement entered into with us, to vote their founders shares, private shares and any public shares held by them in favor of our initial business combination. As a result, in addition to our sponsor’s founder shares and private shares, we would need 3,425,001, or 19.6%, of the 17,500,000 public shares sold in this offering to be voted in favor of a transaction (assuming all issued and outstanding shares are voted and the over-allotment option is not exercised), subject to any higher threshold as is required by Cayman Islands or other applicable law, in order to have such initial business combination approved. Our directors and officers have also entered into the letter agreement, imposing similar obligations on them with respect to public shares acquired by them, if any.

Pursuant to our amended and restated memorandum and articles of association, if we are unable to complete our initial business combination within 15 months or during any Extension Period from the closing of this offering, we will (1) cease all operations except for the purpose of winding up, (2) as promptly as reasonably possible but not more than 10 business days thereafter, subject to funds lawfully available therefor, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any) and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. Our initial shareholders have entered into a letter agreement with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to their founders shares if we fail to complete our initial business combination within 15 months from the closing of this offering or during any Extension Period. However, if our initial shareholders acquire public shares after this offering, they will be entitled to liquidating distributions from the trust account with respect to those public shares if we fail to complete our initial business combination within the prescribed time period.

In the event of a liquidation, dissolution or winding up of the company after a business combination, our shareholders at such time will be entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of shares, if any, having preference over the ordinary shares. Our shareholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the ordinary shares, except that we will provide our shareholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable), upon the completion of our initial business combination, subject to the limitations described herein.

Founders Shares

The founders shares are designated as Class B ordinary shares and are identical to the Class A ordinary shares included in the units being sold in this offering, and holders of founders shares have the same shareholder rights as public shareholders, except that: (1) prior to our initial business combination, only holders of the founders shares have the right to vote on the appointment of directors and holders of a majority of our founders shares may remove a member of the board of directors for any reason; (2) the founders shares are subject to certain transfer restrictions, as described in more detail below; (3) our sponsor has entered into a letter agreement with us, pursuant to which it has agreed to waive: (x) its redemption rights with respect to its founders shares and any public shares held by it in connection with the completion of our initial business combination (and not seek to sell its shares to us in any tender offer we undertake in connection with our initial business combination); (y) its redemption rights with respect to its founders shares and any public shares held by it in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) that would affect our public shareholders’ ability to convert or sell their shares to us in connection with a business combination as described herein or to the redemption rights provided to shareholders if we do not complete our initial business combination within 15 months from the closing of this offering or during any Extension Period, as described in this prospectus, or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; and (z) their rights to liquidating distributions from the trust account with respect to any founders shares they hold if we fail to complete our initial business combination within 15 months from the closing of this offering or during any Extension Period (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame); (4) the founders shares will automatically convert into our Class A ordinary shares as described below and (5) the founders shares are entitled to registration rights. In addition, our directors and officers have also entered into the letter agreement with respect to public shares acquired by them, if any.

The founders shares will convert into Class A ordinary shares on a one-for-one basis (a) at any time and from time to time at the option of the holders thereof, or (b) automatically on the day of completion of our initial business combination on a one-for-one basis, subject to adjustment as provided herein. In the case that additional Class A ordinary shares, or equity-linked securities convertible or exercisable for Class A ordinary shares, are issued or deemed issued in excess of the amounts issued in this offering and related to the closing of our initial business combination, the ratio at which founders shares will convert into Class A ordinary shares will be adjusted (subject to waiver by holders of a majority of the Class B ordinary shares then in issue) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of our ordinary shares issued and outstanding upon the completion of this offering plus the number of Class A ordinary shares and equity-linked securities issued or deemed issued in connection with our initial business combination (net of redemptions), excluding any Class A ordinary shares or equity-linked securities issued, or to be issued, to any seller in our initial business combination.

With certain limited exceptions, the founders shares are not transferable, assignable or salable (except to our officers and directors and other persons or entities affiliated with our sponsor, each of whom will be subject to the same transfer restrictions) until the earlier of (A) one year after the completion of our initial business combination or (B) subsequent to our initial business combination, (x) if the last reported sale price of the ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date following the completion of our initial business combination on which we complete a liquidation, merger, amalgamation, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property.

Register of Members (Shareholders)

Under Cayman Islands law, we must keep a register of members (i.e., shareholders) and there shall be entered therein:

•        the names and addresses of the members, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member and the voting rights of shares;

•        the date on which the name of any person was entered on the register as a member; and

•        the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e., the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members shall be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Upon the closing of this public offering, the register of members shall be immediately updated to reflect the issue of shares by us. Once our register of members has been updated, the shareholders recorded in the register of members shall be deemed to have legal title to the shares set against their name. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination as to whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our ordinary shares, the validity of those shares may be subject to re-examination by a Cayman Islands court.

Preference Shares

Our amended and restated memorandum and articles of association will authorize 5,000,000 preference shares and will provide that preference shares may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without shareholder approval, issue preference shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the ordinary shares and could have anti-takeover effects. The ability of our board of directors to issue preference shares without shareholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preference shares issued and outstanding at the date hereof. Although we do not currently intend to issue any preference shares, we cannot assure you that we will not do so in the future. No preference shares are being issued or registered in this offering.

Warrants

No warrants are currently outstanding.

Each whole warrant entitles the registered holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days following our initial business combination. However, no warrants will be exercisable for cash unless this (or another) prospectus relating to such Class A ordinary shares and the registration statement of which this (or such other) prospectus forms a part are then current and in effect. The warrants are exercisable for cash only, and are not exercisable on a cashless basis.  The warrants will expire on the fifth anniversary of our completion of an initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The private warrants that are part of the private units, as well as any warrants underlying additional units we issue to our sponsor, officers, directors or their affiliates in payment of working capital loans made to us, will be identical to the warrants underlying the units being offered by this prospectus, except that the private warrants will not be redeemable by us.

We may call the warrants for redemption, other than the private warrants, and any warrants underlying additional units issued to our sponsor, initial shareholders, officers, directors or their affiliates in payment of working capital loans made to us, in whole and not in part,

•        at any time after the warrants become exercisable;

•        upon not less than 30 days’ prior written notice of redemption to each warrant holder;

•        at a price of $0.01 per warrant if, and only if, the reported last sale price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations and recapitalizations), for any 20 trading days within a 30 trading day period commencing after the warrants become exercisable and ending on the third business day prior to the notice of redemption to warrant holders; and

•        if, and only if, the registration statement of which this prospectus forms a part, or another registration statement is then in effect with respect to the issuance of the Class A ordinary shares underlying such warrants.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of at least 50% of the then outstanding public warrants in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of Class A ordinary shares issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a share capitalization or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of Class A ordinary shares at a price below their respective exercise prices.

In addition, if (x) we issue additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at a Newly Issued Price of less than $9.20 per Class A ordinary share, (y) founders shares, the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the Market Value is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of (i) the Market Value or (ii) the Newly Issued Price and the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the greater of (i) the Market Value or (ii) the Newly Issued Price.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A ordinary shares and any voting rights until they exercise their warrants and receive Class A ordinary shares. After the issuance of Class A ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Under the terms of the warrant agreement, we have agreed that as soon as practicable, but in no event later than 15 business days after the closing of our initial business combination, we will use our reasonable best efforts to file with the SEC a post-effective amendment to the registration statement of which this prospectus forms a part or a new registration statement covering the issuance, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the warrants and to use our reasonable best efforts to cause the same to become effective within 60 business days after the closing of our initial business combination and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the Class A ordinary shares issuable upon exercise of the warrants, holders will be unable to exercise their warrants.

Warrant holders may elect to be subject to a restriction on the exercise of their warrants such that an electing warrant holder would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.8% of the Class A ordinary shares outstanding.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of Class A ordinary shares to be issued to the warrant holder.

Dividends

We have not paid any cash dividends on our Class A ordinary shares to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

The transfer agent for our ordinary shares and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its shareholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Certain Differences in Corporate Law

Cayman Islands companies are governed by the Companies Act. The Companies Act is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements.    In certain circumstances, the Companies Act allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands exempted company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction).

Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan or merger or consolidation must then be authorized by either (a) a special resolution (usually a majority of 66⅔% in value who attend and vote at a general meeting) of the shareholders of each company; or (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. No shareholder resolution is required for a merger between a parent company (i.e., a company that owns at least 90% of the issued shares of each class in a subsidiary company) and its subsidiary company. The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Companies Act (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation.

Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the directors of the Cayman Islands exempted company are required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains issued and outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted.

Where the surviving company is the Cayman Islands exempted company, the directors of the Cayman Islands exempted company are further required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidated is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.

Where the above procedures are adopted, the Companies Act provides for a right of dissenting shareholders to be paid a payment of the fair value of his shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows (a) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent including, among other details, a demand for payment of the fair value of his shares; (d) within seven days following the date of the expiration of the period set out in clause (b) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; (e) if the company and the shareholder fail to agree a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company (and any dissenting shareholder) must file a petition with the Cayman Islands Grand Court to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not be available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Moreover, Cayman Islands law also has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedure of which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at an annual general meeting, or an extraordinary general meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the

Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

•        we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;

•        the shareholders have been fairly represented at the meeting in question;

•        the arrangement is such as a businessman would reasonably approve; and

•        the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Squeeze-out Provisions.    When a takeover offer is made and accepted by holders of 90% of the shares to whom the offer relates is made within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through other means to these statutory provisions, such as a share capital exchange, asset acquisition or control, through contractual arrangements, of an operating business.

Shareholders’ Suits.    Maples and Calder (Cayman) LLP, our Cayman Islands legal counsel, is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

•        a company is acting, or proposing to act, illegally or beyond the scope of its authority;

•        the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

•        those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Enforcement of Civil Liabilities.    The Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

We have been advised by Maples and Calder (Cayman) LLP, our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Special Considerations for Exempted Companies.    We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

•        an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

•        an exempted company’s register of members is not open to inspection;

•        an exempted company does not have to hold an annual general meeting;

•        an exempted company may issue shares with no par value;

•        an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•        an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•        an exempted company may register as a limited duration company; and

•        an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Our amended and restated memorandum and articles of association

Our amended and restated memorandum and articles of association will contain certain requirements and restrictions relating to this offering that will apply to us until the completion of our initial business combination. These provisions cannot be amended without a special resolution. As a matter of Cayman Islands law, a resolution is deemed to be a special resolution where it has been approved by either (i) at least two-thirds (or any higher threshold specified in a company’s articles of association) of a company’s shareholders who attend and vote at a general meeting for which notice specifying the intention to propose the resolution as a special resolution has been given; or (ii) if so authorized by a company’s articles of association, by a unanimous written resolution of all of the company’s shareholders. Our amended and restated memorandum and articles of association will provide that special resolutions must be approved either by at least two-thirds of our shareholders who attend and vote at a general meeting for which notice specifying the intention to propose the resolution as a special resolution has been given (i.e., the lowest threshold permissible under Cayman Islands law), or by a unanimous written resolution of all of our shareholders.

Our sponsor and its affiliates, who will collectively beneficially own approximately 23.3% of our ordinary shares upon the closing of this offering and the concurrent private placement, will participate in any vote to amend our amended and restated memorandum and articles of association and will have the discretion to vote in any manner they choose. Specifically, our amended and restated memorandum and articles of association will provide, among other things, that:

•        if we are unable to complete our initial business combination within 15 months from the closing of this offering or during any Extension Period, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, subject to lawfully available funds therefor, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable and less up to $100,000 of interest to pay dissolution expenses) divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve;

•        prior to our initial business combination, we may not issue additional ordinary shares that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination;

•        although we do not intend to enter into a business combination with a target business that is affiliated with our sponsor, our directors or our officers, we are not prohibited from doing so. In the event we enter into such a transaction, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or an independent accounting firm, that such a business combination is fair to our company from a financial point of view;

•        if a shareholder vote on our initial business combination is not required by law and we do not decide to hold a shareholder vote for business or other legal reasons, we will offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, and will file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act;

•        so long as we obtain and maintain a listing for our securities on the NYSE, NYSE rules require that our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the trust account (excluding the deferred underwriting fee and taxes payable) at the time of our signing a definitive agreement in connection with our initial business combination;

•        if our shareholders approve an amendment to our amended and restated memorandum and articles of association that would (i) modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem our public shares if we do not complete our initial business combination within 15 months from the closing of this offering or during any Extension Period or (ii) with respect to the other provisions relating to shareholders’ rights or pre-business combination activity, we will provide our public shareholders with the opportunity to redeem all or a portion of their ordinary shares upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable) divided by the number of then issued and outstanding public shares; and

•        we will not effectuate our initial business combination with another blank check company or a similar company with nominal operations.

In addition, our amended and restated memorandum and articles of association will provide that under no circumstances will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 either immediately prior to or upon consummation of our initial business combination.

The Companies Act permits a company incorporated in the Cayman Islands to amend its memorandum and articles of association with the approval of the holders of at least two-thirds of such company’s issued and outstanding ordinary shares present (in person or via proxy) and voting at a general meeting. A company’s articles of association may specify that the approval of a higher majority is required but, provided the approval of the required majority is obtained, any Cayman Islands exempted company may amend its memorandum and articles of association regardless of whether its memorandum and articles of association provides otherwise. Accordingly, with the requisite shareholder approval, we could amend any of the provisions relating to our proposed offering, structure and business plan which are contained in our amended and restated memorandum and articles of association. Nevertheless, we view all of these provisions as binding obligations to our shareholders and neither we, nor our officers or directors, will take any action to amend or waive any of these provisions unless we provide dissenting public shareholders with the opportunity to redeem their public shares.

Anti-money laundering — Cayman Islands

If any person in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering or is involved with terrorism or terrorist financing and property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority, or FRA, of the Cayman Islands, pursuant to the Proceeds of Crime Act (As Revised) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the FRA, pursuant to the Terrorism Act (As Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Cayman Islands Data Protection

We have certain duties under the Data Protection Act (As Revised) of the Cayman Islands, or the DPA, based on internationally accepted principles of data privacy.

Privacy Notice

Introduction

This privacy notice puts our shareholders on notice that through your investment in the company you will provide us with certain personal information which constitutes personal data within the meaning of the DPA (“personal data”).

In the following discussion, the “company” refers to us and our affiliates and/or delegates, except where the context requires otherwise.

Investor Data

We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities of on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In our use of this personal data, we will be characterized as a “data controller” for the purposes of the DPA, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPA or may process personal information for their own lawful purposes in connection with services provided to us.

We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

Who this Affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation your investment in the Company, this will be relevant for those individuals and you should transmit the content of this Privacy Notice to such individuals or otherwise advise them of its content.

How the Company May Use Your Personal Data

The company, as the data controller, may collect, store and use personal data for lawful purposes, including, in particular:

(i)     where this is necessary for the performance of our rights and obligations under any purchase agreements;

(ii)    where this is necessary for compliance with a legal and regulatory obligation to which we are subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or

(iii)   where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

Why We May Transfer Your Personal Data

In certain circumstances, we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.

We anticipates disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the US, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.

The Data Protection Measures We Take

Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the DPA.

We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.

We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

Certain Anti-Takeover Provisions of Our Amended and Restated Memorandum and Articles of Association

Our authorized but unissued Class A ordinary shares and preference shares are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Class A ordinary shares and preference shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Shares Eligible for Future Sale

Immediately after this offering we will have 22,735,000 (26,106,250 if the underwriters’ over-allotment option is exercised in full) ordinary shares issued and outstanding. Of these shares, the 17,500,000 Class A ordinary shares (or 20,125,000 Class A ordinary shares, if the underwriters’ over-allotment option is exercised in full) sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 5,235,000 (or 5,981,250, if the underwriters’ over-allotment option is exercised in full) founders shares and private shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering, and are subject to transfer restrictions as set forth elsewhere in this prospectus.

Rule 144

A person who has beneficially owned restricted Class A ordinary shares or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Persons who have beneficially owned restricted Class A ordinary shares for at least six months but who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•        1% of the total number of ordinary shares then issued and outstanding, which will equal 227,350 shares immediately after this offering (or 261,062 if the underwriters exercise their over-allotment option in full), on an as converted basis; or

•        the average weekly trading volume of the Class A ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Historically, the SEC staff had taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, like us. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•        the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•        the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•        the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•        at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our sponsor will be able to sell its founders shares and private units (including private shares and private warrants contained therein) pursuant to Rule 144 without registration one year after we have completed our initial business combination.

Registration Rights

The holders of the founders shares, private units (consisting of private shares and private warrants) and warrants that may be issued on conversion of working capital loans (and any ordinary shares issuable upon the exercise of the private warrants or warrants issued upon conversion of the working capital loans and upon conversion of the founders shares), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of a majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the founders shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these Class B ordinary shares are to be released from their transfer restrictions. The holders of a majority of the private units (consisting of private shares and private warrants) and shares issued to our sponsor, officers, directors or their affiliates upon exercise of warrants issued in payment of working capital loans made to us can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

Listing of Securities

We have applied to list our units, Class A ordinary shares and warrants on the NYSE under the symbols “SHAPU,” “SHAP” and “SHAPW” on or promptly after the effective date of the registration statement. Following the date the Class A ordinary shares and warrants are eligible to trade separately, we anticipate that the Class A ordinary shares and warrants will be listed separately and as a unit on the NYSE. We cannot guarantee that our securities will be approved for listing on the NYSE.

Income Tax Considerations

The following summary of certain Cayman Islands and U.S. federal income tax considerations relevant to an investment in our units, Class A ordinary shares and warrants is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our ordinary shares and warrants, such as the tax consequences under state, local and other tax laws.

Prospective investors should consult their professional advisors on the possible tax consequences of buying, holding or selling any securities under the laws of their country of citizenship, residence or domicile.

Cayman Islands Taxation

The following is a discussion on certain Cayman Islands income tax consequences of an investment in our securities. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Under Existing Cayman Islands Laws

Payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the securities nor will gains derived from the disposal of the securities be subject to Cayman Islands income or corporate tax. The Cayman Islands currently has no income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

No stamp duty is payable in respect of the issue of our securities or on an instrument of transfer in respect of our securities.

The Company has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, applied for and has received an undertaking from the Financial Secretary of the Cayman Islands in the following form, dated August 12, 2021:

The Tax Concessions Act (As Revised)
Undertaking as to Tax Concessions

In accordance with the provision of section 6 of The Tax Concessions Act (As Revised), the Financial Secretary undertakes with Spree Acquisition Corp. 1 Limited (the “Company”):

1.      That no law which is hereafter enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the Company or its operations; and

2.      In addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

2.1    on or in respect of the shares, debentures or other obligations of the Company;

2.2    by way of the withholding in whole or part, of any relevant payment as defined in Section 6(3) of the Tax Concessions Act (As Revised).

3.      These concessions shall be for a period of 20 years from the date hereof.

United States Federal Income Taxation

General

The following discussion summarizes certain United States federal income tax considerations generally applicable to the acquisition, ownership and disposition of our units (each consisting of one Class A ordinary share and one warrant, which we refer to collectively as our securities, that are purchased in this offering by U.S. Holders (as defined below) and Non-U.S. Holders (as defined below)). Because the components of a unit are generally separable at the option of the holder, the holder of a unit generally should be treated, for United States federal income tax purposes, as the owner of the underlying Class A ordinary share and warrant components of the unit. As a result, the discussion below with respect to holders of Class A ordinary shares and warrants should also apply to holders of units (as the deemed owners of the underlying Class A ordinary shares and warrants that constitute the units).

This discussion is limited to certain United States federal income tax considerations to beneficial owners of our securities who are initial purchasers of a unit pursuant to this offering and hold the unit and each component of the unit as a capital asset within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This discussion assumes that the Class A ordinary shares and warrants will trade separately and that any distributions made (or deemed made) by us on our Class A ordinary shares and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of our securities will be in U.S. dollars. This discussion is a summary only and does not consider all aspects of United States federal income taxation that may be relevant to the acquisition, ownership and disposition of a unit by a prospective investor in light of its particular circumstances, including:

•        the sponsor, officers or directors;

•        financial institutions or financial services entities;

•        broker-dealers;

•        taxpayers that are subject to the mark-to-market accounting rules;

•        tax-exempt entities;

•        governments or agencies or instrumentalities thereof;

•        insurance companies;

•        regulated investment companies;

•        real estate investment trusts;

•        persons liable for alternative minimum tax;

•        expatriates or former long-term residents of the United States;

•        persons that actually or constructively own ten percent or more of our voting shares or the total value of our shares;

•        persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation or in connection with services;

•        persons that hold our securities as part of a straddle, constructive sale, hedging, conversion or other integrated or similar transaction; or

•        U.S. Holders (as defined below) whose functional currency is not the U.S. dollar.

Moreover, the discussion below is based upon the provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof, and such provisions may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in United States federal income tax consequences different from those discussed below. Furthermore, this discussion does not address any aspect of United States federal non-income tax laws, such as gift, estate or Medicare contribution tax laws, or state, local or non-U.S. tax laws. We have not sought, and will not seek, a ruling from the IRS as to any United States federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

As used herein, the term “U.S. Holder” means a beneficial owner of units, Class A ordinary shares or warrants who or that is for United States federal income tax purposes: (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) it has in effect a valid election to be treated as a U.S. person.

This discussion does not consider the tax treatment of partnerships or other pass-through entities or arrangements or persons who hold our securities through such entities. If a partnership (or other entity or arrangement classified as a partnership for United States federal income tax purposes) is the beneficial owner of our securities, the United States federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. Partnerships holding our securities and partners in such partnerships are urged to consult their own tax advisors.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS.

Allocation of Purchase Price and Characterization of a Unit

No statutory, administrative or judicial authority directly addresses the treatment of a unit or instruments similar to a unit for United States federal income tax purposes, and therefore, that treatment is not entirely clear. The acquisition of a unit should be treated for United States federal income tax purposes as the acquisition of one share of our Class A ordinary shares and one warrant, which is exercisable to acquire one share of our Class A ordinary shares. We intend to treat the acquisition of a unit in this manner and, by purchasing a unit, you must adopt such treatment for tax purposes. For United States federal income tax purposes, each holder of a unit must allocate the purchase price paid by such holder for such unit between the one Class A ordinary share and one warrant based on the relative fair market value of each at the time of issuance. Under United States federal income tax law, each investor must make his or her own determination of such value based on all of the relevant facts and circumstances. The price allocated to each Class A ordinary share and one warrant should be the holder’s initial tax basis in such share or warrant. Any disposition of a unit should be treated for United States federal income tax purposes as a disposition of the Class A ordinary share and one warrant comprising the unit, and the amount realized on the disposition should be allocated between the Class A ordinary share and warrant based on their respective relative fair market values at the time of disposition (as determined by each such holder based on all relevant facts and circumstances). The separation of the Class A ordinary share and the one warrant constituting a unit should not be a taxable event for United States federal income tax purposes.

The foregoing treatment of the Class A ordinary shares and warrants and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its tax advisors regarding the tax consequences of an investment in a unit (including alternative characterizations of a unit). The balance of this discussion assumes that the characterization of the units described above is respected for United States federal income tax purposes.

U.S. Holders

Taxation of Distributions

Subject to the passive foreign investment company (“PFIC”) rules discussed below, a U.S. Holder generally will be required to include in gross income as dividends the amount of any cash distribution paid on our Class A ordinary shares to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under United States federal income tax principles). Such dividends paid by us will be taxable to a corporate U.S. Holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. Subject to the PFIC rules discussed below, distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its Class A ordinary shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such Class A ordinary shares.

With respect to non-corporate U.S. Holders, under tax laws currently in effect, dividends generally will be taxed at the lower applicable long-term capital gains rate (see “Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares and Warrants” below) only if our Class A ordinary shares are readily tradable on an established securities market in the United States and certain other requirements are met, including that we are not classified as a PFIC during the taxable year in which the dividend is paid or the preceding taxable year and, perhaps, until after the close of the first two taxable years following our start-up year (within the meaning of the start-up exception). U.S. Holders should consult their tax advisors regarding the availability of such lower rate for any dividends paid with respect to our Class A ordinary shares.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares and Warrants

Subject to the PFIC rules discussed below, a U.S. Holder generally will recognize capital gain or loss on the sale or other taxable disposition of our Class A ordinary shares or warrants (including on our dissolution and liquidation if we do not consummate an initial business combination within the required time period). Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for such Class A ordinary shares or warrants exceeds one year. It is unclear, however, whether certain redemption rights described in this prospectus may suspend the running of the applicable holding period for this purpose.

The amount of gain or loss recognized on a sale or other taxable disposition generally will be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the Class A ordinary shares or warrants are held as part of units at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the Class A ordinary shares or warrants based upon the then fair market values of the Class A ordinary shares and the warrants included in the units) and (ii) the U.S. Holder’s adjusted tax basis in its Class A ordinary shares or warrants so disposed of. A U.S. Holder’s adjusted tax basis in its Class A ordinary shares or warrants generally will equal the U.S. Holder’s acquisition cost (that is, the portion of the purchase price of a unit allocated to a share of Class A ordinary shares or one warrant, as described above under “— Allocation of Purchase Price and Characterization of a Unit”) reduced, in the case of any Class A ordinary shares, by any prior distributions treated as a return of capital. Long-term capital gain realized by a non-corporate U.S. Holder is currently eligible to be taxed at reduced rates. See “— Exercise or Lapse of a Warrant” below for a discussion regarding a U.S. Holder’s basis in a Class A ordinary share acquired pursuant to the exercise of a warrant. The deduction of capital losses is subject to certain limitations.

Redemption of Class A Ordinary Shares

Subject to the PFIC rules discussed below, in the event that a U.S. Holder’s Class A ordinary shares are redeemed pursuant to the redemption provisions described in this prospectus under “Description of Securities — Ordinary Shares” or if we purchase a U.S. Holder’s Class A ordinary shares in an open market transaction, the treatment of the transaction for United States federal income tax purposes will depend on whether the redemption qualifies as a sale of the Class A ordinary shares under Section 302 of the Code. If the redemption or purchase by us qualifies as a sale of Class A ordinary shares, the U.S. Holder will be treated as described under “Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares and Warrants” above. If the redemption or purchase by us does not qualify as a sale of Class A ordinary shares, the U.S. Holder will be treated as receiving a corporate distribution with the tax consequences described above under “Taxation of Distributions.” Whether a redemption or purchase by us qualifies for sale treatment will depend largely on the total number of our shares treated as held by the U.S. Holder (including any Class A ordinary shares constructively owned by the U.S. Holder as a result of owning warrants) relative to all of our shares outstanding both before and after such redemption or purchase. The redemption or purchase by us of Class A ordinary shares generally will be treated as a sale of the Class A ordinary shares (rather than as a corporate distribution) if such redemption or purchase (i) is “substantially disproportionate” with respect to the U.S. Holder, (ii) results in a “complete termination” of the U.S. Holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder takes into account not only our Class A ordinary shares actually owned by the U.S. Holder, but also our shares that are constructively owned by such holder. A U.S. Holder may constructively own, in addition to shares owned directly, shares owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any shares the U.S. Holder has a right to acquire by exercise of an option, which would generally include Class A ordinary shares which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting shares actually and constructively owned by the U.S. Holder immediately following the redemption of Class A ordinary shares must, among other requirements, be less than 80 percent of the percentage of our outstanding voting shares actually and constructively owned by the U.S. Holder immediately before the redemption. Prior to our initial business combination the Class A ordinary shares may not be treated as voting shares for this purpose and, consequently, this substantially disproportionate test may not be applicable. There will be a complete termination of a U.S. Holder’s interest if either (i) all of our shares actually and constructively owned by the U.S. Holder are redeemed or (ii) all of our shares actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of shares owned by certain family members and the U.S. Holder does not constructively own any other shares of ours (including any shares constructively owned by the U.S. Holder as a result of owning our warrants). The redemption of the Class A ordinary shares will not be essentially equivalent to a dividend if such redemption results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. Holder should consult its own tax advisors as to the tax consequences of a redemption.

If none of the foregoing tests are satisfied, then the redemption will be treated as a corporate distribution and the tax effects will be as described under “Taxation of Distributions” above. After the application of those rules, any remaining tax basis of the U.S. Holder in the redeemed Class A ordinary shares will be added to the U.S. Holder’s adjusted tax basis in its remaining shares. If there are no remaining shares, a U.S. Holder is urged to consult its tax advisor as to the allocation of any remaining tax basis.

Exercise or Lapse of a Warrant

Subject to the PFIC rules discussed below, a U.S. Holder generally will not recognize gain or loss upon the acquisition of a Class A ordinary share on the exercise of a warrant for cash. A U.S. Holder’s tax basis in a Class A ordinary share received upon exercise of the warrant generally will equal the sum of the U.S. Holder’s initial investment in the warrant (that is, the portion of the U.S. Holder’s purchase price for the units that is allocated to the warrant, as described above under “— Allocation of Purchase Price and Characterization of a Unit”) and the exercise price. It is unclear whether a U.S. Holder’s holding period for the Class A ordinary share will commence on the date of exercise of the warrant or the day following the date of exercise of the warrant; in either case, the holding period will not include the period during which the U.S. Holder held the warrant. If a warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.

Possible Constructive Distributions

The terms of each warrant provide for an adjustment to the number of Class A ordinary shares for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities — Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. The U.S. Holders of the warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases the U.S. Holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of Class A ordinary shares that would be obtained upon exercise) as a result of a distribution of cash to the holders of our Class A ordinary shares which is taxable to the U.S. Holders of such Class A ordinary shares as described under “— Taxation of Distributions” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. Holders of the warrants received a cash distribution from us equal to the fair market value of the increase in the interest. For certain information reporting purposes, we are required to determine the date and amount of any such constructive distributions. Proposed Treasury regulations, which we may rely on prior to the issuance of final regulations, specify how the date and amount of constructive distributions are determined.

Passive Foreign Investment Company Rules

A non-U.S. corporation will be classified as a PFIC for United States federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) at least 50% of its assets in a taxable year (ordinarily determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

Because we are a blank check company, with no current active business, we believe that it is likely that we will meet the PFIC asset or income test for our current taxable year ending December 31, 2021. However, pursuant to a startup exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income (the “startup year”), if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the startup year; and (3) the corporation is not in fact a PFIC for either of those subsequent years. Although subject to uncertainty, we may qualify for the startup exception for 2021, and, accordingly, we would not be treated as a PFIC for 2021. The applicability of the startup exception to us will not be known until after the close of our current taxable year ending December 31, 2021 and, perhaps, until after the close of the first two taxable years following our startup year (within the meaning of the startup exception). Although subject to uncertainty, it is possible that we could be treated as a PFIC for a taxable year prior to our startup year (within the meaning of the startup exception). Further, after the acquisition of a company or assets in a business combination, we may still meet one of the PFIC tests depending on the timing of the acquisition and the amount of our passive income and assets as well as the passive income and assets of the acquired business, in each case, in the applicable taxable years. If the company that we acquire in a business combination is a PFIC (or we don’t complete a business acquisition by the end of the first taxable year after the startup year), then we will likely not qualify for the startup exception and will be a PFIC for our current taxable year ending December 31, 2021. Our actual PFIC status for our current taxable year or any subsequent taxable year will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year ending December 31, 2021 or any future taxable year.

Although our PFIC status is determined annually, an initial determination that our company is a PFIC will generally apply for subsequent years to a U.S. Holder who held ordinary shares or warrants while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our Class A ordinary shares or warrants and, in the case of our Class A ordinary shares, the U.S. Holder did not make either a timely qualified electing fund (“QEF”) election or a mark-to-market election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Class A ordinary shares, as described below, such U.S. Holder generally will be subject to special rules with respect to (i) any gain recognized by the U.S. Holder on the sale or other disposition of its Class A ordinary shares or warrants and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the Class A ordinary shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the Class A ordinary shares).

Under these rules:

•        the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Class A ordinary shares or warrants;

•        the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;

•        the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

•        an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

In general, if we are determined to be a PFIC, a U.S. Holder may avoid the PFIC tax consequences described above in respect to our Class A ordinary shares (but not our warrants) by making a timely and valid QEF election (if eligible to do so) to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends. A U.S. Holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

It is not entirely clear how various aspects of the PFIC rules apply to the warrants. However, a U.S. Holder may not make a QEF election with respect to its warrants to acquire our Class A ordinary shares. As a result, if a U.S. Holder sells or otherwise disposes of such warrants (other than upon exercise of such warrants) and we were a PFIC at any time during the U.S. Holder’s holding period of such warrants, any gain recognized generally will be treated as an excess distribution, taxed as described above. If a U.S. Holder that exercises such warrants properly makes and maintains a QEF election with respect to the newly acquired Class A ordinary shares (or has previously made and maintained a QEF election with respect to our Class A ordinary shares), the QEF election will apply to the newly acquired Class A ordinary shares. Notwithstanding the foregoing, the adverse tax consequences relating to PFIC shares, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired Class A ordinary shares (which generally will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the warrants), unless the U.S. Holder makes a purging election under the PFIC rules. Under one type of purging election, the U.S. Holder will be deemed to have sold such shares at their fair market value and any gain recognized on such deemed sale will be treated as an excess distribution, as described above. Under another type of purging election, an electing U.S. Holder will be treated as having received as an excess distribution its ratable share of our earnings and profits as determined for U.S. federal income tax purposes. In order for a U.S. Holder to make the second election, we must also be a “controlled foreign corporation” as defined in the Code, and there are no assurances that we will so qualify. As a result of either purging election, the U.S. Holder will have a new basis and holding period in the Class A ordinary shares acquired upon the exercise of the warrants for purposes of the PFIC rules. U.S. Holders are urged to consult their tax advisors as to the application of the rules governing purging elections to their particular circumstances.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed United States federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC annual information statement from us. If we determine we are a PFIC for any taxable year (of which there can be no assurance), we will endeavor to provide to a U.S. Holder such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election, but there is no assurance that we will timely provide such required information. There is also no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.

If a U.S. Holder has made a QEF election with respect to our Class A ordinary shares, and the excess distribution rules discussed above do not apply to such shares (because of a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of our Class A ordinary shares generally will be taxable as capital gain and no additional tax or interest charge will be imposed under the PFIC rules. As discussed above, if we are a PFIC for any taxable year, a U.S. Holder of our Class A ordinary shares that has made a QEF election will be currently taxed on its pro rata share of our earnings and profits, whether or not distributed for such year. A subsequent distribution of such earnings and profits that were previously included in income generally should not be taxable when distributed to such U.S. Holder. The tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. In addition, if we are not a PFIC for any taxable year, such U.S. Holder will not be subject to the QEF inclusion regime with respect to our Class A ordinary shares for such a taxable year.

If we are a PFIC and our Class A ordinary shares constitute “marketable stock,” a U.S. Holder may avoid the adverse PFIC tax consequences discussed above if such U.S. Holder, at the close of the first taxable year in which it holds (or is deemed to hold) our Class A ordinary shares, makes a mark-to-market election with respect to such shares for such taxable year. Such U.S. Holder generally will include for each of its taxable years as ordinary income the excess, if any, of the fair market value of its Class A ordinary shares at the end of such year over its adjusted basis in its Class A ordinary shares. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted basis of its Class A ordinary shares over the fair market value of its Class A ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its Class A ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its Class A ordinary shares will be treated as ordinary income. Currently, a mark-to-market election may not be made with respect to warrants.

The mark-to-market election is available only for “marketable stock,” generally, stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including NYSE (on which we intend to list the Class A ordinary shares), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless the Class A ordinary shares ceased to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consented to the revocation of the election. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to our ordinary shares under their particular circumstances.

If we are a PFIC and, at any time, have a foreign subsidiary that is classified as a PFIC, U.S. Holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. We will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. There can be no assurance that we will have timely knowledge of the status of any such lower-tier PFIC. In addition, we may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance we will be able to cause the lower-tier PFIC to provide such required information. U.S. Holders are urged to consult their tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621 (whether or not a QEF or mark-to-market election is made) and such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations until such required information is furnished to the IRS.

The rules dealing with PFICs and with the QEF, purging and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of our Class A ordinary shares or warrants should consult their own tax advisors concerning the application of the PFIC rules to our securities under their particular circumstances.

Tax Reporting

Certain U.S. Holders may be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property (including cash) to us. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement. Furthermore, certain U.S. Holders who are individuals and certain entities will be required to report information with respect to such U.S. Holder’s investment in “specified foreign financial assets” on IRS Form 8938 (Statement of Specified Foreign Financial Assets), subject to certain exceptions. Specified foreign financial assets generally include any financial account maintained with a non-U.S. financial institution and should include Class A ordinary shares and warrants that are held in an account maintained with a U.S. financial institution. Persons who are required to report specified foreign financial assets and fail to do so may be subject to substantial penalties. Potential investors are urged to consult their tax advisors regarding the foreign financial asset and other reporting obligations and their application to an investment in our Class A ordinary shares and warrants.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. Holder.” As used herein, the term “Non-U.S. Holder” means a beneficial owner of our units, Class A ordinary shares or warrants (other than a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is for U.S. federal income tax purposes:

•        a non-resident alien individual (other than certain former citizens and residents of the United States subject to U.S. tax as expatriates);

•        a foreign corporation; or

•        an estate or trust that is not a U.S. Holder;

but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the sale or other disposition of our securities.

Dividends (including constructive distributions treated as dividends) paid or deemed paid to a Non-U.S. Holder in respect of our Class A ordinary shares generally will not be subject to United States federal income tax, unless the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such Non-U.S. Holder maintains in the United States). In addition, a Non-U.S. Holder generally will not be subject to United States federal income tax on any gain attributable to a sale or other taxable disposition of our Class A ordinary shares or warrants unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such Non-U.S. Holder maintains in the United States).

Dividends (including constructive distributions treated as dividends) and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to United States federal income tax at the same regular United States federal income tax rates applicable to a comparable U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for United States federal income tax purposes, also may be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

The United States federal income tax treatment of a Non-U.S. Holder’s exercise of a warrant, or the lapse of a warrant held by a Non-U.S. Holder, generally will correspond to the United States federal income tax treatment of the exercise or lapse of a warrant by a U.S. Holder, as described under “U.S. Holders — Exercise or Lapse of a Warrant” above.

Information Reporting and Backup Withholding

Dividend payments with respect to our Class A ordinary shares and proceeds from the sale, exchange or redemption of our Class A ordinary shares or warrants may be subject to information reporting to the IRS and possible United States backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status. A Non-U.S. Holder generally will eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s U.S. federal income tax liability, and a holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information. Holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of and procedure for obtaining an exemption from backup withholding in their particular circumstances.

UNDERWRITING

We are offering the units described in this prospectus through the underwriters named below. Stifel is acting as representative of the underwriters. We have entered into an underwriting agreement with the representative. Subject to the terms and conditions of the underwriting agreement, the underwriters have agreed to purchase, and we have agreed to sell to the underwriters, the number of units listed next to each of its name in the following table:

Underwriter	Number of Units
Stifel, Nicolaus & Company, Incorporated	[•]
[•]
Total	17,500,000

The underwriting agreement provides that the underwriters must buy all of the units if they buy any of them. However, the underwriters are not required to purchase the units covered by the option to purchase additional units as described below.

Our units are offered subject to a number of conditions, including:

•        receipt and acceptance of our units by the underwriters; and

•        the underwriters’ right to reject orders in whole or in part.

In connection with this offering, the underwriters or securities dealers may distribute prospectuses electronically.

Option To Purchase Additional Units

We have granted the underwriters an over-allotment option to buy up to an aggregate of 2,625,000 additional units. The underwriters have 45 days from the date of this prospectus to exercise this option. If the underwriters exercise this option, they will purchase additional units approximately in proportion to the amounts specified in the table above.

Underwriting Discount

Units sold by the underwriters to the public will initially be offered at the initial offering price set forth on the cover of this prospectus. Any units sold by the underwriters to securities dealers may be sold at a discount of up to $[•] per unit from the initial public offering price and the dealers may allow a concession not in excess of $[•] per unit to other dealers. Sales of units made outside of the United States may be made by affiliates of the underwriters. After completion of this offering, if the underwriters still hold any units sold by us to them in this offering, the representative may change the offering price and the other selling terms. Upon execution of the underwriting agreement, the underwriters will be obligated to purchase the units at the prices and upon the terms stated therein.

The following table shows the per unit and total underwriting discount we will pay to the underwriters assuming both no exercise and full exercise of the underwriters’ over-allotment option to purchase up to 2,625,000 additional units.

	No Exercise	Full Exercise
Per Unit	$0.20	$0.20
Total	$3,500,000	$4,025,000

We estimate that the total expenses of the offering payable by us, not including the underwriting discount, will be approximately $1,350,000. We have agreed to pay for the FINRA-related fees, including FINRA-related fees and expenses of underwriters’ legal counsel in an amount not to exceed $25,000, and the expenses of investigations and background checks, not to exceed $3,500 per individual, or up to $50,000 in the aggregate, all of which is included in our $1,350,000 offering expense estimate. The underwriter has agreed to reimburse us in an amount equal to 0.50% of the offering gross proceeds for certain expenses in connection with this offering.

Deferred Underwriting Fee

Upon the consummation of our initial business combination transaction, we will pay the underwriters a deferred underwriting fee in an amount equal to 4.5%, in the aggregate, of the gross proceeds of this offering (exclusive of any applicable finders’ fees which might become payable).

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including certain liabilities under the Securities Act. If we are unable to provide this indemnification, we have agreed to contribute to payments the underwriters may be required to make in respect of those liabilities.

Listing

We expect our units to be listed on the NYSE, under the symbol “SHAPU” and, once the ordinary shares and warrants begin separate trading, to have our ordinary shares and warrants listed on the NYSE under the symbols “SHAP” and “SHAPW”, respectively.

Price Stabilization, Short Positions

In connection with this offering, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of units during and after this offering, including:

•        stabilizing transactions;

•        short sales;

•        purchases to cover positions created by short sales;

•        imposition of penalty bids; and

•        syndicate covering transactions.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our units while this offering is in progress. Stabilization transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. These transactions may also include making short sales of our units, which involve the sale by the underwriters of a greater number of units than they are required to purchase in this offering and purchasing units on the open market to cover short positions created by short sales. Short sales may be “covered short sales,” which are short positions in an amount not greater than the underwriters’ option to purchase additional units referred to above, or may be “naked short sales,” which are short positions in excess of that amount.

The underwriters may close out any covered short position by either exercising their option, in whole or in part, or by purchasing units in the open market. In making this determination, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option.

Naked short sales are short sales made in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market that could adversely affect investors who purchased in this offering.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the representative of the underwriters a portion of the underwriting discount received by it because the representative has repurchased units sold by or for the account of that underwriter in stabilizing or short covering transactions.

These stabilizing transactions, short sales, purchases to cover positions created by short sales, the imposition of penalty bids and syndicate covering transactions may have the effect of raising or maintaining the market price of our units or preventing or retarding a decline in the market price of our units. As a result of these activities, the price of our units may be higher than the price that otherwise might exist in the open market. The underwriters may carry out these transactions on the NYSE, in the over-the-counter market or otherwise. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the units. Neither we, nor the underwriters, make any representation that the underwriters will engage in these stabilization transactions or that any transaction, once commenced, will not be discontinued without notice.

Determination of Offering Price

Prior to this offering, there was no public market for our units. The initial public offering price will be determined by negotiation between us and the representative of the underwriters. The principal factors to be considered in determining the initial public offering price include:

•        the information set forth in this prospectus and otherwise available to the representative;

•        our history and prospects and the history and prospects for the industry in which we compete;

•        our past and present financial performance;

•        our prospects for future earnings and the present state of our development;

•        the general condition of the securities market at the time of this offering;

•        the recent market prices of, and demand for, publicly traded units of generally comparable companies; and

•        other factors deemed relevant by the underwriters and us.

Neither we nor the underwriters can assure investors that an active trading market will develop for our units, warrants or Class A ordinary shares or that the units will trade in the public market at or above the initial public offering price.

Affiliations

Stifel and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Stifel and its affiliates may from time to time in the future engage with us and perform services for us or in the ordinary course of their business for which they will receive customary fees and expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may also make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in these securities and instruments.

Additional Future Arrangements

We agreed to retain Stifel, Nicolaus & Company, Incorporated as our lead placement agent for any private placement transaction we pursue in connection with a potential business combination. This right of first refusal will have a duration of less than three years, in accordance with FINRA Rule 5110(g)(6)(A). In exchange for its services as lead placement agent, Stifel, Nicolaus & Company, Incorporated will be entitled to receive 67% or greater of the total private placement fee payable to all placement agents in connection with a potential business combination, unless we and Stifel mutually agree on revised terms, and such fee shall be payable upon closing of our business combination. Other than retaining Stifel, Nicolaus & Company, Incorporated as our lead placement agent, we are not under any contractual obligation to engage the underwriter to provide any services for us after this offering and have no present intent to do so. However, the underwriter may introduce us to potential target businesses or assist us in raising additional capital in the future. If the underwriter provides services to us after this offering, we may pay the underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with the underwriter and no fees for such services will be paid to the underwriter prior to the date that is 60 days from the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriter’s compensation in connection with this offering, and we may pay the underwriter of this offering or any entity with which it is affiliated, a finder’s fee or other compensation for services rendered to us in connection with the completion of a business combination.

Electronic Distribution

A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by the underwriters participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of units for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.

Selling Restrictions

Canada

Resale Restrictions

We intend to distribute our securities in the Province of Ontario, Canada (the “Canadian Offering Jurisdiction”) by way of a private placement and exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in such Canadian Offering Jurisdiction. Any resale of our securities in Canada must be made under applicable securities laws that will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Canadian resale restrictions in some circumstances may apply to resales of interests made outside of Canada. Canadian purchasers are advised to seek legal advice prior to any resale of our securities. We may never be a “reporting issuer”, as such term is defined under applicable Canadian securities legislation, in any province or territory of Canada in which our securities will be offered and there currently is no public market for any of the securities in Canada, and one may never develop. Canadian investors are advised that we have no intention to file a prospectus or similar document with any securities regulatory authority in Canada qualifying the resale of the securities to the public in any province or territory in Canada.

Representations of Purchasers

A Canadian purchaser will be required to represent to us and the dealer from whom the purchase confirmation is received that:

•        the purchaser is entitled under applicable provincial securities laws to purchase our securities without the benefit of a prospectus qualified under those securities laws;

•        where required by law, that the purchaser is purchasing as principal and not as agent;

•        the purchaser has reviewed the text above under Resale Restrictions; and

•        the purchaser acknowledges and consents to the provision of specified information concerning its purchase of our securities to the regulatory authority that by law is entitled to collect the information.

Rights of Action — Ontario Purchasers Only

Under Ontario securities legislation, certain purchasers who purchase a security offered by this prospectus during the period of distribution will have a statutory right of action for damages, or while still the owner of our securities, for rescission against us in the event that this prospectus contains a misrepresentation without regard to whether the purchaser relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for our securities. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for our securities. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against us. In no case will the amount recoverable in any action exceed the price at which our securities were offered to the purchaser and if the purchaser is shown to have purchased the securities with knowledge of the misrepresentation, we will have no liability. In the case of an action for damages, we will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of our securities as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser. The foregoing is a summary of the rights available to an Ontario purchaser. Ontario purchasers should refer to the complete text of the relevant statutory provisions.

Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein are located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All of our assets and the assets of those persons are located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Collection of Personal Information

If a Canadian purchaser is resident in or otherwise subject to the securities laws of the Province of Ontario, the Purchaser authorizes the indirect collection of personal information pertaining to the Canadian purchaser by the Ontario Securities Commission (the “OSC”) and each Canadian purchaser will be required to acknowledge and agree that the Canadian purchaser has been notified by us (i) of the delivery to the OSC of personal information pertaining to the Canadian purchaser, including, without limitation, the full name, residential address and telephone number of the Canadian purchaser, the number and type of securities purchased and the total purchase price paid in respect of the securities, (ii) that this information is being collected indirectly by the OSC under the authority granted to it in securities legislation, (iii) that this information is being collected for the purposes of the administration and enforcement of the securities legislation of Ontario, and (iv) that the title, business address and business telephone number of the public official in Ontario who can answer questions about the OSC’s indirect collection of the information is the Administrative Assistant to the Director of Corporate Finance, the Ontario Securities Commission, Suite 1903, Box 5520, Queen Street West, Toronto, Ontario, M5H 3S8, Telephone: (416) 593-8086, Facsimile: (416) 593-8252.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a “relevant member state”), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the “relevant implementation date”), an offer of units described in this prospectus may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the units that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of our units may be made to the public in that relevant member state at any time:

•        to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•        to fewer than 100, or, if the relevant member state has implemented the relevant provisions of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by the issuer for any such offer; or natural or legal persons (other than qualified investors as defined below) subject to obtaining the prior consent of the underwriter for any such offer; or

•        in any other circumstances that do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of units described in this prospectus located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

For the purpose of this provision, the expression an “offer to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe for the units, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the PD 2010 Amending Directive to the extent implemented by the relevant member state) and includes any relevant implementing measure in each relevant member state, and the expression 2010 PD Amending Directive means Directive 2010/73/EU.

We have not authorized and do not authorize the making of any offer of securities through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the units as contemplated in this prospectus. Accordingly, no purchaser of the units, other than the underwriters, is authorized to make any further offer of the units on behalf of us or the underwriters.

Notice to Investors in Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus is being distributed only to, and is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters purchasing for their own account, venture capital funds, and entities with shareholders’ equity in excess of NIS 50 million, each as defined in the Addendum (as it may be amended from time to time, collectively referred to as institutional investors). Institutional investors may be required to submit written confirmation that they fall within the scope of the Addendum. In addition, we may distribute and direct this document in Israel, at our sole discretion, to certain other exempt investors or to investors who do not qualify as institutional or exempt investors, provided that the number of such non-qualified investors in Israel shall be no greater than 35 in any 12-month period.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the United Kingdom

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as a “relevant person”). The units are only available to, and any invitation, offer or agreement to purchase or otherwise acquire such units will be engaged in only with, relevant persons. This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in France

Neither this prospectus nor any other offering material relating to the units described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The units have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the units has been or will be:

•        released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•        used in connection with any offer for subscription or sale of the units to the public in France.

Such offers, sales and distributions will be made in France only:

•        to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•        to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•        in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The units may be resold directly or indirectly, only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Hong Kong

The units may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the units may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to units which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The units have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the units may not be circulated or distributed, nor may the units be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the units are subscribed or purchased under Section 275 of the SFA by a relevant person that is:

•        a corporation (which is not an accredited investor (as defined in Section 14A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, or

•        a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

•        to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•        where no consideration is or will be given for the transfer; or

•        where the transfer is by operation of law.

Legal Matters

McDermott Will & Emery LLP, New York, New York, is acting as counsel in connection with the registration of our securities under the Securities Act, and as such, will pass upon the validity of the securities offered in this prospectus with respect to units and warrants. Maples and Calder (Cayman) LLP will pass upon the validity of the units offered in this prospectus and with respect to certain matters of Cayman Islands law. Certain legal matters will be passed upon on behalf of the underwriters by Shearman & Sterling, Houston, Texas.

Experts

The financial statements as of August 31, 2021 and for the period from August 6, 2021 (inception) through August 31, 2021 included in this prospectus have been so included in reliance on the report, which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1(b) to the financial statements of Kesselman & Kesselman, Certified Public Accountant (Isr.) a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Where You Can Find Additional Information

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document. Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549.You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

SPREE ACQUISITION CORP. 1 LIMITED
INDEX TO FINANCIAL STATEMENTS

UNAUDITED CONDENSED FINANCIAL STATEMENTS
AS OF AND FOR THE PERIOD FROM AUGUST 6, 2021 (INCEPTION) TO SEPTEMBER 30, 2021
U.S. DOLLARS

AS OF AND FOR THE PERIOD FROM AUGUST 6, 2021 (INCEPTION) TO AUGUST 31, 2021

U.S. DOLLARS

SPREE ACQUISITION CORP. 1 LIMITED
UNAUDITED CONDENSED BALANCE SHEET

	Note	September 30, 2021
		U.S. Dollars
Assets
Deferred offering costs		154,288
TOTAL ASSETS		154,288

Liabilities net of capital deficiency
CURRENT LIABILITIES:
Accrued expenses		75,786
Promissory note to a related party	5	199,598
TOTAL LIABILITIES		275,384

COMMITMENTS AND CONTINGENCIES		—

CAPITAL DEFICIENCY:	3
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized, no shares issued and outstanding as of September 30, 2021		—
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized, 5,750,000(1)(2) issued and outstanding as of September 30, 2021		575
Preference Shares, $0.0001 par value; 5,000,000 shares authorized, no shares issued and outstanding as of September 30, 2021		—
Additional paid-in capital		24,425
Accumulated deficit		(146,096)
TOTAL CAPITAL DEFICIENCY		(121,096)
TOTAL LIABILITIES NET OF CAPITAL DEFICIENCY		154,288

____________

(1)      Includes up to 656,250 shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 3).

(2)      See also Note 6 with respect to 718,750 shares which were surrendered by the Sponsor subsequent to September 30, 2021.

The accompanying notes are an integral part of these unaudited condensed financial statements.

SPREE ACQUISITION CORP. 1 LIMITED
UNAUDITED CONDENSED STATEMENT OF OPERATIONS

Period from August 6, 2021 (inception) to September 30, 2021
U.S. Dollars Except per share data
FORMATION AND OPERATING EXPENSES	146,096
NET LOSS FOR THE PERIOD	146,096

WEIGHTED AVERAGE OF CLASS B ORDINARY SHARES OUTSTANDING	3,939,815
BASIC AND DILUTED LOSS PER CLASS B ORDINARY SHARE, see Note 4	0.037

The accompanying notes are an integral part of these unaudited condensed financial statements.

SPREE ACQUISITION CORP. 1 LIMITED
UNAUDITED CONDENSED STATEMENT OF CHANGES IN SHAREHOLDER’S EQUITY
(CAPITAL DEFICIENCY)

	Ordinary shares		Additional paid-in capital	Accumulated Deficit
	Number of shares	Par value			Total
	U.S. dollars (except share data)
CHANGES DURING THE PERIOD FROM AUGUST 6, 2021 (INCEPTION) TO SEPTEMBER 30, 2021:
Issuance of Class B Ordinary Shares to the Sponsor (note 3)	5,750,000	575	24,425	—	25,000
Net loss for the period	—	—	—	(146,096)	(146,096)
BALANCE AT SEPTEMBER 30, 2021	5,750,000	575	24,425	(146,096)	(121,096)

The accompanying notes are an integral part of these unaudited condensed financial statements.

SPREE ACQUISITION CORP. 1 LIMITED
UNAUDITED CONDENSED STATEMENT OF CASH FLOWS

Period from August 6, 2021 (inception) to September 30, 2021
U.S. Dollars
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss for the period	(146,096)
Changes in operating assets and liabilities:
Increase in accrued expenses	75,786
Net cash used in operating activities	(70,310)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of Class B Ordinary Shares	25,000
Deferred offering costs	(154,288)
Borrowing from related party	199,598
Net cash provided by financing activities	70,310

NET CHANGE IN CASH AND CASH EQUIVALENTS	—
CASH AND CASH EQUIVALENTS AT BEGINNING OF THE PERIOD	—
CASH AND CASH EQUIVALENTS AT END OF THE PERIOD	—

The accompanying notes are an integral part of these unaudited condensed financial statements.

SPREE ACQUISITION CORP. 1 LIMITED
NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1 — GENERAL:

a.      SPREE ACQUISITION CORP. 1 LIMITED (hereafter — the Company) is a blank check company, incorporated on August 6, 2021 as a Cayman Islands exempted company, formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination (hereafter — the Business Combination).

Although the Company is not limited to a particular industry or geographic region for the purpose of consummating a Business Combination, the Company intends to focus its search on mobility-related technology businesses.

The Company is an early stage and an emerging growth company, and as such, the Company is subject to all of its risks associated with early stage and emerging growth companies.

All activity for the period from August 6, 2021 (inception) through September 30, 2021 relates to the Company’s formation and locating and obtaining financing. The Company will not generate any operating revenues until after completion of a Business Combination, at the earliest. The Company’s ability to commence operations is contingent upon its locating and obtaining financing from adequate financial resources. The Company’s management has broad discretion with respect to the specific application of the net proceeds that it will receive from a capital raise although substantially all of the proceeds will be used towards entering into a Business Combination.

The Company plans to undertake a capital raise in order to perform a business combination. If the Company is unable to consummate an initial business combination within 15 months (such 15-month period extended (a) to 18 months if the Company has filed (i) a Form 8-K including a definitive merger or acquisition agreement or (ii) a proxy statement, registration statement or similar filing for an initial business combination but has not completed the initial business combination within such 15-month period or (b) two instances by an additional three months each instance for a total of up to 18 months or 21 months, respectively, by depositing into the trust account for each three month extension an amount equal to $0.10 per unit) or during any shareholder-approved extension period, (hereafter — the Combination Period) from the closing of a capital raise, 100% of the public shares will be redeemed based on a formula as will be defined in the capital raise agreement.

b.      These interim financial statements have been prepared assuming the Company will continue as a going concern, assuming the realization of assets and the satisfaction of liabilities and commitments will occur in the normal course of business. In accordance with Accounting Standards Update (hereafter — ASU) 2014-15, Presentation of Financial Statements — Going Concern (Subtopic 205-40): Disclosure of Uncertainties About an Entity’s Ability to Continue as a Going Concern, management is required to perform a two-step analysis of its ability to continue as a going concern. Management must first evaluate whether there are conditions and events that raise substantial doubt about the Company’s ability to continue as a going concern (step 1). If management concludes that substantial doubt is raised, management is also required to consider whether its plans alleviate that doubt (step 2).

In order to complete its pursuit of acquiring a target company as well as operate as a publicly traded company during this pursuit, significant expenses will be incurred, which will require the Company to receive additional funding. Moreover, the Company has experienced net losses from operations since its inception and has negative working capital. Furthermore, the Company has relied on its ability to fund its operations primarily through equity financings. As of September 30, 2021, the Company had an accumulated deficit of $146.1 thousand and no cash and cash equivalents balance.

In order to meet its financing requirements, the Company is in the process of raising funds, which is uncertain and its success is not under the Company’s control. These factors raise substantial doubt about the Company’s ability to continue as a going concern within 12 months after the date that these unaudited condensed financial statements are issued. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

SPREE ACQUISITION CORP. 1 LIMITED
NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1 — GENERAL: (cont.)

c.      Emerging Growth Company

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

This may make a comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible, because of the potential differences in accounting standards used.

d.      Coronavirus pandemic

The pandemic has adversely affected the economies and financial markets worldwide, and the business of any potential target business with which the Company consummates a business combination could be adversely affected as well. Furthermore, the Company may be unable to complete a business combination if continued concerns relating to COVID-19 restrict travel, limit the ability to have meetings with potential investors or the target company’s personnel, vendors and services providers are unavailable to negotiate and consummate a transaction in a timely manner. The extent to which COVID-19 impacts the Company’s search for a business combination will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concern continue for a further extensive period of time, the Company’s ability to consummate a business combination, or the operations of a target business with which the Company ultimately consummates a business combination, may be adversely affected.

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES:

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (hereafter — U.S. GAAP) and the regulations of the Securities Exchange Commission (hereafter — SEC). The significant accounting policies used in the preparation of the financial statements are as follows:

a.     Basis of Presentation

The Company’s unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and the rules and regulations of the SEC for interim financial information and the instructions to Form 10-Q.

Certain disclosures included in the financial statements as of, and for the period from August 6, 2021 to, August 31, 2021, have been condensed or omitted from these financial statements as they are not required for interim financial statements under U.S. GAAP and the rules of the SEC. These unaudited condensed financial statements reflect all adjustments that are, in the opinion of management, necessary for a fair statement of the results for the interim periods presented. These adjustments are of a normal, recurring nature. Interim period operating results may not be indicative of the operating results for a full year.

The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s audited financial statements included in the Company’s Registration Statements for the Public Offering.

SPREE ACQUISITION CORP. 1 LIMITED
NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES: (cont.)

b.     Use of estimates in the preparation of financial statements

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates and such differences may have a material impact on the Company’s financial statements.

c.     Income tax

The Company accounts for income taxes in accordance with ASC 740, “Income Taxes (hereafter — ASC 740). ASC 740 prescribes the use of the liability method whereby deferred tax asset and liability account balances are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company provides a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value if it is more likely than not that a portion or all of the deferred tax assets will not be realized, based on the weight of available positive and negative evidence. Deferred tax liabilities and assets are classified as non-current in accordance with ASC 740.

The Company accounts for uncertain tax positions (“UTPs”) in accordance with ASC 740-10. ASC 740-10 contains a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position taken or expected to be taken in a tax return by determining if the weight of available evidence indicates that it is more likely than not that, on an evaluation of the technical merits, the tax position will be sustained on audit, including resolution of any related appeals or litigation processes. The second step is to measure the tax benefit as the largest amount that is more than 50% (cumulative probability) likely to be realized upon ultimate settlement. The Company accrues interest and penalties related to unrecognized tax benefits under taxes on income (tax benefit). As of September 30, no UTPs were identified.

d.      Loss per share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, Earnings Per Share. Basic loss per share is computed by dividing net loss attributable to holders of ordinary shares of the Company, by the weighted average number of ordinary shares outstanding for the reporting period.

In computing the Company’s diluted loss per share, the denominator for diluted earnings per share is a computation of the weighted-average number of ordinary shares and the potential dilutive ordinary shares outstanding during the period.

e.      Fair value measurement

Fair value is based on the price that would be received from the sale of an asset or that would be paid to transfer a liability in an orderly transaction between market participants at the measurement date. In order to increase consistency and comparability in fair value measurements, the guidance establishes a fair value hierarchy that prioritizes observable and unobservable inputs used to measure fair value into three broad levels, which are described as follows:

Level 1:      Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.

Level 2:      Observable prices that are based on inputs not quoted on active markets, but corroborated by market data.

Level 3:      Unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs.

SPREE ACQUISITION CORP. 1 LIMITED
NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES: (cont.)

In determining fair value, the Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible and considers counterparty credit risk in its assessment of fair value.

f.      Recent accounting pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted would have a material effect on the Company’s financial statements.

NOTE 3 — CAPITAL DEFICIENCY:

a.     Ordinary Shares

Class A ordinary shares

The Company is authorized to issue up to 500,000,000 Class A ordinary shares of $0.0001 par value each. As of September 30, 2021 the Company has no Class A ordinary shares issued and outstanding.

Class B ordinary shares

The Company is authorized to issue up to 50,000,000 Class B ordinary shares of $0.0001 par value each. On August 23, 2021 the Company issued 5,750,000 Class B ordinary shares of $0.0001 par value each for a total consideration of $25,000 to Spree Operandi U.S. LP, a Delaware limited partnership a wholly owned subsidiary of Spree Operandi, LP, a Cayman Islands exempted limited partnership, (hereafter — the Sponsor). Out of the 5,031,250 Class B ordinary shares, up to 656,250 are subject to forfeiture if the underwriters do not exercise their over-allotment in full or in part. See also Note 6, as to 718,750 Class B ordinary shares surrendered by the Sponsor.

Class B ordinary shares are convertible into Class A ordinary shares, on a one-to-one basis, at any time and from time to time at the option of the holder, or automatically on the day of the business combination. Class B ordinary shares also possess the sole right to vote for the election or removal of directors, until the consummation of an initial business combination.

b.     Preference shares

The Company is authorized to issue up to 5,000,000 Preference Shares of $0.0001 par value each. As of September 30, 2021 the Company has no Preference shares issued and outstanding.

NOTE 4 — LOSS PER SHARE:

a.      Basic

Basic loss per share is calculated by dividing the loss attributable to the Company’s shareholders by the weighted average number of ordinary shares in issue which includes up to 750,000 shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 3).

Period from August 6 (inception), 2021 to September 30, 2021
U.S. dollars (except share data)
Loss attributable to Class B ordinary shareholders	146,096
Weighted average of Class B ordinary shares outstanding	3,939,815
Basic and diluted loss per Class B ordinary share	0.037

SPREE ACQUISITION CORP. 1 LIMITED
NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 4 — LOSS PER SHARE: (cont.)

For the calculation of loss per share, the Company used the weighted average number of each of the Company’s ordinary shares issued and outstanding, divided by the loss attributable to the shareholders of each class. The number of shares used in the calculation is the weighted average number of each class’ shares issued and outstanding for the period ended September 30, 2021.

b.      Diluted

As of September 30, 2021, the Company did not have any dilutive securities or any other contracts which could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company.

NOTE 5 — RELATED PARTY TRANSACTIONS:

a.      On August 22, 2021, the Company signed a promissory note, under which it could borrow up to a $300 thousand principal amount from the Sponsor. Amounts drawn by the Company under the note were to be used to cover finance costs and expenses related to its formation and capital raise. The promissory note bears no interest and is payable on the earlier of (i) December 31, 2021, or (ii) the date of a capital raise (i.e., the closing of the initial public offering). As of September 30, 2021 the outstanding balance under the promissory note is $199,598.

b.      On August 22, 2021, the Company signed an agreement with the Sponsor, under which the Company shall pay the Sponsor a fixed $10 thousand per month for office space, utilities and other administrative expenses. The monthly payments under this administrative services agreement will commence on the effective date of the registration statement for the IPO and will continue until the earlier of (i) the consummation of the Company’s initial business combination, or (ii) the Company’s liquidation.

c.      On August 23, 2021, the Company’s sponsor purchased 5,031,250 founders shares from the Company for an aggregate purchase price of $25,000. Up to 656,250 shares are subject to forfeiture depending on the extent to which the underwriter’s over-allotment option is not exercised.

NOTE 6 — SUBSEQUENT EVENTS:

On November 23, 2021, the Sponsor surrender to the Company for cancellation and for nil consideration 718,750 Class B ordinary shares of a par value $0.001 each.

Management has performed an evaluation of subsequent events through November 24, 2021, the date these unaudited condensed financial statements were available to be issued, noting no other items which require adjustment or disclosure.

Report of Independent Registered Public Accounting Firm

To the board of directors and shareholders of SPREE ACQUISITION CORP. 1 LIMITED

Opinion on the Financial Statements

We have audited the accompanying balance sheet of SPREE ACQUISITION CORP. 1 LIMITED (the “Company”) as of August 31, 2021, and the related statements of operations, changes in shareholder’s equity (capital deficiency) and cash flows for the period from August 6, 2021 (inception) to August 31, 2021, including the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of August 31, 2021, and the result of its operations and its cash flows for the period from August 6, 2021 (inception) to August 31, 2021 in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1(b) to the financial statements, the Company has suffered losses from operations, has a net capital deficiency and negative working capital that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1(b). The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit of these financial statements in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Kesselman & Kesselman
Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited

Tel-Aviv, Israel
September 3, 2021

We have served as the Company’s auditor since 2021.

SPREE ACQUISITION CORP. 1 LIMITED
BALANCE SHEET

	Note	August 31 2021
		U.S. Dollars
Assets
TOTAL ASSETS		—

Liabilities net of capital deficiency
CURRENT LIABILITIES:
Accrued expenses		30,000
Promissory note to a related party	5	45,000
TOTAL LIABILITIES		75,000

COMMITMENTS AND CONTINGENCIES		—

CAPITAL DEFICIENCY:	3
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized, no shares issued and outstanding as of August 31, 2021		—
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized, 5,750,000(1) issued and outstanding as of August 31, 2021		575
Preference Shares, $0.0001 par value; 5,000,000 shares authorized, no shares issued and outstanding as of August 31, 2021		—
Additional paid-in capital		24,425
Accumulated deficit		(100,000)
TOTAL CAPITAL DEFICIENCY		(75,000)
TOTAL LIABILITIES NET OF CAPITAL DEFICIENCY		—

____________

(1)      Includes up to 750,000 shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 3).

The accompanying notes are an integral part of these financial statements.

SPREE ACQUISITION CORP. 1 LIMITED
STATEMENT OF OPERATIONS

Period from August 6, 2021 (inception) to August 31, 2021
U.S. Dollars Except share data
FORMATION AND OPERATING EXPENSES	100,000
NET LOSS FOR THE PERIOD	100,000

WEIGHTED AVERAGE OF CLASS B ORDINARY SHARES OUTSTANDING	1,840,000
BASIC AND DILUTED LOSS PER CLASS B ORDINARY SHARE, see Note 4	0.054

The accompanying notes are an integral part of these financial statements.

SPREE ACQUISITION CORP. 1 LIMITED
STATEMENT OF CHANGES IN SHAREHOLDER’S EQUITY (CAPITAL DEFICIENCY)

	Ordinary shares		Additional paid-in capital	Accumulated Deficit	Total
	Number of shares	Par value
	U.S. dollars (except share data)
CHANGES DURING THE PERIOD FROM AUGUST 6, 2021 (INCEPTION) TO AUGUST 31, 2021:
Issuance of Class B Ordinary Shares to the Sponsor (note 3)	5,750,000	575	24,425	—	25,000
Net loss for the period	—	—	—	(100,000)	(100,000)
BALANCE AT AUGUST 31, 2021	5,750,000	575	24,425	(100,000)	(75,000)

The accompanying notes are an integral part of these financial statements.

SPREE ACQUISITION CORP. 1 LIMITED
STATEMENT OF CASH FLOWS

Period from August 6, 2021 (inception) to August 31, 2021
U.S. Dollars
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss for the period	(100,000)
Changes in operating assets and liabilities:
Increase in accrued expenses	30,000
Net cash used in operating activities	(70,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of Class B Ordinary Shares	25,000
Borrowing from related party	45,000
Net cash provided by financing activities	70,000

NET CHANGE IN CASH AND CASH EQUIVALENTS	—
CASH AND CASH EQUIVALENTS AT BEGINNING OF THE PERIOD	—
CASH AND CASH EQUIVALENTS AT END OF THE PERIOD	—

The accompanying notes are an integral part of these financial statements.

SPREE ACQUISITION CORP. 1 LIMITED
NOTES TO FINANCIAL STATEMENTS

NOTE 1 — GENERAL:

a.      SPREE ACQUISITION CORP. 1 LIMITED (hereafter — the Company) is a blank check company, incorporated on August 6, 2021 as a Cayman Islands exempted company, formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination (hereafter — the Business Combination).

Although the Company is not limited to a particular industry or geographic region for the purpose of consummating a Business Combination, the Company intends to focus its search on mobility-related technology businesses that are domiciled in Israel, that carry out all or a substantial portion of their activities in Israel, or that have some other significant Israeli connection.

The Company is an early stage and an emerging growth company, and as such, the Company is subject to all of its risks associated with early stage and emerging growth companies.

All activity for the period from August 6, 2021 (inception) through August 31, 2021 relates to the Company’s formation and locating and obtaining financing. The Company will not generate any operating revenues until after completion of a Business Combination, at the earliest. The Company’s ability to commence operations is contingent upon its locating and obtaining financing from adequate financial resources. The Company’s management has broad discretion with respect to the specific application of the net proceeds that it will receive from a capital raise although substantially all of the proceeds will be used towards entering into a Business Combination.

The Company plans to undertake a capital raise in order to perform a business combination. If the Company is unable to consummate an initial business combination within 24 months (hereafter — the Combination Period) from the closing of a capital raise, 100% of the public shares will be redeemed based on a formula as will be defined in the capital raise agreement.

b.      These financial statements have been prepared assuming the Company will continue as a going concern, assuming the realization of assets and the satisfaction of liabilities and commitments will occur in the normal course of business. In accordance with Accounting Standards Update (hereafter — ASU) 2014-15, Presentation of Financial Statements — Going Concern (Subtopic 205-40): Disclosure of Uncertainties About an Entity’s Ability to Continue as a Going Concern, management is required to perform a two-step analysis of its ability to continue as a going concern. Management must first evaluate whether there are conditions and events that raise substantial doubt about the Company’s ability to continue as a going concern (step 1). If management concludes that substantial doubt is raised, management is also required to consider whether its plans alleviate that doubt (step 2).

In order to complete its pursuit of acquiring a target company as well as operate as a publicly traded company during this pursuit, significant expenses will be incurred, which will require the Company to receive additional funding. Moreover, the Company has experienced net losses from operations since its inception and has negative working capital. Furthermore, the Company has relied on its ability to fund its operations primarily through equity financings. As of August 31, 2021, the Company had an accumulated deficit of $100 thousand and no cash and cash equivalents balance.

In order to meet its financing requirements, the Company is in the process of raising funds, which is uncertain and its success is not under the Company’s control. These factors raise substantial doubt about the Company’s ability to continue as a going concern within 12 months after the date that the financial statements are issued. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

c.      Emerging Growth Company

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS

SPREE ACQUISITION CORP. 1 LIMITED
NOTES TO FINANCIAL STATEMENTS

NOTE 1 — GENERAL: (cont.)

Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

This may make a comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible, because of the potential differences in accounting standards used.

d.      Coronavirus pandemic

The pandemic has adversely affected the economies and financial markets worldwide, and the business of any potential target business with which the Company consummates a business combination could be adversely affected as well. Furthermore, the Company may be unable to complete a business combination if continued concerns relating to COVID-19 restrict travel, limit the ability to have meetings with potential investors or the target company’s personnel, vendors and services providers are unavailable to negotiate and consummate a transaction in a timely manner. The extent to which COVID-19 impacts the Company’s search for a business combination will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concern continue for a further extensive period of time, the Company’s ability to consummate a business combination, or the operations of a target business with which the Company ultimately consummates a business combination, may be adversely affected.

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES:

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (hereafter — U.S. GAAP) and the regulations of the Securities Exchange Commission (hereafter — SEC). The significant accounting policies used in the preparation of the financial statements are as follows:

a.      Fiscal year end

The Company’s fiscal year end is set as December 31.

b.      Use of estimates in the preparation of financial statements

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates and such differences may have a material impact on the Company’s financial statements.

c.      Functional currency

The U.S. dollar is the currency of the primary economic environment. The Company’s financing and operational costs are denominated in U.S. dollars. Accordingly, the functional currency of the Company is the U.S. dollar.

Foreign currency assets and liabilities are translated into the primary currency using the exchange rates in effect on the balance sheet date. Currency transaction gains and losses are presented in financial expenses, as appropriate.

SPREE ACQUISITION CORP. 1 LIMITED
NOTES TO FINANCIAL STATEMENTS

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES: (cont.)

d.      Cash and cash equivalents

The Company considers as cash equivalents all short-term, highly liquid investments, which include short-term bank deposits with original maturities of three months or less from the date of purchase that are not restricted as to withdrawal or use and are readily convertible to known amounts of cash. As of August 31, 2021, the Company has no cash and cash equivalents balance.

e.      Accrued expenses

The Company accounts for all expenses which have yet to be paid as Accrued Expenses. The Company has accrued expenses related to formation and other corporate costs as of August 31, 2021.

f.      Income tax

The Company accounts for income taxes in accordance with ASC 740, “Income Taxes (hereafter — ASC 740). ASC 740 prescribes the use of the liability method whereby deferred tax asset and liability account balances are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company provides a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value if it is more likely than not that a portion or all of the deferred tax assets will not be realized, based on the weight of available positive and negative evidence. Deferred tax liabilities and assets are classified as non-current in accordance with ASC 740.

The Company accounts for uncertain tax positions (“UTPs”) in accordance with ASC 740-10. ASC 740-10 contains a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position taken or expected to be taken in a tax return by determining if the weight of available evidence indicates that it is more likely than not that, on an evaluation of the technical merits, the tax position will be sustained on audit, including resolution of any related appeals or litigation processes. The second step is to measure the tax benefit as the largest amount that is more than 50% (cumulative probability) likely to be realized upon ultimate settlement. The Company accrues interest and penalties related to unrecognized tax benefits under taxes on income (tax benefit). As of August 31, no UTPs were identified.

g.      Loss per share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, Earnings Per Share. Basic loss per share is computed by dividing net loss attributable to holders of ordinary shares of the Company, by the weighted average number of ordinary shares outstanding for the reporting period.

In computing the Company’s diluted loss per share, the denominator for diluted earnings per share is a computation of the weighted-average number of ordinary shares and the potential dilutive ordinary shares outstanding during the period.

h.      Fair value measurement

Fair value is based on the price that would be received from the sale of an asset or that would be paid to transfer a liability in an orderly transaction between market participants at the measurement date. In order to increase consistency and comparability in fair value measurements, the guidance establishes a fair value hierarchy that prioritizes observable and unobservable inputs used to measure fair value into three broad levels, which are described as follows:

Level 1:      Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.

SPREE ACQUISITION CORP. 1 LIMITED
NOTES TO FINANCIAL STATEMENTS

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES: (cont.)

Level 2:      Observable prices that are based on inputs not quoted on active markets, but corroborated by market data.

Level 3:      Unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs.

In determining fair value, the Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible and considers counterparty credit risk in its assessment of fair value.

i.      Recent accounting pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted would have a material effect on the Company’s financial statements.

NOTE 3 — CAPITAL DEFICIENCY:

a.      Ordinary Shares

Class A ordinary shares

The Company is authorized to issue up to 500,000,000 Class A ordinary shares of $0.0001 par value each. As of August 31, 2021 the Company has no Class A ordinary shares issued and outstanding.

Class B ordinary shares

The Company is authorized to issue up to 50,000,000 Class B ordinary shares of $0.0001 par value each. On August 23, 2021 the Company issued 5,750,000 Class B ordinary shares of $0.0001 par value each for a total consideration of $25,000 to Spree Operandi U.S. LP, a Delaware limited partnership a wholly owned subsidiary of Spree Operandi, LP, a Cayman Islands exempted limited partnership, (hereafter — the Sponsor). Out of the 5,750,000 Class B ordinary shares, up to 750,000 are subject to forfeiture if the underwriters do not exercise their over-allotment in full or in part.

Class B ordinary shares are convertible into Class A ordinary shares, on a one-to-one basis, at any time and from time to time at the option of the holder, or automatically on the day of completion of the business combination. Class B ordinary shares also possess the sole right to vote for the election or removal of directors, until the consummation of an initial business combination.

b.      Preference shares

The Company is authorized to issue up to 5,000,000 Preference Shares of $0.0001 par value each. As of August 31, 2021 the Company has no Preference shares issued and outstanding.

NOTE 4 — LOSS PER SHARE:

a.      Basic

Basic loss per share is calculated by dividing the loss attributable to the Company’s shareholders by the weighted average number of ordinary shares in issue which Includes up to 750,000 shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 3).

SPREE ACQUISITION CORP. 1 LIMITED
NOTES TO FINANCIAL STATEMENTS

NOTE 4 — LOSS PER SHARE: (cont.)

Period from August 6 (inception), 2021 to August 31, 2021
U.S. dollars (except share data)
Loss attributable to Class B ordinary shareholders	100,000
Weighted average of Class B ordinary shares outstanding	1,840,000
Basic and diluted loss per Class B ordinary share	0.054

For the calculation of loss per share, the Company used the weighted average number of each of the Company’s ordinary shares issued and outstanding, divided by the loss attributable to the shareholders of each class. The number of shares used in the calculation is the weighted average number of each class’ shares issued and outstanding for the period ended August 31, 2021.

b.      Diluted

As of August 31, 2021, the Company did not have any dilutive securities or any other contracts which could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company.

NOTE 5 — RELATED PARTY TRANSACTIONS:

a.      On August 22, 2021, the Company signed a promissory note, under which it could borrow up to a $300 thousand principal amount from the Sponsor. Amounts drawn by the Company under the note were to be used to cover finance costs and expenses related to its formation and capital raise. The promissory note bears no interest and is payable on the earlier of (i) December 31, 2021, or (ii) the date of a capital raise (i.e., the closing of the initial public offering). As of August 31, 2021 the outstanding balance under the promissory note is $45,000.

b.      On August 22, 2021, the Company signed an agreement with the Sponsor, under which the Company shall pay the Sponsor a fixed $10 thousand per month for office space, utilities and other administrative expenses. The monthly payments under this administrative services agreement will commence on the effective date of the registration statement for the IPO and will continue until the earlier of (i) the consummation of the Company’s initial business combination, or (ii) the Company’s liquidation.

c.      On August 23 2021, the Company’s sponsor purchased 5,750,000 founders shares from the Company for an aggregate purchase price of $25,000. Up to 750,000 shares are subject to forfeiture depending on the extent to which the underwriter’s over-allotment option is not exercised.

NOTE 6 — SUBSEQUENT EVENTS:

Management has performed an evaluation of subsequent events through September 3, 2021, noting no other items which require adjustment or disclosure.

17,500,000 Units

Spree Acquisition Corp. 1 Limited

________________________

Preliminary Prospectus

________________________

Sole Book-Running Manager

Stifel

          , 2021

Until           , 2021 (25 days after the date of this prospectus), all dealers that buy, sell or trade our units, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II
Information not required in prospectus

Item 13. Other expenses of issuance and distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Legal fees and expenses	225,000
Accounting fees and expenses	80,000
SEC expenses	29,383
FINRA expenses	54,838
Director and officer liability insurance premiums	750,000
NYSE listing and filing fees	75,000
Printing and engraving expenses	25,000
Miscellaneous expenses	110,779
Total offering expenses	$1,350,000

Item 14. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association will provide for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect. We may purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors. We also intend to enter into indemnity agreements with them.

Our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account, and have agreed to waive any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to us and will not seek recourse against the trust account for any reason whatsoever. Accordingly, any indemnification provided will only be able to be satisfied by us if we (i) have sufficient funds outside of the trust account or (ii) consummate an initial business combination. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.

We believe that these provisions and the insurance are necessary to attract and retain talented and experienced officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We will enter into indemnity agreements with each of our officers and directors, a form of which is to be filed as an exhibit to this Registration Statement. These agreements will require us to indemnify these individuals and entity to the fullest extent permitted under applicable Cayman Islands law and to hold harmless, exonerate and advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 15. Recent Sales of Unregistered Securities.

In August 2021, our sponsor’s wholly-owned subsidiary (Spree Operandi U.S. LP) purchased 5,750,000 founders shares, for an aggregate offering price of $25,000, at an average purchase price of approximately $0.0043 per share. Such securities were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. The purchasing entity is an accredited investor for purposes of Rule 501 of Regulation D. Of those shares, 718,750 were subsequently surrendered by the purchaser for no consideration.

Our sponsor (Spree Operandi, LP) has committed that its wholly-owned subsidiary (Spree Operandi U.S. LP) will purchase an aggregate of 860,000 private units, consisting of 860,000 Class A ordinary shares and 430,000 private warrants to purchase Class A ordinary shares, at a price of $10.00 per unit, or $8,600,000 in the aggregate, in a private placement that will close simultaneously with the closing of this offering. Each private warrant is exercisable for one whole ordinary share at $11.50 per share, subject to adjustment as provided herein. This purchase will take place on a private placement basis simultaneously with the completion of our initial public offering. This issuance will be made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

No underwriting discounts or commissions were paid with respect to the above-described sales.

Item 16. Exhibits and Financial Statement Schedules.

Exhibit No.	Description
1.1	Form of Underwriting Agreement.
3.1	Memorandum and Articles of Association.
3.2	Form of Amended and Restated Memorandum and Articles of Association.
4.1	Specimen Unit Certificate.
4.2	Specimen Class A Ordinary Share Certificate.
4.3	Specimen Warrant Certificate.
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.
5.1	Opinion of Maples and Calder (Cayman) LLP, Cayman Islands legal counsel to the Registrant.
5.2	Opinion of McDermott Will & Emery LLP, counsel to the Registrant.
10.1	Promissory Note, executed on August 22, 2021, issued by the Registrant to Spree Operandi, LP.
10.2	Form of Letter Agreement among the Registrant, its officers and directors and Spree Operandi, LP.
10.3	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.
10.4	Form of Registration Rights Agreement between the Registrant and certain security holders.
10.5	Share Purchase Agreement, dated August 23, 2021, between the Registrant and Spree Operandi U.S., LP.
10.6	Form of Private Units Purchase Agreement between the Registrant and Spree Operandi U.S., LP.
10.7	Form of Indemnity Agreement.
10.8	Administrative Services Agreement.
14	Code of Ethics and Business Conduct.
23.1	Consent of independent registered public accounting firm.
23.2	Consent of Maples and Calder (Cayman) LLP (included in Exhibit 5.1).
23.3	Consent of McDermott Will & Emery LLP (included in Exhibit 5.2).
24	Power of Attorney (included on signature page of this Registration Statement).

____________

*        To be filed by amendment.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(a)     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)     If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii)    If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tel Aviv, State of Israel, on the 24th day of November, 2021.

Spree Acquisition Corp. 1 Limited
By:	/s. Eran Plaut
Name:	Eran (Rani) Plaut
Title:	Chairman of the Board, Director and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Eran (Rani) Plaut and Shay Kronfeld, each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign this registration statement on Form S-1 (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this amended Registration Statement has been signed below by the following persons in the capacities on November 24, 2021.

Name	Position
/s/ Eran Plaut	Chairman of the Board, Director and Chief Executive Officer
Eran (Rani) Plaut	(Principal Executive Officer)
/s/ Shay Kronfeld	Chief Financial Officer
Shay Kronfeld	(Principal Financial and Accounting Officer)
/s/ Joachim Drees	Director
Joachim Drees
/s/ Steven Greenfield	Director
Steven Greenfield
/s/ David Riemenschneider	Director
David Riemenschneider
/s/ Philipp von Hagen	Director
Philipp von Hagen

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of Spree Acquisition Corp. 1 Limited, in Newark, Delaware, on November 24, 2021.

By:
Puglisi & Associates
/s/ Donald Puglisi
Name:	Donald Puglisi
Title:	Managing Director